UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant:  ☒                            Filed by a Party other than the Registrant:  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

Cell Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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May 13, 2013

Dear Shareholder:

You are cordially invited to attend the Cell Therapeutics, Inc. Annual Meeting of Shareholders (the “Annual Meeting”), which will be held at 10:00 a.m. Pacific Daylight Time (PDT), on Wednesday, June 26, 2013, at 3101 Western Avenue, Suite 600, Seattle, Washington 98121, U.S.A.

Information concerning the business to be conducted at the Annual Meeting is included in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting. The Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2012 (the “2012 Annual Report”) are available electronically at our website at http://www.celltherapeutics.com. We are pleased to begin utilizing the Securities and Exchange Commission (the “SEC”) rules that allow issuers to furnish proxy materials to their shareholders on the Internet.

As a result, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials (“Notice”) instead of a paper copy of this Proxy Statement and the 2012 Annual Report. The Notice contains instructions on how to access those documents and vote online. The Notice also contains instructions on how each of those shareholders can receive a paper copy of the proxy materials, including this Proxy Statement, the 2012 Annual Report and a form of proxy card or voting instruction card. All shareholders who do not receive a Notice, such as shareholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

If you are an Italian shareholder who does not hold shares in record name (i.e., you hold shares through an Italian bank), you may obtain a copy of the Proxy Statement and a proxy card from any of the following places:

•	the office of the Italian branch of our subsidiary CTI Life Sciences Limited (Attention: Investor Relations, CTI Life Sciences Limited at +39 02 89659700), at Via Amedei 8, 20123 Milan, Italy;

•	the office of any of the depository banks (or Monte Titoli intermediaries) having our shares in their accounts;

•	the SEC’s website at http://www.sec.gov; or

•	our website at http://www.celltherapeutics.com.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented.

If you received a paper copy of the proxy materials by mail, you may vote your shares by proxy by doing any one of the following: vote at the Internet site address listed on your proxy or voting instruction card; call the toll-free number listed on your proxy or voting instruction card; or sign, date and return in the pre-addressed envelope provided the enclosed proxy or voting instruction card. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may vote your shares at the Internet site address listed on your Notice. You may also request a paper copy of the proxy materials by visiting the Internet site address listed on your Notice, calling the toll-free number listed on your Notice or sending an e-mail to the e-mail address listed on your Notice.

We urge our Italian shareholders to request and return an Italian proxy card, together with a completed certification of participation in the Italian Central Depository System. If your shares are held in a U.S. bank or brokerage account or if you are registered directly with us as the record holder of your shares, you may be eligible to vote your proxy electronically or by telephone. Please refer to the enclosed voting form for instructions.

I look forward to greeting you personally and, on behalf of the Board of Directors and management, I would like to express our appreciation for your support of Cell Therapeutics, Inc. and its mission of making cancer more treatable.

Sincerely,

James A. Bianco, M.D. President and Chief Executive Officer Shareholder

Cell Therapeutics, Inc., 3101 Western Avenue, Suite 600, Seattle, Washington 98121, U.S.A.

CELL THERAPEUTICS, INC.

Notice of Annual Meeting of Shareholders

Wednesday, June 26, 2013

To the Shareholders of Cell Therapeutics, Inc.:

The Annual Meeting of Shareholders (the “Annual Meeting”) of Cell Therapeutics, Inc. (the “Company”) will be held at 10:00 a.m. Pacific Daylight Time (PDT), on Wednesday, June 26, 2013 at 3101 Western Avenue, Suite 600, Seattle, Washington 98121, U.S.A., for the following purposes:

(1)	to elect three Class I directors to the Board of Directors (“Proposal 1”);

(2)	to approve an amendment to our amended and restated articles of incorporation to increase the total number of authorized shares from 150,333,333 to 215,333,333 and the total number of authorized shares of common stock from 150,000,000 to 215,000,000 (“Proposal 2”);

(3)	to approve an amendment to our 2007 Equity Incentive Plan, as amended and restated (the “2007 Equity Plan”), to increase the number of shares available for issuance under the 2007 Equity Plan by 12,000,000 shares (“Proposal 3”);

(4)	to ratify the selection of Marcum LLP as our independent auditors for the year ending December 31, 2013 (“Proposal 4”);

(5)	to approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to adopt any of Proposals 1 through 4 (“Proposal 5”); and

(6)	to transact such other business as may properly come before the Annual Meeting and all adjournments and postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

The Board of Directors has approved the proposals described in the Proxy Statement and recommends that you vote “FOR” the nominees for directors listed in Proposal 1 and “FOR” Proposals 2, 3, 4 and 5.

All shareholders are cordially invited to attend the Annual Meeting. Only shareholders of record at the close of business on May 6, 2013, the record date fixed by the Board of Directors, are entitled to vote at the Annual Meeting and all adjournments and postponements thereof. A complete list of shareholders entitled to notice of, and to vote at, the Annual Meeting will be open to examination by the shareholders beginning ten (10) days prior to the Annual Meeting for any purpose germane to the Annual Meeting during normal business hours at the office of our secretary at 3101 Western Avenue, Suite 600, Seattle, Washington 98121, U.S.A.

If you are an Italian shareholder who does not hold shares in record name (i.e., you hold shares through an Italian bank), you may obtain a copy of the Proxy Statement and a proxy card from any of the following places:

•	the office of the Italian branch of our subsidiary CTI Life Sciences Limited (Attention: Investor Relations, CTI Life Sciences Limited at +39 02 89659700), at Via Amedei 8, 20123 Milan, Italy;

•	the office of any of the depository banks (or Monte Titoli intermediaries) having our shares in their accounts;

•	the Securities and Exchange Commission website at http://www.sec.gov; or

•	our website at http://www.celltherapeutics.com.

The Proxy Statement will be available for our Italian shareholders at least twenty (20) days before the Annual Meeting date of June 26, 2013.

Whether or not you intend to be present at the Annual Meeting, your vote is important. If you received a paper copy of the proxy materials by mail, you may vote your shares by proxy by doing any one of the following: vote at the Internet site address listed on your proxy or voting instruction card; call the toll-free number listed on your proxy or voting instruction card; or sign, date and return in the pre-addressed envelope provided the enclosed proxy or voting instruction card. If you received only a Notice of Internet Availability of Proxy Materials (“Notice”) by mail, you may vote your shares at the Internet site address listed on your Notice. You may also request a paper copy of the proxy materials by visiting the Internet site address listed on your Notice, calling the toll-free number listed on your Notice or sending an e-mail to the e-mail address listed on your Notice.

If you are one of our Italian shareholders, please remember to request a certification of participation in the Italian Central Depository System from your broker and include it in the same envelope as your Italian proxy card in order for your vote to be counted. If your shares are held in a bank or brokerage account in the United States, or if you are registered directly with us as the record holder of your shares, you may be eligible to vote your proxy electronically or by telephone. Please refer to the enclosed voting form for instructions.

By Order of the Board of Directors

Louis A. Bianco
Executive Vice President, Finance & Administration

Seattle, Washington

May 13, 2013

YOUR VOTE IS IMPORTANT. IF YOU ARE ONE OF OUR SHAREHOLDERS IN ITALY, PLEASE REMEMBER TO PRINT AN ITALIAN PROXY CARD FROM OUR WEBSITE, OR ANY OF THE LOCATIONS LISTED IN THE PROXY STATEMENT, SIGN AND DATE THE ITALIAN PROXY CARD, REQUEST A CERTIFICATION OF PARTICIPATION IN THE ITALIAN CENTRAL DEPOSITORY SYSTEM FROM YOUR BROKER AND INCLUDE THE ITALIAN PROXY CARD AND CERTIFICATION OF PARTICIPATION IN THE SAME ENVELOPE OR TELECOPY THEM TOGETHER TO THE FACSIMILE NUMBER PROVIDED ON THE ITALIAN PROXY CARD (SEE PAGE 1 FOR MORE INFORMATION ON ITALIAN VOTING PROCEDURES).

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting, Which Will Be Held on Wednesday, June 26, 2013:

Notice of Annual Meeting of Shareholders and Proxy Statement are available on our website at

http://www.celltherapeutics.com.

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CELL THERAPEUTICS, INC.

3101 Western Avenue, Suite 600

Seattle, Washington 98121, U.S.A.

PROXY STATEMENT

Information Regarding Proxies

General

This Proxy Statement and the accompanying form of proxy card are furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Cell Therapeutics, Inc. (the “Company”) for use at our Annual Meeting of Shareholders (the “Annual Meeting” or “shareholder meeting”), which will be held at 10:00 a.m. Pacific Daylight Time (PDT), on Wednesday, June 26, 2013 at 3101 Western Avenue, Suite 600, Seattle, Washington 98121, U.S.A., and at any adjournment or postponement thereof.

At the Annual Meeting, shareholders will be asked:

(1)	to elect three Class I directors to the Board (“Proposal 1”);

(2)	to approve an amendment to our amended and restated articles of incorporation to increase the total number of authorized shares from 150,333,333 to 215,333,333 and the total number of authorized shares of common stock from 150,000,000 to 215,000,000 (“Proposal 2”);

(3)	to approve an amendment to our 2007 Equity Incentive Plan, as amended and restated (the “2007 Equity Plan”) to increase the number of shares available for issuance under the 2007 Equity Plan by 12,000,000 shares (“Proposal 3”);

(4)	to ratify the selection of Marcum LLP as our independent auditors for the year ending December 31, 2013 (“Proposal 4”);

(5)	to approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to adopt any of Proposals 1 through 4 (“Proposal 5”); and

(6)	to transact such other business as may properly come before the Annual Meeting and all adjournments and postponements thereof.

Shareholder approval of Proposals 1, 2 and 3 are required by statutes or regulations applicable to us based on our listing on The NASDAQ Stock Market LLC (“NASDAQ”) and our incorporation in the State of Washington.

On or about May 13, 2013, proxy materials for the Annual Meeting, including this Proxy Statement, are being made available to shareholders entitled to vote at the Annual Meeting. We are pleased to begin utilizing the Securities and Exchange Commission (the “SEC”) rules that allow issuers to furnish proxy materials to their shareholders on the Internet. As a result, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials (“Notice”) instead of a paper copy of this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2012 (the “2012 Annual Report”). The Notice contains instructions on how to access those documents and vote online. The Notice also contains instructions on how each of those shareholders can receive a paper copy of the proxy materials, including this Proxy Statement, the 2012 Annual Report and a form of proxy card or voting instruction card. All shareholders who do not receive a Notice, such as shareholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

Important Information for our Shareholders in Italy about Voting Procedures

If you hold shares of our common stock as a result of a merger with Novuspharma S.p.A. or if you acquired shares of our common stock through an account with an Italian bank on the Mercato Telematico Azionario stock market in Italy (the “MTA”), you most likely hold these shares indirectly through the facilities of the Monte Titoli, S.p.A., the Italian central clearing agency (“Monte Titoli”), and through the banks and brokers participating in the Monte Titoli system (unless you or your broker has taken action to remove your shares from the Monte Titoli system and requested to have shares registered in your name). Persons holding shares of our common stock through Monte Titoli are referred to as our shareholders in Italy or our Italian shareholders in this Proxy Statement. Monte Titoli, in turn, holds these shares of our common stock through the U.S. clearing agency, the Depository Trust Company (“DTC”). Pursuant to U.S. law, DTC will transfer its voting power over the shares in Monte Titoli’s account to Monte Titoli. Monte Titoli has agreed with us that it will re-transfer its voting power over such shares to the persons holding certifications of participation (each, a “Certification”) in the Italian Central Depository System issued pursuant to Italian law (Section 21 (and the following sections) of the Regulation enacted by the Bank of Italy and the Commissione Nazionale per le Società e la Borsa (“CONSOB”) on February 22, 2008).

In order to increase the number of shares owned by our Italian shareholders that vote at the Annual Meeting so that we can achieve a quorum and take action at the Annual Meeting and facilitate voting regarding the matters submitted for approval at the Annual Meeting, all of which has been difficult in the past, we have requested that certain Italian banks, in the absence of the shareholder’s instructions to the contrary, make book-entry transfers of our common stock, in part or all of the shares, held in the name of and in the customer’s account by such banks to an account opened in the name of the same banks at a U.S. broker-dealer on the record date. Under the securities laws of the United States and the rules of the New York Stock Exchange (the “NYSE”), this will permit such U.S. broker-dealers who hold shares transferred to them from Italian banks to vote these shares for certain routine matters to be presented at the Annual Meeting to the extent that the Italian shareholders have not instructed their broker to vote the shares pursuant to the procedures provided for in this Proxy Statement and on the proxy card prepared for our shareholders in Italy, which may be obtained from our website at http://www.celltherapeutics.com. Our Italian shareholders will, however, maintain their right to instruct the U.S. broker-dealer so that the broker-dealer refrains from taking any action in relation to such shareholder’s shares, including voting the shares. Accordingly, if you do not vote your shares by valid proxy or you do not provide any specific instruction in relation thereto on or before the date of the Annual Meeting and your shares are held through an Italian bank participating in this transfer procedure, your shares will be voted by the U.S. broker-dealer pursuant to the discretionary authority granted them under Rule 452 of the NYSE. However, you may still vote your shares yourself as provided below.

Copies of this Proxy Statement may be obtained by our Italian shareholders from any of the following places:

•	the office of the Italian branch of our subsidiary CTI Life Sciences Limited (Attention: Investor Relations, CTI Life Sciences Limited at +39 02 89659700), at Via Amedei 8, 20123 Milan, Italy;

•	the office of any of the depository banks (or intermediaries of Monte Titoli) having our shares in their accounts;

•	the SEC’s website at http://www.sec.gov; or

•	our website at http://www.celltherapeutics.com.

This Proxy Statement will be available for our Italian shareholders at least twenty (20) days before the Annual Meeting date of June 26, 2013. All of our shareholders, including our Italian shareholders, are cordially invited to attend the Annual Meeting. If you hold shares of our common stock in Italy through Monte Titoli, your broker is required by Italian law to provide you with a Certification in the Italian Central Depository System.

Italian shareholders who have requested and received a Certification may vote in the following manner:

•	In person. You may attend the Annual Meeting and vote in person. To do so, please present your Certification at the door, together with proof of your identity.

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By mail or facsimile. You may print an Italian proxy card from our website at http://www.celltherapeutics.com and use that proxy card to vote by mail or facsimile. Please mark your votes on the Italian proxy card and return it and your Certification by mail to the address shown on the card or by facsimile to the facsimile number shown on the card by the deadline shown on the card. Your name as you write it on your Italian proxy card must exactly match your name as printed on your Certification. Italian privacy law prevents us from learning in advance the names of the persons holding Certifications. Thus, you must include your Certification (or a complete copy) in the same envelope as your Italian proxy card in order for your vote to be counted (that is, in order to prove to our inspector of election that you have the right to vote).

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By proxy. You may name another person as a substitute proxy by any means permitted by Washington law and our second amended and restated bylaws (our “bylaws”). That substitute proxy may then attend the Annual Meeting, provided that he or she provides your Certification or a complete copy thereof, together with your written authorization naming such person as your proxy, to our inspector of election at the Annual Meeting in order to verify the authenticity of your proxy designation.

We strongly encourage our Italian shareholders to obtain a Certification and an Italian proxy card and submit them by mail to the address shown on the Italian proxy card or, if possible, send by facsimile to the facsimile number shown on the Italian proxy card. A significant percentage of our shares are held by persons in Italy. If our Italian shareholders do not take the time to vote, then we will not be able to obtain a quorum, in which case we would be unable to conduct any business at the Annual Meeting, and will not be able to obtain approval of the Proposals. Your vote is important. Please obtain a Certification and an Italian proxy card and vote today.

For future meetings, an Italian shareholder may also vote via internet or by phone if the shares owned by such Italian shareholder are held directly by a U.S. brokerage account in that shareholder’s name. If you are an Italian shareholder and wish to use this method of voting for future meetings, then prior to the record date for such future meeting you will need to instruct your bank to transfer your shares to a U.S. brokerage account (to be held in your name and for your account). Once your shares are held by a U.S. broker-dealer in your name, you will receive the shareholder meeting documentation for any future meetings (including the proxy statement) at your address, together with a security code and instructions on how to vote your shares through the relevant website or by calling the telephone number provided in connection with that meeting. You will not need to transfer your shares before every meeting; once the transfer has been made and your shares are held in a U.S. brokerage account, you will be able to vote your shares via internet or phone for all future meetings so long as your shares continue to be held in a U.S. brokerage account. If you wish to make such a transfer to allow voting via internet or phone for future meetings, please contact your bank to understand the procedure and the costs associated with that transfer. Please note that you will be required by your bank to bear the costs relating to such a transfer, including those debited or claimed by the U.S. broker-dealer for the management of the account in the U.S.

Our Italian shareholders who are registered directly with us as a record holder (i.e., you hold your shares in registered form) may also vote via internet or by phone. If you do not hold your shares in registered form, you may request to be registered directly with us as a record holder, which will entitle you to receive shareholder materials for future meetings directly at your address as indicated in the registration. If you are interested in having your shares registered directly with us for the purposes of receiving shareholder information directly for future meetings, please contact your bank for more information on the procedures required for such registration, which would include, among other things, the submission of a registration request (together with a Certification) to our transfer agent, the removal of your shares from Monte Titoli’s account and the transfer of such shares to the United States directly in your name. Please note that registration in our shareholder books may require you to take additional steps if and when you decide to dispose of your shares.

Solicitation of Proxies

This solicitation is made on behalf of the Board. All expenses in connection with the solicitation of proxies will be borne by us. In addition to solicitation by mail, our officers, directors or other regular employees may solicit proxies by telephone, facsimile, electronic communication or in person. These individuals will not receive any additional compensation for these services. We have engaged The Proxy Advisory Group, LLC to assist in the solicitation of proxies and provide related advice and informational support, for a service fee, plus customary disbursements, which are not expected to exceed $30,000 in the aggregate.

Record Date, Voting Rights and Outstanding Shares

Only shareholders of record on our shareholder books at the close of business on May 6, 2013 (the “record date”) will be entitled to notice of, and to vote at, the Annual Meeting. Each holder of record of our common stock, no par value per share, outstanding on the record date will be entitled to one vote per share on all matters to be voted upon at the Annual Meeting. As of the close of business on the record date, there were issued and outstanding 112,633,915 shares of common stock. As of the close of business on the record date, we do not have any other class of capital stock outstanding.

Dissenters Rights or Appraisal Rights

Pursuant to applicable Washington law, there are no dissenters or appraisal rights relating to the matters to be acted upon at the Annual Meeting.

Quorum, Abstentions and Broker Non-Votes

A quorum of shareholders must be established at the Annual Meeting in order to transact business at the Annual Meeting. Under the Business Corporation Act of Washington, a quorum may be established in one of two ways. Pursuant to the first quorum standard, the presence in person, by telephone or by proxy of the holders of at least one-third of the shares outstanding and entitled to vote at the Annual Meeting constitutes a quorum (“Quorum Standard 1”). Therefore, we will need at least 37,544,639 shares of our common stock present in person, by telephone or by proxy at the Annual Meeting for Quorum Standard 1 to be established. However, we may establish a quorum under the second quorum standard. In order to satisfy the second quorum standard, a majority of the shares outstanding and entitled to vote at the Annual Meeting other than shares held of record by DTC and credited to the account of stock depositories located in a member state of the European Union must be present in person, by telephone or by proxy at the Annual Meeting, provided the number of votes comprising such majority equals or exceeds one–sixth of the shares outstanding and entitled to vote at the Annual Meeting (“Quorum Standard 2”). As of the close of business on the record date, there were issued and outstanding 82,761,841 shares of our common stock other than shares held of record by DTC and credited to the account of stock depositories located in a member state of the European Union. Accordingly, 41,380,921 of the shares of our common stock other than shares held of record by DTC and credited to the account of stock depositories located in a member state of the European Union must be present in person, by telephone or by proxy at the Annual Meeting for Quorum Standard 2 to be established. All shares of our common stock are eligible to vote for the Proposals. Under Quorum Standard 2, certain shares are not counted for quorum purposes. However, even if a quorum is established under Quorum Standard 2, all shares are eligible to vote and all such votes will be counted.

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions, withheld votes and broker non-votes. Abstentions and broker non-votes will be counted in determining whether a quorum is present, except that abstentions and broker non-votes of shares credited to the account of stock depositories located in a member state of the European Union (including shares that are held through Monte Titoli) and not transferred in accordance with the procedure described in “Important Information for our Shareholders in Italy about Voting Procedures” above will not be counted in determining whether a quorum is present for purposes of establishing Quorum Standard 2. Abstentions represent a shareholder’s affirmative choice to decline to vote on a proposal. Broker non-votes occur when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular matter because such broker, bank or other nominee does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner. Brokers, banks and other nominees typically do not have discretionary authority to vote on non-routine matters. Under the rules of the NYSE, as amended, which apply to all NYSE-licensed brokers (the “NYSE Rules”), brokers have discretionary authority to vote on routine matters when they have not received timely voting instructions from the beneficial owner.

If a quorum is established at the Annual Meeting, all shares of our common stock represented by properly executed proxies that are not revoked will be voted in accordance with the instructions, if any, given therein. In the absence of a quorum, the Chairman of the Annual Meeting may adjourn the Annual Meeting. Proxy cards that are signed and returned without specifying a vote or an abstention on any proposal specified therein will be voted according to the recommendations of the Board on such proposals, which recommendations are in favor of all of the Proposals, and will be voted, in the proxies’ discretion, upon such other matter or matters that may properly come before the Annual Meeting and any such postponements or adjournments thereof. All proxy cards, whether received prior to or after the original date of the Annual Meeting, will be valid as to any postponements or adjournments of the Annual Meeting.

When an eligible voter attends the Annual Meeting, but affirmatively decides not to vote, the eligible voter’s decision not to vote is called an abstention. Properly executed proxy cards that are marked “abstain” or “withhold authority” on any proposal will be treated as abstentions for that proposal. We will treat abstentions as follows:

•	abstention shares are present and entitled to vote for purposes of determining the presence of a quorum;

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abstentions will be treated as not voting for purposes of determining the approval of any matter submitted to the shareholders for a vote requiring a plurality, a majority or some other percentage of the votes actually cast; and

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abstentions will have the same effect as votes against a proposal if the vote required is a majority or some other percentage of the voting power present for that proposal or of the votes entitled to be cast on that proposal.

In Proposal 1, the three Class I nominees for director seats who receive the most votes cast at the Annual Meeting in person, by telephone or by proxy shall be elected. Abstentions and broker non-votes have no effect on the outcome of Proposal 1. No cumulative voting for directors is permitted under our amended and restated articles of incorporation.

The affirmative vote of a majority of votes actually cast that are present in person, by telephone or by proxy is required to approve Proposal 2, provided that the affirmative vote for Proposal 2 equals or exceeds 15% of the votes entitled to be cast. If the affirmative vote does not equal or exceed 15% of the votes entitled to be cast, abstentions will have the effect of votes cast against Proposal 2. However, if the affirmative vote equals or exceeds the 15% threshold, then abstentions will not be counted and will have no effect on the outcome of Proposal 2.

The affirmative vote of a majority of votes actually cast that are present in person, by telephone or by proxy is required to approve Proposals 3, 4 and 5. Abstentions will not be counted as votes cast against Proposals 3, 4 and 5 and will have no effect on the outcome of Proposals 3, 4 and 5 because approval is based on the number of votes actually cast.

Proposals 2, 4 and 5 are considered to be routine matters under the NYSE Rules and, accordingly, if you do not instruct your broker, bank or other nominee on how to vote the shares in your account for Proposals 2, 4 or 5, brokers will be permitted to exercise their discretionary authority to vote for such proposals. Because the vote under Proposal 3 is considered to be non-routine matters under the NYSE Rules, if you do not instruct your broker, bank or other nominee on how to vote the shares in your account for Proposal 3, brokers will not be permitted to exercise their voting authority and uninstructed shares will constitute broker non-votes. Broker non-votes for Proposal 3 will have no effect on the outcome of Proposal 3 because approval is based on the number of votes actually cast.

Voting Electronically or by Telephone

You may vote by proxy or in person at the Annual Meeting. If you received a paper copy of the proxy materials by mail, you may vote your shares by proxy by doing any one of the following: vote at the Internet site address listed on your proxy or voting instruction card; call the toll-free number listed on your proxy or voting instruction card; or mail your signed and dated proxy or voting instruction card to our tabulator in the self-addressed envelope provided. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may vote your shares online by proxy at the Internet site address listed on your Notice. You may also request a paper copy of our proxy materials by visiting the Internet site address listed on your Notice, calling the toll-free number listed on your Notice or sending an e-mail to the e-mail address listed on your Notice. Even if you plan to attend the Annual Meeting, we recommend that you vote by proxy prior to the Annual Meeting.

Revocability of Proxies

Any shareholder executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter by delivering written notice to our secretary, Louis A. Bianco, at our principal executive offices, by executing and delivering another proxy dated as of a later date or by voting in person at the Annual Meeting. Attendance at the Annual Meeting will not, by itself, revoke a proxy. For our Italian shareholders, any written notice of revocation or another proxy, in either case dated as of a later date, must also be accompanied by another Certification.

Voting Agreements

At the time of our merger with Novuspharma, S.p.A., we entered into an agreement with Monte Titoli in order to ensure that persons receiving beneficial interests in shares of our common stock as a result of the merger would be able to vote those shares. Monte Titoli agreed that each time it is designated as proxy by DTC, Monte Titoli will execute a further omnibus proxy transferring its voting power to the persons who hold Certifications issued pursuant to Italian law (Section 21 (and the following sections) of the Regulation enacted by the Bank of Italy and CONSOB on February 22, 2008).

Pursuant to our Settlement Agreement and Full and Final Release of Claims with Craig W. Philips, dated as of October 25, 2012, Mr. Philips has agreed to vote his shares of our common stock in a manner consistent with the recommendation of the Board through October 13, 2013.

PROPOSAL 1

ELECTION OF DIRECTORS

Summary

Our amended and restated articles of incorporation and bylaws provide for the Board to be divided into three approximately equal classes of directors serving staggered three-year terms. Each director holds office until the later of the term elected or until his or her successor is elected. As a result, approximately one-third of the total number of directors are elected every year at the Annual Meeting.

Under our bylaws, the number of directors constituting the entire Board may be decreased or increased by majority action of either the Board or the shareholders. Unless a director resigns or is removed for cause, no decrease in the number of directors may have the effect of shortening the term of any incumbent director. In the event of a vacancy on the Board, our bylaws permit a majority of the remaining directors in office to fill the vacancy, and the director then chosen will hold office until the next shareholders’ meeting at which directors are elected. At such meeting, the director will stand for election until the later of the term elected or until his or her successor is elected.

The Board has fixed the number of directors at 12. Currently, there are nine members of the Board. From time to time, our Nominating and Governance Committee evaluates potential candidates to fill the vacancies on the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The current terms of office of the Class I directors, Mr. John H. Bauer, Dr. Phillip M. Nudelman and Dr. Reed V. Tuckson, expire at the Annual Meeting. The current terms of office of the Class II directors, Dr. James A. Bianco, Dr. Vartan Gregorian and Dr. Frederick W. Telling, expire at the 2014 annual meeting of shareholders. The current terms of office of the Class III directors, Mr. Richard L. Love, Dr. Mary O. Mundinger and Dr. Jack W. Singer, expire at the 2015 annual meeting of shareholders.

Nominees for Election as Directors

Mr. Bauer, Dr. Nudelman and Dr. Tuckson have been nominated by the Board for election at the Annual Meeting as Class I directors for three year terms expiring at the 2016 annual meeting of shareholders.

If elected, each nominee will hold office until the later of expiration of his term or until his successor is elected. It is intended that the accompanying proxy will be voted for the election as directors of Mr. Bauer, Dr. Nudelman and Dr. Tuckson unless the proxy contains contrary instructions.

Each nominee has agreed to serve if elected and we have no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, if any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised us that they will vote for the election of the substitute nominee or nominees designated by the Board.

Vote Required and Board of Directors’ Recommendation

The three Class I nominees for director seats who receive the most votes cast at the Annual Meeting in person, by telephone or by proxy shall be elected. No cumulative voting for directors is permitted under our amended and restated articles of incorporation. Abstentions and broker non-votes will have no effect on the outcome of the election of directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Information about Nominees and Continuing Directors

The table below provides biographical information as of May 1, 2013 for each nominee for director and each person whose term of office as a director will continue after the Annual Meeting.

Name	Age	Director Since	Class	Term Expiration
John H. Bauer(3)	72	2005	I	2013 Annual Meeting
James A. Bianco, M.D.	56	1991	II	2014 Annual Meeting
Vartan Gregorian, Ph.D.(3)(4)	79	2001	II	2014 Annual Meeting
Richard L. Love(2)(4)	69	2007	III	2015 Annual Meeting
Mary O. Mundinger, DrPH(2)(4)	76	1997	III	2015 Annual Meeting
Phillip M. Nudelman, Ph.D.(1)(2)(3)(4)	77	1994	I	2013 Annual Meeting
Jack W. Singer, M.D.	70	1991	III	2015 Annual Meeting
Frederick W. Telling, Ph.D.(2)(3)	61	2006	II	2014 Annual Meeting
Reed V. Tuckson, M.D.	62	2011	I	2013 Annual Meeting

(1)	Chairman of the Board.
(2)	Member of the Compensation Committee.
(3)	Member of the Audit Committee.
(4)	Member of the Nominating and Governance Committee.

Nomination for Election for a Term Continuing Until the 2016 Annual Meeting—Class I Directors

Mr. Bauer has been one of our directors since October 2005. Mr. Bauer serves as an executive advisor and Chief Financial Officer at DigiPen Institute of Technology. He was formerly Executive Vice President for Nintendo of America Inc. from 1994 to 2004. While at Nintendo of America Inc., he had direct responsibility for all administrative and finance functions. He has also served as a consultant to Nintendo of America Inc. From 1963 to 1994, he worked for Coopers & Lybrand, including serving as the business assurance (audit) practice partner. He was also a member of Coopers & Lybrand’s Firm Council, the senior policy making and governing board for the firm. Mr. Bauer is also a member of the board of directors of RIPL Corporation and Zones, Inc. Mr. Bauer received his B.S. degree in accounting from St Edward’s University.

Dr. Nudelman has been one of our directors since March 1994. From 2000 to 2007, he served as the President and Chief Executive Officer of The Hope Heart Institute. From 1998 to 2000, he was the Chairman of the board of directors of Kaiser/Group Health. He held various positions at Group Health and from 1990 to 2000, Dr. Nudelman was the President and Chief Executive Officer of Group Health Cooperative of Puget Sound, a health maintenance organization. He retired from Group Health as President and CEO Emeritus. He also currently serves on the board of directors of OptiStor Technologies, Inc. Dr. Nudelman served on the White House Task Force for Health Care Reform from 1992 to 1994 and the President’s advisory Commission on Consumer Protection and Quality in Health Care from 1996 to 1998. He has also served on the Pew Health Professions Commission and the AMA Task Force on Ethics, the Woodstock Ethics Commission, and is the past Chairman of the American Association of Health Plans. Dr. Nudelman received his B.S. degree in microbiology, zoology and pharmacy from the University of Washington, and holds an M.B.A. and a Ph.D. in health systems management from Pacific Western University.

Dr. Tuckson has been one of our directors since September 2011. Dr. Tuckson serves as the Managing Director of Tuckson Health Connections, a private consulting company. From December 2006 to March 2013, Dr. Tuckson served as the Executive Vice President and Chief of Medical Affairs of UnitedHealth Group and from November 2000 to December 2006, he served as Senior Vice President of Clinical Affairs of UnitedHealth

Group. Dr. Tuckson also served as Senior Vice President, Professional Standards, for the American Medical Association; President of the Charles R. Drew University of Medicine and Science in Los Angeles; Senior Vice President for Programs of the March of Dimes Birth Defects Foundation; and Commissioner of Public Health for the District of Columbia. He currently serves on the board of directors of the Alliance for Health Reform, the American Telemedicine Association, Project Sunshine, the Arnold P. Gold Foundation and the Advisory Committee to the Director of the National Institute of Health. Dr. Tuckson received his B.S. degree in Zoology from Howard University and his medical doctor degree from the Georgetown University School of Medicine, and completed the Hospital of the University of Pennsylvania’s General Internal Medicine Residency and Fellowship programs.

Directors Continuing in Office Until the 2014 Annual Meeting—Class II Directors

Dr. Bianco is our principal founder and served as our President and Chief Executive Officer and one of our directors from February 1992 to July 2008. Since August 2008, Dr. Bianco has served as our Chief Executive Officer and a director, and in July 2012, Dr. Bianco was appointed our President. Prior to our founding, Dr. Bianco was an assistant professor of medicine at the University of Washington, Seattle, and an assistant member in the clinical research division of the Fred Hutchinson Cancer Research Center. From 1990 to 1992, Dr. Bianco was the director of the Bone Marrow Transplant Program at the Veterans Administration Medical Center in Seattle. Dr. Bianco currently serves on the board of directors of the Seattle Police Foundation and the Seattle Symphony Orchestra. Dr. Bianco received his B.S. degree in biology and physics from New York University and his M.D. from Mount Sinai School of Medicine. Dr. Bianco is the brother of Louis A. Bianco, our Executive Vice President, Finance and Administration.

Dr. Gregorian has been one of our directors since December 2001. He is the twelfth president of Carnegie Corporation of New York, a grant-making institution founded by Andrew Carnegie in 1911. Prior to his current position, which he assumed in June 1997, Dr. Gregorian served for eight years as Brown University’s sixteenth president. He was awarded a Ph.D. in history and humanities from Stanford University. A Phi Beta Kappa and a Ford Foundation Foreign Area Training Fellow, he is a recipient of numerous fellowships, including those from the John Simon Guggenheim Foundation, the American Council of Learned Societies, the Social Science Research Council, and the American Philosophical Society.

Dr. Telling has been one of our directors since December 2006. Prior to his retirement in 2007, Dr. Telling was a corporate officer of Pfizer, most recently as Vice President of Corporate Policy and Strategic Management since 1994. He joined Pfizer in 1977 and was responsible for strategic planning and policy development throughout the majority of his career. He currently serves as chairman of Organics, Inc. and on the board of directors of Eisai N.A., and Aequus Biopharma, Inc., our majority-owned subsidiary (“Aequus”). Dr. Telling is also a member of the board of directors and executive committees of the Committee for Economic Development, the EAA, and the United Hospital Fund. Dr. Telling received his B.A. degree from Hamilton College and his Masters of Industrial and Labor Relations and Ph.D. in Economics and Public Policy from Cornell University.

Directors Continuing in Office Until the 2015 Annual Meeting—Class III Directors

Mr. Love has been one of our directors since September 2007. Mr. Love is presently a manager of Translational Accelerators, LLC. Mr. Love is also a director of Applied Microarrays Inc., PAREXEL International, SalutarisMD Inc. and acting chief executive officer of CerRx Inc., was previously a director of ImaRx Therapeutics Inc., and, prior to our acquisition of it in July 2007, served as chairman of the board of directors of Systems Medicine, Inc. He started two biopharmaceutical companies, Triton Biosciences Inc. and ILEX Oncology Inc.; he served as chief executive officer for Triton Biosciences from 1983 to 1991, and as chief executive officer for ILEX Oncology 1994 to 2001. In addition, Mr. Love has served in executive positions at not-for-profit organizations, including the Cancer Therapy and Research Center, The San Antonio Technology Accelerator Initiative and the Translational Genomics Research Institute. Mr. Love received his B.S. and M.S. degrees in chemical engineering from Virginia Polytechnic Institute.

Dr. Mundinger has been one of our directors since April 1997. From 1986 to 2010, she was a dean and professor at the Columbia University School of Nursing, and an associate dean on the faculty of medicine at Columbia University. In July 2010, Dr. Mundinger was appointed the Edward M. Kennedy Professor in Health Policy and Dean Emeritus at the Columbia University School of Nursing. Dr. Mundinger has served on the board of directors of United Health Group and Gentiva Health Services and is an elected member of the Institute of Medicine of the National Academies, the American Academy of Nursing and the New York Academy of Medicine. Dr. Mundinger received her doctorate in public health from Columbia’s School of Public Health.

Dr. Singer is one of our founders and directors and currently serves as our Executive Vice President, Global Medical Affairs and Translational Medicine. Dr. Singer has been one of our directors since our inception in September 1991. From July 1995 to January 2004, Dr. Singer was our Executive Vice President, Research Program Chairman and from April 1992 to July 1995, he served as our Executive Vice President, Research and Development. Prior to joining us, Dr. Singer was a professor of medicine at the University of Washington and a full member of the Fred Hutchinson Cancer Research Center. From 1975 to 1992, Dr. Singer was the Chief of Medical Oncology at the Veterans Administration Medical Center in Seattle. Dr. Singer received his M.D. from State University of New York, Downstate Medical College.

Board of Directors and Committee Meetings

The Board held 21 meetings during the year ended December 31, 2012. Each of the directors serving on the Board in 2012 attended at least 75% of the total number of meetings of the Board and of all committees of the Board during the time which they served. Independent directors of the Board meet in regularly scheduled sessions without management. Our policy is to encourage attendance at the Annual Meeting. Three of the directors in office at the time of our 2012 annual meeting of shareholders were in attendance at our 2012 annual meeting of shareholders.

The Board has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee.

Audit Committee

The Audit Committee has responsibility for assisting the Board in overseeing our accounting and financial reporting processes and audits of our financial statements. The Audit Committee assists the Board in oversight and monitoring of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications, independence and performance and (iv) our internal controls over financial reporting and systems of disclosure controls and procedures. The Board has adopted a written charter for the Audit Committee, a copy of which is available on our website at http://www.celltherapeutics.com. The composition of the Audit Committee and the attributes of its members, and the responsibilities of the Audit Committee as reflected in its charter adopted by the Board, are intended to be in accordance with SEC rules and NASDAQ Listing Rules with regard to corporate audit committees.

The Audit Committee held five meetings during the year ended December 31, 2012. The Audit Committee currently consists of four non-employee directors: Mr. Bauer (Chairperson), Dr. Gregorian, Dr. Nudelman and Dr. Telling.

The Board has determined that each of the current members of the Audit Committee meets the requirements of “independence” as set forth in Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”), the rules and regulations promulgated by the SEC and the NASDAQ Listing Rules. Additionally, the Board has determined that Mr. Bauer qualifies as an “audit committee financial expert” as defined under the rules and regulations of the SEC and that he has accounting and related financial management expertise within the meaning of the NASDAQ Listing Rules.

Compensation Committee

The Compensation Committee has responsibility for assisting the Board in carrying out the Board’s responsibilities relating to compensation of our chief executive officer and all other officers with the title of executive officer and above or who otherwise report directly to the chief executive officer, and the Compensation Committee has overall responsibility for approving and evaluating all our compensation plans, policies and programs as they affect such officers. The Compensation Committee also administers our equity compensation plans and reviews and approves our compensation disclosure and analysis included in our annual report and proxy statement. The Compensation Committee held ten meetings during the year ended December 31, 2012. The Compensation Committee currently consists of four non-employee directors: Dr. Telling (Chairperson), Mr. Love, Dr. Mundinger and Dr. Nudelman, each of whom meets the requirements of independence as set forth in the rules and regulations promulgated by the SEC and the NASDAQ Listing Rules. The Compensation Committee has a written charter, which is available at our website at http://www.celltherapeutics.com.

Nominating and Governance Committee

We believe that the Board as a whole should encompass a range of talent, skill, diversity, and expertise enabling it to provide sound guidance with respect to our operations and interests. In addition to considering a candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of the Board and the evolving needs of our business. Our policy is to have at least a majority of directors qualify as “independent” under the NASDAQ Listing Rules and our Corporate Governance Guidelines, which are available at our website at http://www.celltherapeutics.com.

The Nominating and Governance Committee is responsible for establishing standards and processes so that the Board can be properly constituted to meet its fiduciary obligations to us and our shareholders and so that we have and follow appropriate governance standards. The Nominating and Governance Committee is responsible for overseeing the evaluation of the Board and our management, and reviewing with the Board, on an annual basis, the desired Board qualifications, expertise, characteristics and other factors for potential consideration, which review includes consideration of diversity, skills and experience. The Nominating and Governance Committee is responsible for conducting searches for potential Board members with corresponding attributes and evaluating and proposing nominees for election to the Board. The Nominating and Governance Committee seeks directors with strong reputations and experience in areas relevant to the strategy and operations of our business, particularly industries and growth segments that we serve, as well as key experience with regulatory agencies such as the U.S. Food and Drug Administration and the European Medicines Agency. Each of the nominees for election as a director at the Annual Meeting and each of our current directors holds or has held senior executive positions in, and/or has experience serving on the boards of directors and board committees of, large, complex organizations and has operating experience that meets this objective. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management, and leadership development.

The Nominating and Governance Committee also believes that each of the nominees and current directors has other key attributes that are important to an effective board: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, background, experience, and thought; and the commitment to devote significant time and energy to service on the Board and its committees.

The Nominating and Governance Committee ensures that nominations to the Board are made such that the Board is properly constituted in addition to evaluating both the composition and governance of the Board and our corporate governance. Although we do not have a policy regarding diversity, the Nominating and Governance Committee seeks a broad range of perspectives and considers both the personal characteristics (gender, ethnicity, age) and experience (industry, professional, public service) of directors and prospective nominees to the Board. The Nominating and Governance Committee held no meetings during the year ended December 31, 2012, but took action by unanimous written consent. The Nominating and Governance Committee currently consists of four non-employee directors: Dr. Mundinger (Chairperson), Dr. Gregorian, Mr. Love and Dr. Nudelman, all of whom meet the independence requirements as set forth in the rules and regulations promulgated by the SEC and the NASDAQ Listing Rules. The Nominating and Governance Committee has a written charter, which is available at our website at http://www.celltherapeutics.com.

Director Independence

The Board has adopted standards concerning director independence which meet the NASDAQ independence standards and, with respect to the Audit Committee, the rules of the SEC.

We, the Nominating and Governance Committee and the Board are involved in the process for determining the independence of acting directors and director nominees. We solicit relevant information from directors and director nominees via a questionnaire, which covers material relationships, compensatory arrangements, employment and any affiliation with us. In addition to reviewing information provided in the questionnaire, we ask our executive officers on an annual basis regarding their awareness of any existing or currently proposed transactions, arrangements or understandings involving us in which any director or director nominee has or will have a direct or indirect material interest. We share our findings with the Nominating and Governance Committee and the Board regarding the NASDAQ and SEC independence requirements and any information regarding the director or director nominee that suggest that such individual is not independent. The Board discusses all relevant issues, including consideration of any transactions, relationships or arrangements which are not required to be disclosed under Item 404(a) of Regulation S-K, prior to making a determination with respect to the independence of each director.

In making independence determinations, the following relationships were considered:

•

Dr. Nudelman’s son, Mark Nudelman, serves as the President and Chief Executive Officer of the Hope Heart Institute. We made charitable donations to the Hope Heart Institute in 2012; however, the amount falls within NASDAQ prescribed limits.

Based on the review described above, the Board affirmatively determined that:

•

A majority of the directors are independent, and all members of the Audit, Compensation and Nominating and Governance Committees are independent, under the NASDAQ standard and, in the case of the Audit Committee, the SEC standard.

•

All of the non-management directors of the Board are independent under the NASDAQ standard. The independent directors are: John H. Bauer, Vartan Gregorian, Ph.D., Richard L. Love, Mary O. Mundinger, DrPH, Phillip M. Nudelman, Ph.D., Frederick W. Telling, Ph.D. and Reed V. Tuckson, M.D.

•

James A. Bianco, M.D. and Jack W. Singer, M.D. are not independent by virtue of their positions as our President and Chief Executive Officer, and Executive Vice President, Global Medical Affairs and Translational Medicine, respectively.

Other than as described above, in 2012, there were no transactions, relationships or arrangements not disclosed as related person transactions that were considered by the Board in determining that the applicable independence standards were met by each of the directors.

Leadership Structure

The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in our best interest to make that determination based on our position and direction and the membership of the Board. Pursuant to our bylaws, the Board in its discretion may elect a Chairman from among its members. The Board has determined that having an independent director serve as Chairman of the Board is in our best interest at this time. Dr. Nudelman has served as the Chairman of the Board since October 2005. Because Dr. Nudelman meets the independence standards of the NASDAQ Listing Rules, he also presides over separate meetings for the independent directors. The Board regularly provides such independent directors separate meeting time. This structure ensures a greater role for the independent directors in our oversight and active participation of the independent directors in setting agendas and establishing Board priorities and procedures. Further, this structure permits the Chief Executive Officer to focus on the management of our day-to-day operations, while the Chairman of the Board presides at all meetings of the Board and shareholders at which he is present; establishes the agenda for each Board’s meeting; sets a schedule of an annual agenda, to the extent foreseeable; calls and prepares the agenda for and presides over separate sessions of the independent directors; acts as a liaison between the independent directors and our management and performs such other powers and duties as may from time to time be assigned to him by the Board or as may be prescribed by our bylaws. The Board will review from time to time the appropriateness of its leadership structure and implement any changes at it may deem necessary.

Risk Oversight

Companies face a variety of risks, including credit risk, liquidity risk, and operational risk. The Board believes an effective risk management system will (1) timely identify the material risks that we face, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or relevant committee of the Board, (3) implement appropriate and responsive risk management strategies consistent with our risk profile, and (4) integrate risk management into our decision-making.

The Board takes the lead in overseeing risk management and the Audit Committee makes periodic reports to the Board regarding briefings provided by management and advisors as well as the Committee’s own analysis and conclusions regarding the adequacy of our risk management processes. Material risks are identified and prioritized by management, and each prioritized risk is referred to a committee of the Board or the full Board for oversight. For example, management refers strategic risks to the full Board while financial risks are referred to the Audit Committee. The Board regularly reviews information regarding our credit, liquidity, and operations, as well as the risks associated with each, and annually reviews our risk management program as a whole. Also, the Compensation Committee periodically reviews our compensation programs to help ensure that they do not encourage excessive risk-taking. Please see the “Risk Considerations” section of the “Compensation Discussion and Analysis” below for more information.

In addition to the formal compliance program, the Board encourages management to promote a corporate culture that incorporates risk management into our corporate strategy and day-to-day business operations. The Board also continually works, with the input of our executive officers, to assess and analyze the most likely areas of future risk for us.

Code of Ethics

We have adopted a code of ethics for our senior executive and financial officers (including our principal executive officer and principal financial officer), as well as a code of ethics applicable to all employees and directors. Both codes of ethics are available on our website at http://www.celltherapeutics.com. Shareholders may request a free copy of the codes of ethics from:

Cell Therapeutics, Inc.

Attention: Investor Relations

3101 Western Avenue, Suite 600

Seattle, WA 98121

(206) 282-7100

Any waivers of or amendments to our code of ethics will be posted on our website, at http://www.celltherapeutics.com.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines, which are available on our website at http://www.celltherapeutics.com. Shareholders may request a free copy of the Corporate Governance Guidelines at the address and phone numbers set forth above.

Shareholder Proposals

Shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act and intended for inclusion in the proxy statement related to the next annual meeting of shareholders should be sent to our secretary at 3101 Western Avenue, Suite 600, Seattle, Washington 98121, U.S.A. and must be received by January 13, 2014. Under our bylaws, a shareholder may recommend a person as a nominee for director by writing to our secretary. Notice of a nomination of a candidate for election as a director or any other shareholder proposal to be made at the 2014 annual meeting of shareholders (whether or not included in the proxy statement) must be received by March 28, 2014 and must comply with our bylaws. If a shareholder gives notice of such proposal after such date, proxy holders will be allowed to use their discretionary voting authority to vote the shares they represent as the Board may recommend, which may include a vote against the shareholder proposal when and if the proposal is raised at our 2014 annual meeting of shareholders. If we change the date of our next annual meeting of shareholders by more than 30 days from the date of the previous year’s annual meeting of shareholders, then the deadlines are a reasonable time before we begin to print and send proxy materials to our shareholders.

As set forth in our bylaws, each notice of nomination should contain the following information: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had each nominee been nominated, or intended to be nominated, by the Board; and (e) the consent of each nominee to serve as a director of the company if so elected. All the director nominees named in this Proxy Statement met the Board’s criteria for membership and were recommended by the Nominating and Governance Committee for election by shareholders at the Annual Meeting.

The Nominating and Governance Committee considers shareholder recommendations of nominees for election to the Board if they comply with the foregoing bylaw requirements and are accompanied by a comprehensive written resume of the recommended nominee’s business experience and background and a consent in writing signed by the recommended nominee that he or she is willing to be considered as a nominee and, if nominated and elected, he or she will serve as a director. Properly communicated shareholder recommendations will be considered in the same manner as recommendations received from other sources. Shareholders should send their written recommendations of nominees accompanied by the aforesaid documents to our principal executive offices addressed to: Cell Therapeutics, Inc., 3101 Western Avenue, Suite 600, Seattle, Washington 98121, U.S.A. Attention: Secretary.

Communicating Concerns to Directors

Shareholders who wish to communicate with our directors to report complaints or concerns related to accounting, internal accounting controls or auditing may do so using the Audit Committee procedures for the receipt of such communication. The procedures allow submitting the complaint or concern either online or telephonically, with a more detailed description of the procedures set forth in our Whistleblower Policy, which is available on our website at http://www.celltherapeutics.com.

Shareholders and other interested parties may communicate with the Board and the Chairman of the Board on other matters by writing to Dr. Nudelman, c/o Cell Therapeutics, Inc., Head of Legal Affairs, 3101 Western

Avenue, Suite 600, Seattle, Washington 98121, U.S.A. The Head of Legal Affairs will perform a legal review in the normal discharge of his duties to ensure that communications forwarded to Dr. Nudelman are appropriate. Items that are unrelated to the duties and responsibilities of the Board such as mass mailings, junk mail, personal employee complaints not related to accounting, internal controls, auditing or officer conduct (which are reviewed and forwarded by the Head of Legal Affairs pursuant to the terms of our Whistleblower Policy), inquiries regarding clinical trials or our operations generally, job inquiries, surveys, business solicitations or advertisements will not be forwarded to Dr. Nudelman. In addition, material that is threatening or similarly unsuitable will not be forwarded to Dr. Nudelman. Any communication that is relevant to the conduct of our business and is not forwarded will be retained for one year and made available to Dr. Nudelman and any other independent director on request. The independent directors have granted the Head of Legal Affairs discretion to decide what correspondence shall be forwarded to Dr. Nudelman and what shall be shared with our management, in all cases with specific instructions that any personal employee complaints be forwarded as set forth in our Whistleblower Policy. If items are forwarded to Dr. Nudelman, he will decide in his own discretion whether to circulate them to other members of the Board.

Non-Employee Director Compensation Table—Fiscal 2012

The following table presents information regarding the compensation paid for fiscal year 2012 to members of the Board who are not also our employees (the “non-employee directors”). The compensation paid to Dr. Bianco and Dr. Singer, who are also employed by us, for fiscal year 2012 is presented below in the Summary Compensation Table and the related explanatory tables. Dr. Bianco and Dr. Singer are generally not entitled to receive additional compensation for their services as directors.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)(4)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
John H. Bauer	137,500	243,323	—	—	—	—	380,823
Vartan Gregorian, Ph.D.	132,000	243,323	—	—	—	—	375,323
Richard L. Love	122,500	243,323	—	—	—	—	365,823
Mary O. Mundinger, DrPH	122,500	243,323	—	—	—	—	365,823
Phillip M. Nudelman, Ph.D.	178,750	339,984	—	—	—	—	518,734
Frederick W. Telling, Ph.D.(5)	152,500	243,323	—	—	—	—	395,823
Reed V. Tuckson, M.D.	95,750	243,323	—	—	—	—	339,073

(1)	The amounts reported in the “Fees Earned or Paid in Cash” column of the table above reflect the payment during 2012 of the director’s retainer and meeting fees for 2012 and retainer fees for the first six months of 2013. The director is not entitled to any additional retainer fee for the first six months of 2013.
(2)	The amounts reported in the “Stock Awards” and “Option Awards” columns of the table above reflect the grant date fair value of the stock awards and option awards, respectively, granted to the non-employee directors during fiscal year 2012 as determined under generally accepted accounting principles used to calculate the value of equity awards for purposes of our financial statements. For a discussion of the assumptions and methodologies used to calculate the amounts reported above, please see the discussion of equity awards contained in Note 13 (Share-Based Compensation) to our Consolidated Financial Statements, included as part of our 2012 Annual Report.
(3)

The table below presents the number of outstanding and unexercised option awards and the number of shares subject to unvested stock awards held by each of our non-employee directors as of December 31, 2012. This table includes the 2012-2015 Performance Awards granted to each of the non-employee directors under our equity grant program and described in more detail under “Non-Employee Director Compensation” below. The table below reflects the aggregate number of shares that would be issued upon timely achievement of all of the performance goals based on the applicable payout percentages for these awards and the number of shares of our common stock issued and outstanding on December 31, 2012. The actual number of shares issued for each award upon timely achievement of the related performance goal may be different from the number reported in the table above depending on the number of shares of our common stock issued and outstanding at the time the goal is achieved.

Director	Number of Shares Subject to Outstanding Options as of 12/31/2012	Number of Unvested Restricted Shares/ Units as of 12/31/2012
John H. Bauer	3,179	319,587
Vartan Gregorian, Ph.D.	3,200	319,587
Richard L. Love	3,180	319,587
Mary O. Mundinger, DrPH	3,207	319,587
Phillip M. Nudelman, Ph.D.	3,214	479,381
Frederick W. Telling, Ph.D.	3,169	319,587
Reed V. Tuckson, M.D.	2,200	321,987

(4)	On December 3, 2012, each of the non-employee directors (other than Dr. Nudelman) was granted 71,429 fully-vested shares with a grant-date fair value of $100,000, and Dr. Nudelman was granted 89,286 fully-vested shares with a grant-date fair value of $125,000. Effective January 3, 2012, each of the non-employee directors was granted a 2012-2015 Performance Award under our equity grant program as described below under “Non-Employee Director Compensation.” The amounts reported in the “Stock Awards” column of the table above for each of the non-employee directors include a grant-date fair value of these performance awards of $143,323 (or $214,984 in the case of Dr. Nudelman’s award) based on the probable outcome (as of the grant date) of the performance-based conditions applicable to the awards, as determined under generally accepted accounting principles. The aggregate grant-date fair value of these awards for each director assuming that the highest level of performance conditions will be achieved is $971,020 (or $1,459,290 in the case of Dr. Nudelman’s award). See footnote (2) above for the assumptions used to value each of these awards granted to the non-employee directors in 2012.
(5)	For Dr. Telling, the “Fees Earned or Paid in Cash” column of the table above includes $7,500 fees for his service on the board of directors of our majority-owned subsidiary Aequus. Dr. Telling did not receive any other compensation in 2012 for his services to Aequus. Dr. Telling holds 8,333 shares of Aequus common stock that were unvested as of December 31, 2012.

Non-Employee Director Compensation

Equity Grants. Under our Director Compensation Policy, our non-employee directors receive an equity award each year. Effective June 27, 2012, the Board amended the policy to provide that the level of these grants would be a fixed dollar amount (as opposed to a fixed number of shares). Under the amended policy, non-employee directors will receive stock awards as follows: (i) each new non-employee director will be granted an award of fully vested shares of our common stock in connection with joining the Board, with the number of shares to equal $100,000 divided by the closing price of a share of our common stock on the date of grant of the award; and (ii) on an annual basis, each continuing non-employee director will be granted an award of fully vested shares of our common stock, with the number of shares to equal $100,000 ($125,000 in the case of a non-employee director who is then serving as the Chair of the Board) divided by the closing price of a share of our common stock on the date of grant of the award. Each grant will be rounded to the nearest whole share. In accordance with this policy, each non-employee director received a stock grant in December 2012 as described in note (4) to the table above. Our non-employee directors are also eligible to receive discretionary grants of equity awards under the 2007 Equity Plan from time to time.

As described in the “2012-2015 Performance Awards” section of the Compensation Discussion and Analysis below, the Compensation Committee had previously granted equity awards in 2009 to each of the named executive officers that would vest if we achieved certain performance goals by December 31, 2011. At the same time, the Board approved grants of similar awards to each of the non-employee directors (other than

Dr. Tuckson who was not on the Board at that time). The 2009 awards granted to the executives and directors expired on December 31, 2011 as the goals were not achieved. As described in the Compensation Discussion and Analysis below, the Compensation Committee approved the grants of the 2012-2015 Performance Awards to the named executive officers that will be payable in fully vested shares of our common stock if we achieve certain financial and operational performance goals by December 31, 2014. In March 2013, the Compensation Committee extended the performance period for these awards by one year to December 31, 2015 and made several changes to the performance goals applicable to the awards as described in the Compensation Discussion and Analysis. In connection with the expiration of the 2009 awards, the Board also approved the grant, effective January 3, 2012, to each non-employee director of a 2012-2015 Performance Award that will be payable in fully vested shares of our common stock upon the achievement of the performance goals identified for the named executive officers’ awards in the Compensation Discussion and Analysis above, subject to the goal’s achievement before December 31, 2014 and the director’s continued service with us. In March 2013, the Board approved the same changes to the directors’ performance awards as were made to the executives’ awards described above. As with the awards granted to the executives, a portion of each non-employee director’s 2012-2015 Performance Award was granted in the form of restricted stock. The number of shares that will be payable in respect of each award will be determined based on the applicable payout percentage assigned to that particular goal and the number of our issued and outstanding shares at the time the goal is achieved, subject to reduction on a share-for-share basis for any shares of restricted stock that vest in connection with the achievement of that particular goal and subject also to the applicable share limits of our equity incentive plan.

The award percentages corresponding to the various performance goals for each of the non-employee directors (as modified in March 2013) are set forth in the following table:

	Performance Goals and Applicable Award Percentages(1)
Name	Pacritinib Phase III	Pacritinib Approval	Opaxio NDA Approval	$50M Sales Goal	$100M Sales Goal	Cash Flow Break Even	EPS Goal	Market Cap Goal
Phillip M. Nudelman, Ph.D.	0.071%	0.141%	0.013%	0.045%	0.09%	0.045%	0.018%	0.1125%
All Other Non-Employee Directors	0.047%	0.094%	0.008%	0.03%	0.06%	0.03%	0.013%	0.075%

(1)	As noted in the Compensation Discussion and Analysis above with respect to the 2012-2015 Performance Awards granted to named executive officers, the Board certified on June 27, 2012 that the performance goal relating to the marketing authorization application for PIXUVRI had been achieved and that, accordingly, the portion of these awards allocated to this goal vested as of the date of the Board’s certification.

Retainers and Meeting Fees. In addition, non-employee directors are entitled under the Director Compensation Policy to annual retainers and fees for attending Board and committee meetings as set forth in the following table:

	Annual Cash Retainer ($)	Meeting Fees ($)
		Board	Committee
Board Member, other than Chairman of the Board	40,000	2,750	—
Chairman of the Board	75,000	2,750	—
Audit Committee Member	—	—	1,250
Audit Committee Chair	12,500	—	1,250
Compensation Committee Member	—	—	1,250
Compensation Committee Chair	12,500	—	1,250
Nominating and Governance Committee Member	—	—	1,250
Nominating and Governance Committee Chair	12,500	—	1,250

All non-employee directors are also reimbursed for their expenses incurred in attending Board meetings and committee meetings, as well as other Board-related travel expenses.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO OUR ARTICLES OF INCORPORATION

TO INCREASE THE NUMBER OF AUTHORIZED SHARES

Summary

We are asking you to approve an amendment to our amended and restated articles of incorporation to (a) increase the total number of authorized shares from 150,333,333 to 215,333,333 and (b) increase the total number of authorized shares of common stock from 150,000,000 to 215,000,000 shares. The additional common stock to be authorized by adoption of the amendment would have rights identical to our currently outstanding common stock. The number of authorized shares of our preferred stock will not be affected by this amendment or by any other proposal considered at the Annual Meeting.

We are seeking shareholder approval of this Proposal 2 because a number of our currently authorized shares of common stock have been issued or are reserved for issuance upon exercise or conversion of existing derivative securities (i.e., securities convertible or exchangeable into our common stock). Because of the number of shares issued or reserved for issuance under various convertible securities, warrants, other derivative securities and otherwise, we believe we do not have a sufficient number of shares of common stock authorized at present to continue to fund our operations, including our research and development activities of key drug candidates, such as pacritinib, and our commercial activities related to PIXUVRI® (pixantrone dimaleate) (“PIXUVRI”) in the European Union. In order to continue to fund our operations, we will need to raise additional capital from financing sources. One of the ways we may raise such capital is by issuing shares of common stock and/or derivative securities from time to time. Without additional authorized shares of common stock, we will be unable to raise all of the financing we will likely need to maintain our operations. Other important corporate needs, including the potential issuance of shares in a merger or issuing stock-based incentive rewards to our employees and directors, require additional authorized shares of common stock as well. As of the date of this Proxy Statement, except as described in the New Plan Benefits discussion on page 29, we have no plans, arrangements or understandings, written or oral, relating to the issuance of any of the newly-authorized shares of additional common stock to be authorized by the approval of this Proposal 2.

Article II of our amended and restated articles of incorporation currently authorizes us to issue up to 150,333,333 shares of stock, 150,000,000 of which are designated as common stock, no par value per share, and 333,333 shares of which are designated as preferred stock, no par value per share. Our common stock is all of a single class, with equal voting, distribution, liquidation and other rights. As of April 15, 2013, 112,634,635 shares of common stock were issued and outstanding, four shares of common stock were reserved for issuance under our 1994 Equity Incentive Plan, as amended, 468,272 shares of common stock were reserved for issuance under the 2007 Equity Plan, 41,951 shares of common stock were reserved for issuance under our 2007 Employee Stock Purchase Plan, as amended (the “ESPP”), 7,696,831 shares of common stock were reserved for issuance under outstanding warrants, no shares of common stock were reserved for issuance upon conversion of preferred stock and 13 shares of common stock were reserved for issuance upon exercise of outstanding restricted share rights.

We anticipate that we may issue additional shares of common stock in the future in connection with one or more of the following:

•	our Shareholder Rights Agreement, dated December 28, 2009, as amended;

•	corporate transactions, such as stock splits or stock dividends;

•	financing transactions, such as public or private offerings of common stock or derivative securities;

•

debt or equity restructuring or refinancing transactions, such as debt exchanges or offerings of new convertible debt or modifications to existing securities or as payments of interest on debt securities;

•	acquisitions;

•	strategic investments;

•	partnerships, collaborations and other similar transactions;

•	our stock incentive plans; and

•	other corporate purposes that have not yet been identified.

In order to provide the Board with certainty and flexibility to undertake transactions to support our operations, the Board deems it is in the best interest of us and our shareholders to increase the number of authorized shares of our common stock. In addition to periodic discussions regarding fund raising opportunities, we also engage in periodic discussions with potential partners, strategic investors and acquisition candidates, including product lines, as part of our business model. If any of these discussions come to a definitive understanding and if this Proposal 2 is adopted, it is possible that we could use some or all of the newly-authorized shares in one or more such transactions subsequent to the increase in the number of authorized shares. We also plan to continue to issue shares of common stock pursuant to our stock incentive plans subsequent to the increase in the number of authorized shares. As of the date of this Proxy Statement, except as described in the New Plan Benefits discussion on page 29, we have no plans, arrangements or understandings, written or oral, relating to the issuance of any of the newly-authorized shares of additional common stock to be authorized by the approval of this Proposal 2. The increase in authorized shares will not have any immediate effect on the rights of existing shareholders. To the extent that additional authorized shares are issued in the future, such shares could be dilutive to our existing shareholders by decreasing the existing shareholders’ percentage equity ownership.

Text of the Proposed Amendment

If this Proposal 2 is approved, we propose to amend our amended and restated articles of incorporation by replacing Section 1 of Article II in its entirety as follows (which language below will be the actual language that will be included in our amended and restated articles of incorporation):

“ARTICLE II

AUTHORIZED CAPITAL STOCK

1. Classes. The Corporation shall be authorized to issue two classes of shares of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation shall have authority to issue shall be Two Hundred Fifteen Million Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three (215,333,333); the total number of authorized shares of Common Stock shall be Two Hundred Fifteen Million (215,000,000); and the total number of authorized shares of Preferred Stock shall be Three Hundred Thirty-Three Thousand Three Hundred Thirty-Three (333,333).”

If the amendment to our amended and restated articles of incorporation is adopted, it will become effective upon filing of the amendment to our amended and restated articles of incorporation with the Secretary of State of the State of Washington.

Vote Required and Board of Directors’ Recommendation

Approval of the proposed amendment to our amended and restated articles of incorporation requires the affirmative vote of the holders of a majority of shares of common stock voting on this Proposal 2 in person, by telephone or by proxy at the Annual Meeting, provided that the affirmative vote for this Proposal 2 equals or exceeds 15% of the votes entitled to be cast. If the affirmative vote does not equal or exceed 15% of the votes entitled to be cast, abstentions will have the effect of votes cast against Proposal 2. However, if the affirmative vote equals or exceeds the 15% threshold, then abstentions will not be counted and will have no effect on the outcome of Proposal 2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” THE APPROVAL OF

THE AMENDMENT TO OUR

AMENDED AND RESTATED ARTICLES OF INCORPORATION.

If Proposal 2 is adopted, the additional authorized shares of common stock would become issuable upon the approval of the Board at such times, in such amounts, and upon such terms as the Board may determine, without further approval of the shareholders, unless such approval is expressly required by applicable law, regulatory agencies, The NASDAQ Capital Market, the MTA or any other exchange or quotation service on which our common stock may then be listed. Furthermore, current shareholders will have no preemptive rights to purchase additional shares. Shareholder approval of this amendment will not, by itself, cause any change in our capital accounts. However, any future issuance of additional shares of common stock authorized pursuant to this Proposal 2 would ultimately result in dilution of existing shareholders’ equity interests.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO OUR 2007 EQUITY INCENTIVE PLAN

Summary

We are asking you to approve an amendment to our 2007 Equity Plan. The Board approved the proposed amendment on April 4, 2013, subject to shareholder approval. The proposed amendment would increase the maximum number of shares of our common stock authorized for issuance under the 2007 Equity Plan by 12,000,000 shares.

The Board has determined that it is advisable to increase the maximum number of shares available for issuance under the 2007 Equity Plan in order to provide flexibility for us to continue to award meaningful incentives to our executive officers and key employees. At our 2012 annual meeting of shareholders, our shareholders approved amendments to the 2007 Equity Plan, including an amendment to increase the shares of our common stock available for issuance under the 2007 Equity Plan by 3,000,000 shares to 9,522,036 shares. However, in light of the equity grants made over the past year as part of our ongoing efforts to retain our senior management team and other key employees, the Board determined that the number of shares currently available under the 2007 Equity Plan does not give us sufficient authority and flexibility to adequately provide for future incentives.

As of April 15, 2013:

•

A total of 442,233 shares of our common stock were subject to outstanding options under all of our equity incentive plans (including the 2007 Equity Plan and legacy plans under which we will make no more grants).

•

A total of 5,027,916 shares of our common stock were subject to outstanding restricted stock awards under all of our equity incentive plans. For purposes of clarity, this number includes the restricted stock component of the 2012-2015 Performance Awards described on page 43 in the Compensation Discussion and Analysis.

•

A total of 26,043 shares of our common stock were available for new award grants under the 2007 Equity Plan. This number of shares does not include any additional shares that we would be required to issue if all of the remaining vesting conditions of the 2012-2015 Performance Awards described on page 43 in the Compensation Discussion and Analysis were satisfied. Please also see the New Plan Benefits discussion on page 29.

The proposed share increase would facilitate our ability to continue to grant equity incentives pursuant to the 2007 Equity Plan, which are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete. Our employees are some of our most valuable assets, and such awards are crucial to our ability to motivate individuals in our service to achieve our goals. We strongly believe that the approval of the proposed share increase is instrumental to our continued success.

Vote Required and Board of Directors’ Recommendation

Approval of the proposed amendment to the 2007 Equity Plan requires the affirmative vote of the holders of a majority of the shares of our common stock that are voting on this Proposal 3 in person, by telephone or by proxy at the Annual Meeting. Abstentions and broker non-votes will not be counted and will have no effect on the outcome of this Proposal 3. In the event the shareholders fail to approve the amendment to the 2007 Equity Plan, the 2007 Equity Plan will continue in operation pursuant to its existing terms with no change in the number of shares authorized for issuance under the 2007 Equity Plan. In addition, whether or not the amendment to the 2007 Equity Plan are approved, the Board may, pursuant to the terms of the 2007 Equity Plan and subject to the NASDAQ Listing Rules, make any other changes to the 2007 Equity Plan that it believes would be in our and our shareholders’ best interests.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE AMENDMENT TO THE 2007 EQUITY PLAN.

Summary of the 2007 Equity Plan

The following is a summary of the principal features of the 2007 Equity Plan and its operation. Because it is not a complete description of all of the terms and conditions of the 2007 Equity Plan, the summary is qualified in its entirety by reference to the full text of the 2007 Equity Plan (as proposed to be amended), as set forth in Appendix A. Except for the proposed amendment described above in this Proposal 3, our shareholders are not being asked to approve any other amendments to the 2007 Equity Plan.

Purpose of the 2007 Equity Plan

The 2007 Equity Plan is intended to attract, motivate and retain employees, consultants and non-employee directors and to encourage their stock ownership in us.

Types of Awards Granted under the 2007 Equity Plan

The 2007 Equity Plan permits the grant of the following types of incentive awards: (1) stock options, including incentive stock options and nonqualified stock options, (2) stock appreciation rights, (3) restricted stock, (4) restricted stock units and (5) cash awards (each, an “Award”).

Administration of the 2007 Equity Plan

A committee of at least two non-employee members of the Board (the “Plan Administrator”) administers the 2007 Equity Plan. To make grants to certain of our officers and key employees, the members of the Plan Administrator must qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act and as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) (so that we can receive a federal tax deduction for certain compensation paid under the 2007 Equity Plan). The Board has delegated general administrative authority for the 2007 Equity Plan to the Compensation Committee.

Subject to the terms of the 2007 Equity Plan, the Plan Administrator has the discretion to select the employees, consultants and directors who will receive Awards, to determine the terms and conditions of such Awards (for example, the number of shares subject to an Award, the exercise price, and vesting schedule), to interpret the provisions of the 2007 Equity Plan and outstanding Awards, to amend outstanding Awards (including the authority to accelerate vesting), to extend an option’s post-termination exercise period (but not beyond the original option term), to adopt procedures and subplans as are necessary or appropriate to permit participation in the 2007 Equity Plan by employees and directors who are foreign nationals or employed outside the United States and to adopt, interpret, amend or revoke rules for the administration, interpretation and application of the 2007 Equity Plan.

The Plan Administrator may delegate any part of its authority and powers under the 2007 Equity Plan to one or more of our directors and/or officers, but only the Plan Administrator itself can make Awards to participants who are our executive officers. References to the Plan Administrator in this Proposal 3 include the Plan Administrator and any directors or officers to whom the Plan Administrator properly delegates authority.

Authorized Shares

The aggregate number of shares of our common stock that currently may be issued pursuant to Awards under the 2007 Equity Plan is 9,522,036 shares. If shareholders approve the proposed amendment, this limit would be increased to 21,522,036 shares. The maximum number of shares that may be subject to stock options and stock appreciation rights granted under the 2007 Equity Plan to any individual in a calendar year is 2,700,000 shares, and the maximum number of shares that may be subject to awards intended to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code (other than stock options and stock appreciation rights) granted under the 2007 Equity Plan to any individual in a calendar year is 2,700,000 shares.

If an Award is settled in cash, or is cancelled, terminates, expires, or lapses for any reason (with the exception of the termination of a tandem stock appreciation right upon exercise of the related option, or the termination of a related option upon exercise of the corresponding tandem stock appreciation right), any shares subject to such Award again shall be available for subsequent Awards under the 2007 Equity Plan. Shares that are exchanged by a participant or withheld by us as full or partial payment in connection with any Award under the 2007 Equity Plan, as well as any shares exchanged by a participant or withheld by us or one of our affiliates to satisfy the tax withholding obligations related to any Award, shall not be available for subsequent Awards under the 2007 Equity Plan. To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or option granted under the 2007 Equity Plan, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits above, as opposed to only counting the shares issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under the 2007 Equity Plan with respect to such exercise.)

In the event that any dividend or other distribution (whether in the form of cash, shares of our common stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of our common stock or other securities, or other change in our corporate structure affecting our common stock occurs such that an adjustment is determined by the Plan Administrator (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the 2007 Equity Plan, the Plan Administrator shall, in such manner as it may deem equitable, (a) adjust the number and class of shares (or other securities) available for issuance under the 2007 Equity Plan and the number, class, and price of shares (or other securities) subject to outstanding Awards or (b) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding Awards or the cash, securities or property deliverable to the holder of any or all outstanding Awards, based upon the distribution or consideration payable to holders of our common stock upon or in respect of such event.

Eligibility to Receive Awards

The Plan Administrator selects the employees (including executive officers), consultants and directors who will be granted Awards under the 2007 Equity Plan. As of April 15, 2013, we had approximately 115 officers and employees, including all of our named executive officers who are still serving in that capacity as of April 15, 2013, and seven non-employee directors who were eligible to receive Awards under the 2007 Equity Plan. The actual number of individuals who will receive an Award under the 2007 Equity Plan cannot be determined in advance because the Plan Administrator has the discretion to select the participants.

Stock Options

A stock option is the right to acquire shares of our common stock at a fixed exercise price for a fixed period of time. Under the 2007 Equity Plan, the Plan Administrator may grant nonqualified stock options and/or incentive stock options. The Plan Administrator will determine the number of shares covered by each option.

The exercise price of the shares subject to each option is set by the Plan Administrator, but generally cannot be less than 100% of the fair market value on the date of grant. In addition, the exercise price of an incentive stock option must be at least 110% of fair market value (on the grant date) if the participant owns stock possessing more than 10% of the total combined voting power of all classes of our stock and any of our subsidiaries. However, we may grant certain options with exercise prices equal to less than the fair market value of our common stock on the date of grant in connection with its acquisition of another company. The fair market value of our common stock is generally the last quoted sales price for the shares on The NASDAQ Capital Market on the applicable date.

Options vest and become exercisable at the times and on the terms established by the Plan Administrator at the time of grant. Options granted under the 2007 Equity Plan expire at the times established by the Plan Administrator, but not later than 10 years after the grant date (such term is limited to five years in the case of an incentive stock option granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of our stock and any of our subsidiaries). The Plan Administrator may determine the effect of termination of employment or service on the rights and benefits under options and in doing so may make distinctions based upon the cause of termination or other factors.

The exercise price of each option granted under the 2007 Equity Plan must be paid in full in cash or its equivalent at the time of exercise. The Plan Administrator also may permit payment through the tender of shares that are already owned by the participant, or by any other form of legally permissible consolidation which the Plan Administrator determines to be consistent with the purpose of the 2007 Equity Plan.

Stock Appreciation Rights

Awards of stock appreciation rights may be granted in tandem with or in connection to all or any part of an option, either concurrently with the grant of an option or at any time thereafter during the term of the option, or may be granted independently of options. The Plan Administrator has complete discretion to determine the number of stock appreciation rights granted to any employee, consultant or director.

The Plan Administrator determines the terms of stock appreciation rights, except that the exercise price of a stock appreciation right that is granted independently of an option may not be less than 100% of the fair market value of the shares on the date of grant and the exercise price of a stock appreciation right that is granted in tandem with or in connection to an option may not be less than the exercise price of the related option. In addition, the Plan Administrator may determine the effect of termination of employment or service on the rights and benefits under stock appreciation rights and in doing so may make distinctions based upon the cause of termination or other factors.

A stock appreciation right granted in tandem with an option will entitle the participant to exercise the stock appreciation right by surrendering to us a portion of the unexercised related option. The participant will receive in exchange from us an amount equal to the excess of the fair market value of the shares on the date of exercise of the stock appreciation right covered by the surrendered portion of the related option over the exercise price of the shares covered by the surrendered portion of the related option. When a stock appreciation right granted in tandem with an option is exercised, the related option, to the extent surrendered, will cease to be exercisable. A stock appreciation right granted in connection with an option will be exercisable until, and will expire no later than, the date on which the related option ceases to be exercisable or expires. A stock appreciation right granted in connection with an option will automatically be deemed exercised after the related option is exercised.

Stock appreciation rights may also be granted independently of options. Such a stock appreciation right will entitle the participant, upon exercise, to receive from us an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. A stock appreciation right granted without a related option will be exercisable, in whole or in part, at such time as the Plan Administrator will specify in the stock appreciation right agreement. Stock appreciation rights granted under the 2007 Equity Plan expire at the times established by the Plan Administrator, but not later than ten years after the date of grant.

Our obligation arising upon the exercise of a stock appreciation right may be paid in shares, in cash, or any combination thereof, as the Plan Administrator may determine.

Restricted Stock and Restricted Stock Units

Awards of restricted stock are shares that vest in accordance with the terms and conditions established by the Plan Administrator. Restricted stock units represent a promise to deliver shares of our common stock, or an amount of cash or property equal to the underlying shares, at a future date. The Plan Administrator will determine the number of shares subject to a restricted stock Award or restricted stock unit Award granted to any employee, consultant or director, and the other terms of the Award (including the purchase price, if any, and transfer restrictions).

In determining whether an Award of restricted stock or restricted stock units should be made, and/or the vesting schedule for any such Award, the Plan Administrator may impose whatever conditions to vesting as it determines to be appropriate or determine that fully-vested shares should be awarded. For example, the Plan Administrator may determine to grant an Award of restricted stock or restricted stock units that will vest only if the participant continues employment and certain performance goals established by the Plan Administrator are satisfied.

The Plan Administrator may also provide that Awards of restricted stock or restricted stock units include rights to receive dividends or dividend equivalents based on the amount of dividends paid on outstanding shares of our common stock, provided that as to any dividend equivalent rights granted in connection with an Award granted under the 2007 Equity Plan that is subject to performance-based vesting requirements, no dividend equivalent payment will be made unless the related performance-based vesting conditions of the Award are satisfied (or, in the case of a restricted stock or similar Award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related performance-based vesting conditions are not satisfied).

Cash Awards

Cash awards may be granted either alone, in addition to, or in tandem with other Awards granted under the 2007 Equity Plan. After the Plan Administrator determines that it will offer a cash award, it shall advise the participant, by means of an award agreement, of the terms, conditions and restrictions related to the cash award. The grant or vesting of a cash award may be made contingent on the achievement of performance goals established by the Plan Administrator. The maximum amount payable pursuant to a cash award granted under the 2007 Equity Plan for any fiscal year to any participant that is intended to satisfy the requirements for performance-based compensation under Section 162(m) of the Internal Revenue Code may not exceed $650,000. Nothing in the 2007 Equity Plan prevents us from granting cash awards outside of the 2007 Equity Plan in any amount to any employee or other service provider.

Deferred Payments

The 2007 Equity Plan authorizes the Plan Administrator to permit the deferred payment of Awards in accordance with and subject to such rules and procedures determined by the Plan Administrator in its sole discretion.

Performance Goals

Awards under the 2007 Equity Plan may be made subject to performance conditions as well as time-vesting conditions. Awards that are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code may include performance conditions that are established and administered in accordance with the requirements of Section 162(m) of the Internal Revenue Code and based on an objective formula or standard utilizing one or more of the following factors and any objectively verifiable adjustment(s) thereto permitted and pre-established by the Plan Administrator in accordance with Section 162(m) of the Internal Revenue Code: annual revenue, cash position, earnings per share, individual objectives, net income, operating cash flow, operating income, regulatory approvals, return on assets, return on equity, return on sales, stock price and total shareholder return. Performance goals may differ from participant to participant and from Award to Award.

Change of Control

In the event of our “change of control”, the Plan Administrator may provide for the successor corporation to either assume or provide a substitute award for each outstanding stock option and stock appreciation right. In the event the successor corporation refuses to assume or provide a substitute award, the Plan Administrator will provide at least 15 days’ notice that the options or stock appreciation rights under the 2007 Equity Plan will immediately vest and become exercisable as to all of the shares subject to such Award and that such Award will terminate upon the expiration of such notice period. If the successor corporation assumes or provides a replacement Award and the participant is terminated by the successor corporation for reasons other than “misconduct” during the 12-month period following the change of control, then such participant’s options and stock appreciation rights will immediately vest and become exercisable as to all of the shares subject to such Award.

Additionally, in the event of our “change of control”, the Plan Administrator may provide for any vesting conditions or our repurchase or reacquisition rights with respect to restricted stock and restricted stock units to be assigned to the successor corporation. In the event the successor corporation refuses to assume any such vesting conditions or repurchase or reacquisition rights, such vesting conditions or repurchase or reacquisition rights will lapse and the participant will be fully vested in such shares of restricted stock or restricted stock units. If the vesting conditions or repurchase or reacquisition rights are assigned to the successor corporation and the participant is terminated by the successor corporation for reasons other than “misconduct” during the 12-month period following such change of control, then any vesting conditions or repurchase or reacquisition rights will lapse with respect to such participant’s restricted stock and restricted stock units (or the property for which the restricted stock and restricted stock units were converted upon the change of control) and the participant will be fully vested in such restricted stock and restricted stock units (or the property for which the restricted stock and restricted stock units were converted upon the change of control). The Plan Administrator may also provide in the Award agreement or other agreements that one or more Awards will be subject to different vesting rules than those described above in connection with our change of control.

The Plan Administrator may provide for cash awards to be assumed or an equivalent cash award substituted by the successor corporation in the event of a “change of control.” In the event that the successor corporation refuses to assume or substitute for the cash award, the participant will become fully vested in the cash award. If the cash award is assumed or substituted for and within 12 months following the “change of control” the participant is terminated by the successor corporation for reasons other than “misconduct,” the participant will become fully vested in the cash award.

Limited Transferability of Awards

Awards granted under the 2007 Equity Plan generally may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the applicable laws of descent and distribution. However, participants may, in a manner specified by the Plan Administrator, transfer nonqualified stock options (a) pursuant to a court-approved domestic relations order relating to child support, alimony payments or marital property rights and (b) by bona fide gift to (1) a member of the participant’s immediate family; (2) a trust or other entity for the sole benefit of the participant and/or his or her immediate family; (3) a partnership, limited liability company or other entity whose members are the participant and/or his or her immediate family; or (4) certain limited tax-qualified charities.

Amendment and Termination of the 2007 Equity Plan

The Board generally may amend, suspend or terminate the 2007 Equity Plan at any time and for any reason (subject to shareholder consent as may be required by applicable law). However, no amendment or termination of the 2007 Equity Plan may alter or impair the rights of a participant with respect to an outstanding Award without his or her consent; provided that such consent shall not be required if the Board determines, in its sole and absolute discretion, that the amendment, suspension or termination (a) is required or advisable in order for us, the 2007 Equity Plan or the Award to satisfy applicable law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any change of control event, is in the best interests of us or our shareholders. In no case (except due to an adjustment to reflect a stock split or other event referred to under “Authorized Shares” above, or any repricing that may be approved by shareholders) will the Board or the Plan Administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price of the Award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the Award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise price that is less than the exercise price of the original Award.

Unless terminated by the Board, the 2007 Equity Plan does not have a term. However, no incentive stock option may be granted under the 2007 Equity Plan after ten years from the latest date our shareholders approve the 2007 Equity Plan, including any subsequent amendment or restatement of the 2007 Equity Plan approved by our shareholders. Outstanding Awards generally will continue following the expiration or termination of the 2007 Equity Plan until they expire pursuant to the terms of such Awards. If our shareholders approve the amendment to the 2007 Equity Plan, we will be able to grant incentive stock options under the terms of the 2007 Equity Plan for ten years from the date of such approval.

Federal Income Tax Consequences

The following is a brief summary of the general federal income tax consequences to U.S. taxpayers and us with respect to the grant, vesting and exercise of Awards granted under the 2007 Equity Plan. This summary does not purport to be complete and does not discuss the tax consequences of a participant’s death, the tax consequences of an Award that is subject to but does not satisfy the deferred compensation rules of Section 409A of the Internal Revenue Code, or the tax laws of any locality, state or foreign country in which the participant may reside. Tax consequences for any particular individual may be different.

Nonqualified Stock Options

No taxable income is recognized when a nonqualified stock option is granted to a participant. Upon exercise of a nonqualified stock option with respect to vested shares, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with exercise of a nonqualified stock option would be added to the tax basis of the shares and, with respect to an employee, is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be either long-term or short-term capital gain or loss, depending on how long the stock was held.

Incentive Stock Options

No taxable income is recognized when an incentive stock option is granted or exercised although the excess (if any) of the fair market value of the shares at exercise over the exercise price is treated as an item of income for alternative minimum tax purposes and may subject the participant to alternative minimum tax. Alternative minimum tax is an alternative method of calculating the income tax that must be paid each year, which includes certain additional items of income and tax preferences and disallows or limits certain deductions otherwise allowable for regular tax purposes. Alternative minimum tax is payable only to the extent that the alternative minimum tax exceeds “ordinary” federal income tax for the year (computed without regard to certain credits and special taxes).

If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as long-term capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two-or one-year holding periods described above, (a) if the sale price exceeds the exercise price, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option, and the excess (if any) between the sales price and the fair market value of the shares on the exercise date will be taxed as capital gain or (b) if the sale price is less than the exercise price, the participant will recognize a capital loss equal to the difference between the exercise price and the sale price.

In the case of both nonqualified stock options and incentive stock options, special federal income tax rules apply if our common stock is used to pay all or part of the option exercise price, and different rules than those described above will apply if unvested shares are purchased on exercise of the option.

Stock Appreciation Rights

No taxable income is recognized when a stock appreciation right is granted to a participant. Upon exercise of a stock appreciation right, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received as of the payment date. Any additional gain or loss recognized upon any later disposition of the shares would be either long-term or short-term capital gain or loss, depending on how long the stock was held.

Restricted Stock and Restricted Stock Units

No taxable income is generally recognized when restricted stock or restricted stock units are granted to a participant if the shares are subject to vesting requirements. Upon vesting (or at grant as to any shares that are vested at grant), the participant will generally recognize income in an amount equal to the excess of the fair market value of the shares over any amount the participant paid for the shares. A participant who receives unvested shares of stock under a stock Award may make an election at the time of transfer of the shares to recognize income based upon the fair market value of the stock on the date of transfer. Any additional gain or loss recognized upon any later disposition of the shares would be either long-term or short-term capital gain or loss, depending on how long the stock was held.

The ordinary income on an Award of restricted stock or restricted stock units recognized by an employee will be subject to tax withholding by us.

Cash Awards

Upon receipt of cash, the recipient will have taxable ordinary income, in the year of receipt, equal to the cash received. Any cash received by an employee will be subject to tax withholding by us.

Tax Effect for the Company

We generally will be entitled to a tax deduction in connection with an Award under the 2007 Equity Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the chief executive officer and to certain of our other executive officers. If compensation attributable to Awards to such individuals is not “performance-based” within the meaning of Section 162(m) of the Internal Revenue Code, we may not be permitted to deduct compensation paid to such individuals to the extent that aggregate non-performance-based compensation exceeds $1,000,000 per individual in any tax year. Furthermore, if an Award is accelerated under the 2007 Equity Plan in connection with a “change in control” (as this term is used under the Internal Revenue Code), we may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Internal Revenue Code (and certain related excise taxes may be triggered).

Accounting Treatment

We will recognize compensation expense in connection with Awards granted under the 2007 Equity Plan as required under applicable accounting standards. We currently amortize compensation expense associated with equity Awards over an Award’s requisite service period and establish the fair value of equity Awards in accordance with applicable accounting standards.

New Plan Benefits

Except as described below, we have not approved any Awards that are conditioned upon shareholder approval of the proposed amendment to the 2007 Equity Plan and we are not currently considering any other specific Award grants under the 2007 Equity Plan. If the proposed amendment to the 2007 Equity Plan had been in effect in fiscal 2012, we expect that our Award grants for fiscal 2011 would not have been substantially different from those actually made in that year under the 2007 Equity Plan.

In November 2012, we approved Awards of restricted shares of our common stock to certain employees. These grants were each made contingent on shareholder approval of this Proposal 3 and cover an aggregate of 1,943,425 shares. Each grant will vest in four semi-annual installments, subject to the recipient’s continued employment with us through the applicable vesting dates. None of our executive officers and non-employee directors received any of these grants. If shareholders do not approve this Proposal 3 to amend the 2007 Equity Plan, these grants will not be effective.

As described in more detail in the Compensation Discussion and Analysis under the heading “2012-2015 Performance Awards” beginning on page 43, certain of our prior performance-based equity awards expired on December 31, 2011 as the related vesting goals had not been achieved and, in connection with the expiration of those awards, the Compensation Committee granted new performance-based equity awards which were effective January 3, 2012 and subsequently amended on March 21, 2013. (We refer to these new performance-based equity awards as the “2012-2015 Performance Awards”). If one or more of the performance goals applicable to the 2012-2015 Performance Awards are timely achieved, an award recipient will be entitled to receive a number of shares of our common stock (subject to the applicable share limits of our equity incentive plan) determined by multiplying (1) an award percentage corresponding to the particular performance goal by (2) the total number of outstanding shares of our common stock, determined on a non-fully diluted basis, as of the date the Compensation Committee certifies that the particular performance goal has been achieved (subject to reduction for any restricted shares that have been granted to the award recipient and that vest upon attainment of the related performance goal). Assuming that all of the remaining vesting conditions applicable to the awards were satisfied, and based on the total number of outstanding shares of our common stock as of April 15, 2013, the total number of shares of our common stock that would be payable with respect to the 2012-2015 Performance Awards (after giving effect to the corresponding vesting of restricted stock awards as noted above) would be 10,401,184 shares. This amount exceeds the 26,043 shares available for new awards grants under the 2007 Equity Plan as of April 15, 2013. If shareholders do not approve this Proposal 3 to amend the 2007 Equity Plan and in the future the vesting conditions of the 2012-2015 Performance Awards are satisfied, the number of shares we would deliver in payment of those awards would be limited to the number of shares then available for new award grants under the 2007 Equity Plan. If shareholders approve this Proposal 3 to amend the 2007 Equity Plan, we expect (based on our current capitalization and subject to any new awards) to have sufficient shares available to cover any vesting of the 2012-2015 Performance Awards.

The following table shows information regarding the distribution of the shares that would be deliverable, among the persons and groups identified below, assuming that all of the remaining vesting conditions applicable to the 2012-2015 Performance Awards are satisfied, after giving effect to the corresponding vesting of restricted stock awards as noted above and based on the total number of outstanding shares of our common stock as of April 15, 2013.

Name and Position	Number of Shares
Named Executive Officers:
James A. Bianco, M.D.	3,382,418
Chief Executive Officer and President(1)
Louis A. Bianco	1,384,648
Executive Vice President, Finance and Administration
Jack W. Singer, M.D.	1,384,648
Executive Vice President, Global Medical Affairs and Translational Medicine
Steven E. Benner, M.D.	1,013,712
Executive Vice President, Chief Medical Officer
Matthew Plunkett, Ph.D.	1,013,712
Executive Vice President, Corporate Development
Craig W. Philips(2)
Former President	—
Daniel G. Eramian(3)
Former Executive Vice President, Corporate Communications	—
Total for All Current Executive Officers as a Group (5 persons):	8,179,138
Non-Executive Directors:
John H. Bauer	402,106
Vartan Gregorian, Ph.D.	402,106
Richard L. Love	402,106
Mary O. Mundinger, DrPH	402,106
Phillip M. Nudelman, Ph.D.	603,158
Frederick W. Telling, Ph.D.	402,106
Reed V. Tuckson, M.D.	402,106
Total for All Current Non-Executive Directors as a Group (7 persons)	3,015,792
All employees, including all current officers who are not executive officers or directors, as a group	700,587
Total	11,895,518

(1)	Dr. Bianco was re-appointed our President on July 25, 2012.
(2)	Mr. Philips resigned as President on June 16, 2012, effective as of July 16, 2012, and his 2012-2015 Performance Awards terminated on July 16, 2012.
(3)	Mr. Eramian’s employment with us terminated effective November 15, 2012 and his 2012-2015 Performance Awards terminated on this date.

To the extent there are sufficient shares available for new award grants under the plan, we expect to grant equity awards under the 2007 Equity Plan to our non-employee directors who continue in office after the Annual Meeting. The equity award component of our non-employee director compensation program is described above under Non-Employee Director Compensation beginning on page 16. The annual grants for the non-employee directors are determined based on the closing price of our common stock on the date of the grant of the awards as described above. The closing price of our common stock on The NASDAQ Capital Market on April 15, 2013 was $1.07 per share. Assuming, for illustrative purposes only, that the price of the common stock used to convert the $100,000 grant date dollar amounts for the non-employee director awards into shares was $1.30 (the assumed per share closing price of our common stock on the applicable grant date), the number of shares that would be granted to each of our non-employee directors in connection with the Annual Meeting would be 76,923 (96,154 shares for the grant to the Chair of the Board as his grant date dollar value is $125,000), for an aggregate of 557,692 shares granted in connection with the Annual Meeting to our non-employee directors, assuming seven non-employee directors, including the Chair of the Board, continue in office after the Annual Meeting). The number of shares we award to the non-employee directors in any year will vary based on such factors as the number of non-employee directors and new non-employee directors in the year, and our stock price. The Board may also modify our non-employee director compensation program from time to time.

As noted above, the closing price of our common stock on The NASDAQ Capital Market on April 15, 2013 was $1.07 per share. The total number of shares of our common stock issued and outstanding as of April 15, 2013 was 112,634,635 shares.

Aggregate Past Grants Under the 2007 Equity Plan

As of April 15, 2013, Awards covering 12,377,408 shares of our common stock had been granted under the 2007 Equity Plan. This number of shares includes shares subject to Awards that expired or terminated without having been exercised and paid and became available for new Award grants under the 2007 Equity Plan. This number of shares, and the information reflected in the table below, includes the restricted stock component of the 2012-2015 Performance Awards described beginning on page 43 in the Compensation Discussion and Analysis. The following table shows information regarding the distribution of those Awards among the persons and groups identified below, option exercises and restricted stock vesting prior to and option and unvested restricted stock holdings as of that date, as well as restricted stock grants that were forfeited prior to that date without being vested or paid.

	STOCK OPTIONS				RESTRICTED STOCK/UNITS
Name and Position	Number of Shares Subject to Past Option Grants	Number of Shares Acquired on Exercise	Number of Shares Underlying Options as of April 15, 2013		Number of Shares/ Units Subject to Past Awards	Number of Shares/ Units Vested as of April 15, 2013	Number of Shares/Units Outstanding and Unvested as of April 15, 2013	Number of Shares/ Units Cancelled as of April 15, 2013
			Exercisable	Unexercisable
Named Executive Officers:
James A. Bianco, M.D.	844	—	844	—	2,840,549	653,419	1,684,609	502,521
Chief Executive Officer(1)
Louis A. Bianco	477	—	477	—	976,994	206,271	567,275	203,448
Executive Vice President, Finance and Administration
Jack W. Singer, M.D.	490	—	490	—	976,994	206,271	567,275	203,448
Executive Vice President, Global Medical Affairs and Translational Medicine
Steven E. Benner, M.D.
Executive Vice President, Chief Medical Officer	—	—	—	—	396,705	33,334	363,371	—
Matthew Plunkett, Ph.D.
Executive Vice President, Corporate Development	—	—	—	—	396,705	—	396,705	—
Daniel G. Eramian(2)
Former Executive Vice President, Corporate Communications	274	—	—	—	539,643	168,015	—	371,628
Craig W. Philips(3)
Former President	500	—	—	—	1,068,240	282,995	—	785,245
Total for All Current Executive Officers as a Group (5 persons):	1,811	—	1,811	—	5,587,947	1,099,295	3,579,235	909,417
Non-Executive Directors:
John H. Bauer	3,179	—	3,179	—	396,015	276,383	58,320	61,312
Vartan Gregorian, Ph.D.	3,200	—	3,200	—	396,015	276,383	58,320	61,312
Richard L. Love	3,180	—	3,180	—	395,521	275,889	58,320	61,312
Mary O. Mundinger, DrPH	3,203	—	3,203	—	395,515	275,883	58,320	61,312
Phillip M. Nudelman, Ph.D.	3,210	—	3,210	—	573,203	393,444	87,481	92,278
Frederick W. Telling, Ph.D.	3,169	—	3,169	—	396,013	276,381	58,320	61,312
Reed V. Tuckson, M.D.	2,200	—	1,400	800	331,796	242,983	60,720	28,093
Total for All Current Non-Executive Directors as a Group (7 persons)	21,341	—	20,541	800	2,884,078	2,017,346	439,801	426,931
Each other person who has received 5% or more of the options, warrants or rights under the 2007 Equity Plan	—	—	—	—	—	—	—	—
All employees, including all current officers who are not executive officers or directors, as a group	479,043	24	274,881	144,196	3,403,188	909,183	1,008,880	1,485,125
Total	502,195	24	297,233	144,996	11,875,213	4,025,824	5,027,916	2,821,473

(1)	Dr. Bianco was appointed our President on July 25, 2012.
(2)	Mr. Eramian’s employment with us terminated effective November 15, 2012.
(3)	Mr. Philips resigned as President on June 16, 2012, effective as of July 16, 2012.

Equity Compensation Plan Information

For information concerning our equity compensation plans, please see “Equity Compensation Plan Information” on page 63 of this Proxy Statement.

PROPOSAL 4

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

Summary

Marcum LLP served as our independent auditors and independent registered public accounting firm for the completion of our audit for the year ended December 31, 2012. The Audit Committee has again approved the appointment of Marcum LLP as our independent auditors for the year ending December 31, 2013 and the Board has further directed that we submit the selection of independent auditors and independent registered public accounting firm for 2013 for ratification by the shareholders at Annual Meeting.

Representatives of Marcum LLP, who are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Although ratification is not required by our bylaws or otherwise, we are submitting the selection to our shareholders for ratification as a matter of good corporate practice and because we value our shareholders’ views. In the event the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different auditor/independent accounting firm at any time during the year if the Audit Committee feels that such a change would be in our and our shareholders’ best interests.

Independent Auditors’ Fees and Services

The following table provides the aggregate fees billed for professional services rendered by our principal accountants during each of the past two fiscal years ended December 31:

Services Rendered	2012	2011
Audit Fees(1)	$588,000	$590,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—

(1)	Audit Fees. This category includes fees for professional services provided in conjunction with the audit of our financial statements and with the audit of management’s assessment of internal control over financial reporting and the effectiveness of internal control over financial reporting, review of our quarterly financial statements, assistance and review of documents filed with the SEC, consents, and comfort letters and attestation services provided in connection with statutory and other regulatory filings and engagements.
(2)	Audit Related Fees. This category includes fees for assurance and related professional services associated with due diligence related to mergers and acquisitions, consultation on accounting standards or transactions, internal control reviews and assistance with internal control reporting requirements, services related to the audit of employee benefit plans, and other attestation services not required by statute or regulation.
(3)	Tax Fees. This category includes fees for professional services provided related to tax compliance, tax planning and tax advice.
(4)	Other Fees. There were no other fees for services not included above.

Pre-Approval Policy

Pursuant to the amended and restated charter for the Audit Committee, the Audit Committee pre-approves all auditing services and non-audit services to be performed by our independent auditors. The Audit Committee also pre-approves all associated fees, except for de minimus amounts for non-audit services, which are approved by the Audit Committee prior to the completion of the audit.

Vote Required and Board of Directors’ Recommendation

Ratification of the selection of Marcum LLP as our independent auditors for the year ending December 31, 2013 requires the affirmative vote of the holders of a majority of the shares of common stock voting on this Proposal 4 in person, by telephone or by proxy at the Annual Meeting. Abstentions will not be counted in the ratification of the selection of independent auditors and will have no effect on the outcome of the selection of the independent auditors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF THE SELECTION OF MARCUM LLP AS OUR

INDEPENDENT AUDITORS.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews and monitors the Company’s financial reporting process on behalf of the Board and reviews the Company’s system of internal controls. We act only in an oversight capacity, however, and it is management that has the primary responsibility for the financial statements, establishing and maintaining adequate internal controls, and the reporting process. Marcum LLP, the Company’s independent auditor, is responsible for expressing opinions on the conformity of the Company’s financial statements in accordance with generally accepted accounting principles, on management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and on the effectiveness of the Company’s internal control over financial reporting. Each member of the Audit Committee is an independent director as determined by the Board, based on the NASDAQ Listing Rules promulgated by the NASDAQ Stock Market and the SEC’s independence requirements for members of audit committees. In addition, the Board has determined that John H. Bauer is an “audit committee financial expert,” as defined by SEC rules.

We operate under a written charter, a copy of which is available on the Company’s website at http://www.celltherapeutics.com. As more fully described in our charter, the purpose of the audit committee is to assist the Board in its oversight and monitoring of the Company’s financial statements, internal controls and audit matters. We meet each quarter with Marcum LLP and management to review the Company’s interim financial results before the publication of the Company’s quarterly reports. Management’s and independent auditors’ presentations to and discussions with the Audit Committee cover various topics and events that may have significant financial impact and/or are the subject of discussions between management and the independent auditors. In accordance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), we have ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace the Company’s independent auditors.

In accordance with existing Audit Committee policy and the requirements of the Sarbanes-Oxley Act, all services to be provided by Marcum LLP are subject to pre-approval by the Audit Committee. This includes audit services, audit-related services, tax services and other services. Pre-approval provided by the full Audit Committee, or a subcommittee thereof, relates to a particular category or group of services and is subject to a specific budget. The Sarbanes-Oxley Act prohibits an issuer from obtaining certain non-audit services from its auditing firm so as to avoid certain potential conflicts of interest; we have not in recent years obtained any of these services from Marcum LLP and we are able to obtain such services from other service providers at competitive rates.

In addition, we recommend to the Board the appointment of the independent auditors and review their proposed audit scope, approach and independence.

We are not professional accountants or auditors and our duties are not intended to duplicate or to certify the activities of management or the independent auditors. It is not the Audit Committee’s duty to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Consequently, the Audit Committee is not providing any professional certification as to the independent auditors’ work or any expert assurance as to the financial statements.

We have reviewed and discussed the Company’s audited financial statements with management and Marcum LLP. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.

We also discussed with Marcum LLP other matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol.1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, we have received from, and discussed with, Marcum LLP their annual written report on their independence from us and our management, as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and discussed with the auditors whether the provision of any non-audit services provided to us by them during 2012 were compatible with the auditors’ independence.

Based upon the review and discussions described in this report, we recommended to the Board that the audited consolidated financial statements be included in 2012 Annual Report for filing with the SEC.

AUDIT COMMITTEE

John H. Bauer (Chair)

Phillip M. Nudelman, Ph.D.

Vartan Gregorian, Ph.D.

Frederick W. Telling, Ph.D.

PROPOSAL 5

APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES

Summary

If there are insufficient votes at the time of the Annual Meeting to adopt any of Proposals 1 through 4, the Board may in its discretion seek to, if necessary or appropriate, adjourn the Annual Meeting to solicit additional proxies. In that event, you will be asked to vote only upon this Proposal 5 and not on any other proposals. In this Proposal 5, we are asking the shareholders to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the Annual Meeting. If this Proposal 5 is approved, the Board may in its discretion, if necessary or appropriate, adjourn the Annual Meeting to use the additional time to solicit additional proxies in favor of any of the Proposals. Even if there are a sufficient number of votes at the time of the Annual Meeting to adopt one or more of the Proposals, the Board may in its discretion seek to, if necessary or appropriate, adjourn the Annual Meeting to solicit additional proxies for any of the Proposals for which there are insufficient votes and the Board may do so without adopting any of the Proposals for which there are sufficient votes at the time of the Annual Meeting.

If it is necessary or appropriate to adjourn the Annual Meeting, no notice of the adjourned meeting is required to be given to shareholders, other than an announcement at the Annual Meeting of the time and place to which the Annual Meeting is adjourned (including publication of a notice of the adjourned meeting in an Italian newspaper), unless the Board fixes a new record date, which it must do if the Annual Meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the adjourned meeting. If the Board determines it is necessary or appropriate to adjourn the Annual Meeting and the record date for the Annual Meeting is changed because (i) the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the adjourned meeting and/or (ii) the Board elects to change the record date, a notice of the adjourned meeting will be given to all shareholders pursuant to applicable U.S. and Italian law. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required and Board of Directors’ Recommendation

Approval of the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies, requires the affirmative vote of the holders of a majority of the shares of our common stock that are voting on this Proposal 5 in person, by telephone or by proxy at the Annual Meeting. Abstentions will not be counted in the vote required to approve adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY OR

APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

The Compensation Committee oversees the Board’s responsibilities relating to the compensation of our chief executive officer and all of our other executive officers with a title of executive vice president and above or who otherwise report directly to the chief executive officer. (The individuals who served as our executive officers during fiscal 2012 are listed in the Summary Compensation Table below and referred to herein as our “named executive officers”). In discharging this responsibility, the Compensation Committee evaluates and approves our compensation plans, policies and programs as they affect the named executive officers.

Our executive compensation program is guided by the principle that the compensation of the executive officers should encourage creation of shareholder value and achievement of strategic corporate objectives. In furtherance of this principle, our executive compensation program includes a number of features intended to reflect best practices in the market and help ensure that the program reinforces shareholder interests. These features are described in more detail below in this Compensation Discussion and Analysis and include the following:

•	We have not increased base salaries for our executive officers since 2005 (or, in the case of executives who joined us after 2005, have not increased their base salaries since they joined us).

•	Executives’ bonuses under our annual incentive program are principally based on the achievement of specific performance objectives established early in the fiscal year by the Compensation Committee.

•

Vesting of a substantial percentage of executives’ equity awards is contingent on the achievement of specific performance goals established by the Compensation Committee. In 2009, we approved long-term incentive awards for each of the named executive officers that would vest if we achieved certain performance goals by December 31, 2011. The 2009 awards with goals that were not achieved by December 31, 2011 expired on December 31, 2011. In connection with the expiration of these awards, we approved new long-term incentive grants, effective January 3, 2012, to each of the named executive officers (other than Dr. Benner and Dr. Plunkett who were not employed at that time) that will vest based on our achievement of specific operational and financial performance goals by December 31, 2014. These awards and the related performance goals, including certain modifications to the awards and goals approved by the Compensation Committee in March 2013, are discussed in detail below in this Compensation Discussion and Analysis.

•

Effective for 2012, the Compensation Committee approved arrangements for each of the named executive officers that eliminated any tax gross-up payment for parachute payment taxes under Section 280G of the Internal Revenue Code.

Compensation Objectives and Philosophy

We believe that compensation of our executive officers should encourage creation of shareholder value and achievement of strategic corporate objectives. Our intent is to align the interests of our shareholders and management by integrating compensation with our short-term and long-term corporate strategic and financial objectives. In order to attract and retain the most qualified personnel, we intend to offer a total compensation package competitive with companies in the pharmaceutical industries, taking into account relative company size, performance and geographic location as well as individual responsibilities and performance. However, we believe that it is important to provide executives with performance-based incentives that are tied to key corporate goals critical to our long-term success and viability.

The elements of compensation for the named executive officers include base salaries, annual cash incentives, long-term equity incentives, and perquisites, as well as severance benefits in connection with certain terminations of employment and additional benefits which are available to most other employees, including a 401(k) plan, employee stock purchase plan, health and welfare programs, and life insurance. In general, base salaries, perquisites and other benefit programs, and severance and other termination benefits are primarily intended to attract and retain highly qualified executives as they provide predictable compensation levels that reward executives for their continued service. Annual cash incentives are primarily intended to motivate executives to achieve specific strategies and operating objectives, while long-term equity incentives are primarily intended to align executives’ long-term interests with those of our shareholders. Executives have substantial portions of their compensation at risk for annual and long-term performance, with the largest portion at risk for the most senior executives. The “at risk” nature of our long-term compensation program is evidenced by the substantial forfeiture of long-term compensation opportunities on December 31, 2011 that we previously granted for the 2009-2011 performance period, as noted in more detail below and following the “Outstanding Equity Awards at Fiscal 2012 Year-End” table on page 55.

In light of the general current economic climate, our compensation philosophy and objectives for fiscal year 2012 continued to focus heavily on retention of our senior management team through this challenging time.

Compensation Process

As part of its process for determining the compensation for the named executive officers, the Compensation Committee considers competitive market data. As authorized by its charter, the Compensation Committee has engaged Milliman, Inc. (“Milliman”) an independent executive compensation consultant, to review our compensation plans, policies and programs that affect executive officers and to provide advice and recommendations on competitive market practices and specific compensation decisions. Milliman has worked directly with the Compensation Committee to assist the Compensation Committee in satisfying its responsibilities and will undertake no projects for management except at the request of the Compensation Committee chair and in the capacity of the Compensation Committee’s agent. To date, Milliman has not undertaken any projects for management or provided any services to us other than its services to the Compensation Committee.

In order to assess competitive market data for executive compensation, the Compensation Committee works with its compensation consultant to develop a peer group of companies with which we compete for executive talent (which may or may not be the same organizations that we compete with directly on a business level). Milliman assisted the Compensation Committee in reviewing the peer group identified for 2012, focusing most closely on industry type and organization size/complexity, with the best indicators of organization size in our industry being number of employees and enterprise value, although each company’s revenue and net income were also considered. Following this process, the Compensation Committee selected the following peer group for fiscal 2012 compensation decisions, all of which are biotechnology organizations with an oncology focus and at a stage of company development that is comparable to us in the current or near-term stage: Arena Pharmaceuticals, Inc., Ariad Pharmaceuticals, Inc., Array BioPharma, Inc., Cougar Biotechnology, Inc., Dendreon Corp., IDM Pharma, Inc., Intermune, Inc., Medviation, Inc., Progenics Pharmaceuticals Inc., Rigel Pharmaceutical, Inc., Seattle Genetics, Inc. and Spectrum Pharmaceuticals, Inc. The peer group was the same as the group identified for fiscal 2011 compensation decisions.

Once the peer group is established, the Compensation Committee then reviews the base salaries, annual cash-incentive compensation, long-term equity incentive compensation and total compensation for our executive officers as compared to the compensation paid by the companies within our peer group, comparing each executive officer to their counterparts in similar positions with the peer group companies. However, the Compensation Committee does not base its decisions on targeting compensation levels to specific benchmarks against the peer group. Instead, the Compensation Committee refers to the peer group compensation data as background information regarding competitive pay levels and also considers the other factors identified below in making its decisions.

In addition to consideration of the peer group data, the Compensation Committee also considers the value of each item of compensation, both separately and in the aggregate, in light of our performance, each executive officer’s position within the Company, the executive officer’s performance history and potential for future advancement, and, with respect to long-term equity incentive compensation, the value of existing vested and unvested outstanding equity awards. The Compensation Committee also considers the recommendations of our chief executive officer with respect to the compensation for each executive other than himself. In setting compensation, the Compensation Committee also considers, among other factors, the possible tax consequences to us and our executive officers, the accounting consequences and the impact on shareholder dilution. The Compensation Committee does not assign a specific weight to these factors and none of these factors by itself will compel a particular compensation decision. Instead, this information is used generally by the Compensation Committee to help inform its decision-making process. Except as noted below, decisions by the Compensation Committee are subjective, made in the exercise of the Compensation Committee’s judgment.

Principal Elements of Compensation

The principal elements of compensation for our executive officers are composed of base salary, annual cash incentive compensation, and long-term equity incentive compensation. We also provide other forms of compensation, including certain perquisites and other benefits. The Compensation Committee reviews, considers and approves each element of compensation, as well as all combined elements of compensation, for the named executive officers.

Base Salaries

Base salaries, including merit-based salary increases, for the named executive officers are established based on the scope of their respective responsibilities, competitive market salaries and general levels of market increases in salaries, individual performance, achievement of our corporate and strategic goals and changes in job duties and responsibilities.

The Compensation Committee reviewed the base salaries of the named executive officers for 2012 and determined that they are generally competitive with the market when compared to our peer group despite the fact that we have not raised the base salaries of most of our executive officers in recent years. Given this continued competitiveness of our base salaries combined with our current business situation and the current economic climate, and consistent with our philosophy of providing relatively flat target levels of cash compensation while increasing equity awards during this challenging time, the Compensation Committee again determined that base salaries should not be raised in 2012. As a result, the named executive officers’ base salaries for fiscal 2012 were as follows: Dr. Bianco $650,000 (unchanged since established in 2005), Mr. Bianco $330,000 (unchanged since established in 2005), and Dr. Singer $340,000 (unchanged since established in 2005). The base salaries for fiscal 2012 for Mr. Philips and Mr. Eramian, each of whom terminated employment with us during 2012, were also unchanged from the levels in effect for fiscal 2011 and prior years.

As noted above, Dr. Benner and Dr. Plunkett each joined us during fiscal 2012. Their annual base salaries were set at $380,000 and $325,000, respectively, by the Compensation Committee based on competitive considerations and negotiations with each executive.

Annual Cash Incentive Compensation

Annual cash incentives for our executive officers are designed to reward performance for achieving key corporate goals, which we believe in turn should increase shareholder value. In general, the annual incentive awards for executive officers are determined based on achievement of performance objectives established by the Compensation Committee for the fiscal year and an evaluation by the Compensation Committee of the contributions made by individual executives to us during the course of the year, including both realization of performance goals and other notable achievements, which may not have been contemplated at the time the original performance goals were established.

In April 2012, the Compensation Committee established the 2012 cash incentive program for our named executive officers employed with us at that time, including target and maximum bonus opportunities for each executive as well as performance goals that would need to be achieved in order for the executive to receive such bonuses. Both target and maximum bonus opportunities under the program were determined by reference to a percentage of the executive officer’s base salary. For fiscal 2012 performance, the target bonus opportunities were 50% for Dr. Bianco, 40% for Mr. Philips, and 30% for each of Mr. Bianco, Dr. Singer and Mr. Eramian, and the maximum bonus opportunities were 125% for Dr. Bianco, 100% for Mr. Philips, and 75% for each of Mr. Bianco, Dr. Singer and Mr. Eramian. These target and maximum bonus levels were consistent with the levels established for the 2011 cash incentive program and were determined by the Compensation Committee, after consulting with Milliman, to be appropriate based on its subjective assessment of the executive’s position and ability to directly impact our performance, and its subjective assessment of general compensation practices in place at companies in our peer group identified above. Bonuses under the 2012 cash incentive program were generally subject to a requirement that the executive officer be employed by us on the payment date.

There were three core elements to the 2012 cash incentive program, which together comprised each executive’s cash incentive opportunity: financial performance, drug development and individual performance. As indicated in the table below, a portion of each executive’s bonus opportunity was allocated to each of these elements, with the percentage of the total bonus opportunity allocated to a particular element based on the executive’s position and ability to affect the outcome for that particular goal. With the exception of the individual performance element, each element was composed of sub-elements as identified below. The individual performance element constituted only a small percentage of each executive’s target bonus, with each executive being eligible to receive up to 10% (or 15% in the case of Dr. Bianco and Dr. Singer) of his base salary under this element. Any bonus awarded under this element would be determined in the sole discretion of the Compensation Committee based on its subjective assessment of the executive’s performance during the fiscal year and any other factors it deemed appropriate.

For the financial performance element, performance for fiscal 2012 was measured based on our operating capital raised. In addition, financial performance would be measured based on us obtaining an agreement with our auditors to remove certain language in our SEC reports about our ability to continue as a going concern and a determination by the Commissione Nazionale per le Società e la Borsa to remove us from its black list. The executive would generally be entitled to receive the target bonus for the operating capital sub-element if our operating capital raised for fiscal 2012 equals or exceeds $75 million. The executive would be entitled to receive the maximum bonus if our operating capital for fiscal 2012 equals or exceeds $100 million. For the status change sub-element, the executive would be entitled to an additional bonus as noted in the table below.

For the drug development element, three of the performance goals established by the Compensation Committee for fiscal 2012 related to PIXUVRI. The executive would receive the portion of his bonus opportunity allocated to that particular performance goal as reflected in the table below if, during fiscal 2012, (1) we received approval from the European Commission of our marketing authorization application submission for PIXUVRI (“PIX EC Approval”), or (2) we enrolled at least 100 patients in PIXUVRI 306 trials (“PIX306 Goal”), or (3) we achieved 125 PIXUVRI “commercial patient starts” (“PIX Patient Starts”). In the case of Dr. Singer, however, a portion of his bonus opportunity was allocated to the initiation of a Phase III trial for tosedostat (as opposed to the PIX Patient Starts goal established for the other executives). In addition, if, during fiscal 2012, we acquired one or more new products targeted for acquisition by the Board, the executive would receive the applicable portion of his bonus opportunity noted below.

The following table presents the approximate relative weightings between the sub-elements of the financial and drug development components of the program described above (with the incentive opportunity for each sub-element being expressed as a percentage of the executive’s base salary). The relative weightings are intended as guidelines, with the Compensation Committee having final authority to determine weightings and the appropriate final bonus amounts.

	Financial				Drug Development
	Operating Capital		Status Changes
Name	Target	Maximum	Black List Removal	Going Concern Removal	PIX 306 Goal	PIX EC Approval	PIX Patient Starts(1)	New Product Acquisition
James A. Bianco, M.D.	20%	40%	10%	10%	5%	15%	10%	20%
Louis A. Bianco	15%	25%	5%	20%	0%	1.5%	3.5%	10%
Jack W. Singer, M.D.	2.5%	10%	2.5%	2.5%	10%	15%	10%	10%
Craig Philips	5%	10%	5%	10%	10%	15%	30%	10%
Dan Eramian	10%	30%	5%	10%	8%	2%	0%	10%

(1)	As noted above, this goal for Dr. Singer related to the initiation of a new trial for tosedostat (as opposed to the PIX Patient Starts goal for the other executives).

In June 2012, the Compensation Committee determined that we had earlier in 2012 achieved the PIX EC Approval goal and the New Product Acquisition goal (with the acquisition of pacritinib). Accordingly, the Compensation Committee approved mid-year bonuses for each executive in the following amounts (expressed as a percentage of such executive’s base salary): Dr. Bianco, 35%; Mr. Bianco, 11.5%; Dr. Singer, 25%; Mr. Philips, 25%; and Mr. Eramian, 12%.

In December 2012, the Compensation Committee determined that we had raised $95 million in operating capital in 2012 and, accordingly, awarded each executive a bonus between the target and maximum amounts allocated to the operating capital raised sub-element of the program. In addition, the Compensation Committee determined that each executive employed with us through the end of 2012 should, based upon the Compensation Committee’s subjective assessment of each executive’s individual contributions during the year, receive his maximum amount under the individual performance element as identified above. While the Compensation Committee’s determination of these amounts was inherently subjective, the key factors in the Compensation Committee’s determination were the executives’ successes in 2012 in making PIXUVRI available for commercial sale in eight countries in the European Union, continuing the development of tosedostat, Opaxio™ (paclitaxel poliglumex) (“Opaxio”) and other pipeline products through clinical trials, and reducing costs and expenses below the levels approved by the Board in the annual budget, as well as the Compensation Committee’s subjective assessment that these bonuses were appropriate to help continue to retain the executive team.

Based on our performance against the pre-established financial goals discussed above, the bonus opportunities related to the regulatory procedures and development involving PIXUVRI, the acquisition of pacritinib, and the Compensation Committee’s general assessment of each executive’s individual performance during fiscal 2012, the Compensation Committee determined to award cash incentives for fiscal 2012 to each of the named executive officers in the following amounts (expressed as a percentage of such executive’s base salary and including the mid-year bonuses awarded in June 2012 identified above): Dr. Bianco, 85%; Mr. Bianco, 45%; and Dr. Singer, 45%. Mr. Philips and Mr. Eramian did not receive any bonus under the program beyond the mid-year bonuses awarded to them in June 2012 as they were not employed with us at the time the final bonus amounts were paid.

In connection with their joining us during 2012, we provided offer letters to Dr. Benner and Dr. Plunkett that included eligibility to receive a prorated bonus for 2012 as determined by the Compensation Committee in its discretion, with the target bonus for each executive being 30% of his base salary, and the maximum bonus being 75% of his base salary. In December 2012, the Compensation Committee awarded a 2012 bonus to

Dr. Benner for $57,000 and to Dr. Plunkett for $32,500, each such bonus representing 30% of the executive’s base salary, as pro-rated based on the portion of 2012 the executive was employed with us. The Compensation Committee determined, in its judgment, that these awards were appropriate based on its subjective assessment of the executive’s performance during 2012.

Service Recognition Bonuses

In January 2012, the Compensation Committee approved a special bonus of $50,000 to each of Mr. Bianco and Dr. Singer in recognition of each executive’s 20 years of service with us. The Compensation Committee determined that these awards were appropriate in light of each executive’s role as our co-founder with Dr. Bianco and continuous service with us since our inception.

New-Hire Bonuses

The Compensation Committee approved a bonus of $85,000 to Dr. Benner in connection with his joining us in June 2012 and relocating to the Seattle, Washington area. The Compensation Committee approved a new-hire bonus of $30,000 to Dr. Plunkett in connection with his joining us in September 2012. These bonuses were negotiated with the executive and determined by the Compensation Committee in its judgment based on competitive considerations. The bonuses are subject to repayment to us if the executive terminates his employment within one year after his hire date.

Long-Term Equity Incentive Compensation

The Compensation Committee awards long-term equity incentive compensation to our executive officers to align their interests with those of our shareholders, to provide additional incentives to our executive officers to improve the long-term performance of our common stock and achieve our corporate goals and strategic objectives and to retain our executive officers. While stock options have been granted in the past, our current practice is primarily to grant long-term incentive awards to the named executive officers in the form of shares of restricted stock or units payable in stock. In general, the restricted stock vests over a period of years following the date of grant and may be subject to the achievement within a specified period of critical corporate goals and strategic objectives established by the Compensation Committee. Thus, restricted shares are designed both to link executives’ interests with those of our shareholders as the shares’ value is based on the value of our common stock, to provide a long-term retention incentive for the vesting period as they generally have value regardless of stock price volatility and, in the case of awards subject to performance-based vesting requirements, to provide further incentives for executives to achieve goals considered critical to our success.

In determining the size of our long-term equity incentive awards, the Compensation Committee reviews competitive market data for similar positions in our peer companies, the executive officer’s performance history and/or potential for future responsibility and promotion, the chief executive officer’s recommendations (with respect to executives other than himself) and the value of existing vested and unvested outstanding equity awards. The relative weight given to each of these factors will vary from individual to individual at the Compensation Committee’s discretion and adjustments may be made as the Compensation Committee deems reasonable to attract candidates in the competitive environment for highly qualified employees in which we operate.

2012-2015 Performance Awards

The Compensation Committee had previously granted equity awards to each of the named executive officers that would vest upon our achievement of certain performance goals, subject to the goal’s achievement by December 31, 2011. These 2009 awards expired on December 31, 2011 as the goals were not achieved. In connection with the expiration of these awards, the Compensation Committee granted new equity awards, effective January 3, 2012, with similar performance-based vesting requirements as outlined in detail below. (We refer to these awards as the “2012-2015 Performance Awards”). The Compensation Committee believed these awards at the grant levels identified below would provide executives an appropriate level of incentives to help achieve the performance goals noted below so as to maximize and restore shareholder value and to remain with us over a multi-year period. These awards were scheduled to expire on December 31, 2014 to the extent the related performance goals have not been attained.

On March 21, 2013, the Compensation Committee approved an extension of the performance period for these awards by one year to December 31, 2015 and approved several modifications to the program. As modified, the “Performance Goals” for the program are as follows:

(a)	completion of a Phase III trial for pacritinib that satisfies the primary endpoint set forth in the statistical plan then in effect on or before December 31, 2015 (“Pacritinib Phase III”);

(b)	approval of a new drug application or a marketing authorization application for pacritinib on or before December 31, 2015 (“Pacritinib Approval”);

(c)	approval of a new drug application for Opaxio on or before December 31, 2015 (“Opaxio NDA Approval”);

(d)	achievement of fiscal year sales equal to or greater than $50,000,000 with respect to any fiscal year beginning on or after January 1, 2012 and ending on or before December 31, 2015 (the “$50M Sales Goal”);

(e)	achievement of fiscal year sales equal to or greater than $100,000,000 with respect to any fiscal year beginning on or after January 1, 2012 and ending on or before December 31, 2015 (the “$100M Sales Goal”);

(f)	achievement of cash flow break even for any two consecutive fiscal quarters beginning on or after January 1, 2012 and ending on or before December 31, 2015 (the “Cash Flow Break Even”);

(g)	achievement of earnings per share in any fiscal year beginning on or after January 1, 2012 and ending on or before December 31, 2015 equal to or greater than $0.30 per share of common stock (the “EPS Goal”); and (h) achievement of a market capitalization of $1.0 billion or greater at any time during the period beginning on January 1, 2012 and ending on December 31, 2015 based on the average of the closing prices of the common stock over a period of five (5) consecutive trading days during such period (the “Market Cap Goal”).

The modifications to the program approved by the Compensation Committee in March 2013 include the addition of the “Pacritinib Phase III” and “Pacritinib Approval” goals, as well as the cancellation of a Performance Goal under the original program related to the approval of a new drug application for PIXUVRI. The Compensation Committee also increased the requirement for the Cash Flow Break Even goal to two consecutive fiscal quarters (as opposed to any one fiscal quarter) and reduced the threshold for the Market Cap Goal from $1.2 billion to $1.0 billion. The Compensation Committee also approved awards under the program for Dr. Benner and Dr. Plunkett.

In all other respects, the program terms are the same as originally approved by the Compensation Committee. If one or more of the performance goals are timely achieved, an award recipient will be entitled to receive a number of shares of our common stock (subject to the applicable share limits of our equity incentive plan) determined by multiplying (1) the award percentage corresponding to that particular performance goal by (2) the total number of outstanding shares of our common stock, determined on a non-fully diluted basis, as of the date the Compensation Committee certifies that the particular performance goal has been achieved (subject to reduction for any restricted shares that vest upon attainment of that performance goal as described below). The award percentages corresponding to the various performance goals for each of the named executive officers are set forth in the following table:

	Performance Goals and Applicable Award Percentages(1)
Name(2)	Pacritinib Phase III	Pacritinib Approval	Opaxio NDA Approval	$50M Sales Goal	$100M Sales Goal	Cash Flow Break Even	EPS Goal	Market Cap Goal
James A. Bianco, M.D.	0.281%	0.563%	0.085%	0.3%	0.6%	0.3%	0.124%	0.75%
Louis A. Bianco	0.114%	0.228%	0.034%	0.122%	0.243%	0.122%	0.061%	0.305%
Jack W. Singer, M.D.	0.114%	0.228%	0.034%	0.122%	0.243%	0.122%	0.061%	0.305%
Steven E. Benner, M.D.	0.084%	0.169%	0.025%	0.09%	0.18%	0.09%	0.037%	0.225%
Matthew Plunkett, Ph.D.	0.084%	0.169%	0.025%	0.09%	0.18%	0.09%	0.037%	0.225%

(1)	On June 27, 2012, the Compensation Committee certified that we had received in May 2012 conditional marketing authorization from the European Commission for PIXUVRI as monotherapy for the treatment of adult patients with multiply relapsed or refractory aggressive non-Hodgkin B-cell lymphomas, that such approval constituted achievement of the “PIX MAA Approval” performance goal for purposes of the 2012-2015 Performance Awards described above and that, accordingly, the portions of those awards subject to achievement of the PIX MAA Approval performance goal vested as of the date of the Compensation Committee’s certification.
(2)	The awards granted to Craig W. Philips, our former President, and Daniel G. Eramian, our former Executive Vice President, Corporate Communications, to the extent not previously vested terminated upon the termination of the executive’s employment during 2012.

A performance goal will not be considered achieved unless and until the date on which the Compensation Committee certifies that is has been achieved, and in each case the goal must be achieved on or before December 31, 2015. If we experience a change of control, and if the award recipient is then still employed by or is providing services to us or one of our subsidiaries, the award recipient will generally be entitled to receive the full award percentage with respect to any performance goal which was not otherwise achieved before the date of the change in control (as though that performance goal had been fully achieved as of the time of the change in control). With respect to the Market Cap Goal, however (to the extent the goal was not otherwise achieved before the date of the change in control), the recipient will receive the full number of shares allocated to the Market Cap Goal only if our market capitalization based on the price per share of our common stock in the change in control transaction (or, if there is no such price in the transaction, the closing price of a share of our common stock on the last trading day preceding the date of the change in control) equals or exceeds $1.0 billion. If our market capitalization is less than $1.0 billion on the date of the change in control, the recipient will not be entitled to receive or retain any of the shares allocated to the Market Cap Goal.

In approving the 2012-2015 Performance Awards for the named executive officers, the Compensation Committee determined that it would be appropriate to grant a portion of each award in the form of restricted shares issued on the effective date of grant. The Compensation Committee believed, particularly in light of the current economic environment, that the link between executives’ interests and shareholders’ interests would be further enhanced if the executives held restricted shares (as opposed to a right to receive shares only upon the vesting of the awards). These restricted shares will be forfeited back to us should the performance-based vesting requirements described above not be satisfied. In order to ensure that the restricted shares do not provide the executive the right to receive any shares beyond the payout levels described above, any restricted shares that vest in connection with the achievement of a performance goal on or before December 31, 2015 will reduce on a share-for-share basis the number of shares that would otherwise have been delivered under the award percentages indicated in the table above upon achievement of that performance goal. In furtherance of that intent, if the number of shares that would have been delivered under the applicable award percentage on achievement of a performance goal is less than the number of restricted shares that vest on achievement of that performance goal, a number of such restricted shares equal to the difference will be forfeited to us so that the executive retains no more shares related to that particular performance goal than the number of shares that would have otherwise been deliverable with respect to that goal under the applicable award percentage.

The grant levels for the 2012-2015 Performance Awards granted to each named executive officer were inherently subjective, determined by the Compensation Committee in its discretion taking into account its general assessment of each executive’s overall responsibilities and contributions and the other factors noted under Long-Term Equity Incentive Compensation above.

Under the terms of the awards originally approved by the Compensation Committee effective January 3, 2012, a portion of the award would vest if we received approval of a marketing authorization application for PIXUVRI. On June 27, 2012, the Compensation Committee certified that we had received in May 2012 conditional marketing authorization from the European Commission for PIXUVRI as monotherapy for the treatment of adult patients with multiply relapsed or refractory aggressive non-Hodgkin B-cell lymphomas, that such approval constituted achievement of the “PIX MAA Approval” performance goal for purposes of these awards and that, accordingly, the portions of those awards subject to achievement of the PIX MAA Approval performance goal vested as of the date of the Compensation Committee’s certification. The number of shares that vested in connection with the achievement of this goal is included in the “Option Exercises and Stock Vested—Fiscal Year 2012” table below.

New-Hire Grants

The Compensation Committee approved a grant of 100,000 shares of restricted stock to Dr. Benner in connection with his joining us in June 2012 and a grant of 100,000 shares of restricted stock to Dr. Plunkett in connection with his joining us in September 2012. The size of each grant was negotiated with the executive and determined by the Compensation Committee in its judgment based on competitive considerations.

Perquisites and Other Benefits

The named executive officers receive certain perquisites and other benefits provided by or paid for by us, as identified in the footnotes to the “Summary Compensation Table” below. In addition, we maintain executive health programs for the benefit of the named executive officers, and these executives are also entitled to participate in our benefit programs which are available to all of our employees, including our 401(k) and employee stock purchase plans. Certain of our named executive officers occasionally use a chartered aircraft for business related travel (such business purpose is approved in advance by the Chair of the Board). When space was available, certain spouses or other family members accompanied the named executive officers on such trips. In those cases, there was no additional cost to us of having additional passengers on such flights.

The perquisites provided to a particular named executive officer are determined by the Compensation Committee in its judgment and are considered by the Compensation Committee when it makes its subjective assessment of the appropriateness of the executive’s overall compensation arrangements. We provide these perquisites and other benefits as a means of providing additional compensation to our named executive officers to help retain them and, in some cases, to make certain benefits available in a convenient and efficient manner in light of the demands and time constraints imposed on our executives.

Post-Termination Protection and Payments

We have entered into severance agreements with each of the named executive officers. The Compensation Committee believes these agreements are important in attracting and retaining key executive officers. Under these agreements, the executive would be entitled to severance benefits in the event of a termination of the executive’s employment by us without cause or by the executive for good reason. We have determined that it is appropriate to provide each named executive officer with severance benefits under these circumstances in light of his position with us and as part of his overall compensation package. The severance benefits for each named executive officer are generally determined as if he continued to remain employed by us for 18 months following his actual termination date (or two years in the case of Dr. Bianco). Because we believe that a termination by an executive for good reason (or constructive termination) is conceptually the same as an actual termination by us without cause, we believe it is appropriate to provide severance benefits following such a constructive termination of the executive’s employment. If we experience a change of control, outstanding equity awards, including awards held by our named executive officers, will generally become fully vested if they are not assumed by the successor entity.

During the past two years, the Compensation Committee has approved arrangements with each of the named executive officers that eliminate the executive’s right to be reimbursed for any excise taxes imposed on his severance payments and any other payments under Sections 280G and 4999 of the Internal Revenue Code (generally referred to as “parachute payments”). In March 2011, we entered into a new employment agreement with Dr. Bianco that eliminated the right he had under his prior employment agreement to be reimbursed for any parachute payment excise taxes. In January 2012, we entered into award agreements with each of Mr. Bianco and Dr. Singer to evidence the 2012-2015 Performance Awards described above. Each of these agreements provides that the executive will not be entitled to reimbursement for any excise taxes imposed on parachute payments received from us, whether the payment is made pursuant to the executive’s 2012-2015 Performance Award or another Company plan or agreement.

For more information regarding these severance arrangements, please see “Potential Payments upon Termination or Change in Control” below.

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that we may deduct in any one year with respect to our chief executive officer and certain other executive officers. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. The Compensation Committee generally considers the limitations imposed by Section 162(m) among other factors in making its compensation decisions. However, the Compensation Committee reserves the right to design programs that recognize a full range of performance criteria important to our success, even where the compensation paid under such programs may not be deductible. The Compensation Committee will continue to monitor the tax and other consequences of our executive compensation program as part of its primary objective of ensuring that compensation paid to our executive officers is reasonable, performance-based and consistent with our goals and the goals of our shareholders.

Risk Considerations

The Compensation Committee has reviewed our compensation programs to determine whether they encourage unnecessary or excessive risk taking and has concluded that they do not. The Compensation Committee believes that the design of our annual cash and long-term equity incentives provides an effective and appropriate mix of incentives to help ensure our performance is focused on long-term shareholder value creation and does not encourage the taking of short-term risks at the expense of long-term results. While our performance-based cash bonuses are based on annual results, the amount of such bonuses are generally capped and represent only a portion of each individual’s overall total compensation opportunities. We also generally have discretion to reduce bonus payments (or pay no bonus) based on individual performance and any other factors it may determine to be appropriate in the circumstances.

As to our compensation arrangements for executive officers, the Compensation Committee takes risk into account in establishing and reviewing these arrangements and believes that the executive compensation arrangements do not encourage unnecessary or excessive risk-taking. Base salaries are fixed in amount and thus do not encourage risk-taking. While the Compensation Committee considers the achievement of specific financial and operating performance goals in determining the cash bonuses to be awarded to executives under our cash incentive program, the Compensation Committee determines the actual amount of each executive’s bonus based on multiple Company and individual performance criteria as described above. The Compensation Committee believes that the annual incentive program appropriately balances risk and the desire to focus executives on specific annual goals important to our success, and that it does not encourage unnecessary or excessive risk taking. Finally, a significant portion of the compensation provided to our executive officers is in the form of equity awards that further align executives’ interests with those of shareholders. The Compensation Committee believes that these awards do not encourage unnecessary or excessive risk-taking since the ultimate value of the awards is tied to our stock price, and since grants are generally subject to long-term vesting schedules to help ensure that executives always have significant value tied to long-term stock price performance.

Say-on-Pay Vote

At the Annual Meeting held in November 2011, shareholders had the opportunity to cast an advisory vote on the compensation paid to our named executive officers as disclosed in the proxy statement. The proposal to approve the executives’ compensation was approved by approximately 77% of the total number of votes actually cast (disregarding abstentions and broker non-votes). The Compensation Committee, which is responsible for designing and administering our executive compensation program, believes this result affirms shareholders’ support of our approach to executive compensation. Accordingly, we continued our approach to executive compensation in 2011 and 2012, and our emphasis on performance-based compensation in particular, by implementing a long-term equity incentive program for 2012-2015 that is similar in structure to the 2009-2011 program. In order to help conform the program to best practices, the Compensation Committee also determined to eliminate the executives’ rights to be reimbursed for parachute payment excise taxes as noted above.

Summary

The Compensation Committee believes that our compensation philosophy and programs are designed to foster a performance-oriented culture that aligns employees’ interests with those of our shareholders. The Compensation Committee believes that the compensation of our executives is both appropriate and responsive to the goal of improving shareholder value.

The following “Compensation Committee Report” and related disclosure shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, except to the extent that we specifically incorporates this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

Compensation Committee Report

The Compensation Committee reviewed this Compensation Discussion and Analysis and discussed its contents with Company’s management. Based on this review and discussions, the Compensation Committee has recommended to the Board that this Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted by the Compensation Committee:

Frederick W. Telling, Ph.D., Chair

Richard L. Love

Mary O. Mundinger, DrPH

Phillip M. Nudelman, Ph.D.

Compensation Committee Interlocks and Insider Participation

The directors listed at the end of the Compensation Committee Report above were each members of the Compensation Committee during all of fiscal year 2012. No director who served on the Compensation Committee during fiscal year 2012 is or has been an executive officer of the Company or had any relationships requiring disclosure by us under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of our executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, any executive officer of which served as a member of the Board or the Compensation Committee during fiscal year 2012.

EXECUTIVE COMPENSATION

Summary Compensation Table—Fiscal Years 2010-2012

The following table sets forth information concerning compensation for fiscal years 2010, 2011 and 2012 for services rendered to us by the Chief Executive Officer (the “CEO”), the Executive Vice President, Finance and Administration, and our next three most highly compensated executive officers in office as of December 31, 2012, as well as two other individuals who served as our executive officers during fiscal year 2012. Collectively, these are the “named executive officers.”

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Stock Awards ($)(2)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total($)
James A. Bianco, M.D.	2012	650,000	552,500		1,318,393	—	—	292,643	2,813,536
Chief Executive	2011	650,000	767,500		2,891,120	—	—	287,018	4,595,638
Officer and President(5)	2010	650,000	585,000		—	—	—	125,967	1,360,967

Louis A. Bianco	2012	330,000	198,500	(6)	536,147	—	—	34,293	1,098,940
Executive Vice President	2011	330,000	242,550		675,836	—	—	32,928	1,281,314
Finance and Administration	2010	330,000	247,500		—	—	—	10,009	587,509

Jack W. Singer, M.D.	2012	340,000	203,000	(6)	536,147	—	—	42,579	1,121,726
Executive Vice President	2011	340,000	204,000		649,836	—	—	44,107	1,237,943
Global Medical Affairs and	2010	340,000	212,500		—	—	—	30,475	582,975
Translational Medicine

Steven E. Benner, M.D.	2012	210,218	142,000	(7)	345,000	—	—	3,153	700,371
Executive Vice President
Chief Medical Officer

Matthew Plunkett, Ph.D.	2012	106,041	62,500	(7)	153,000	—	—	—	321,541
Executive Vice President
Corporate Development

Craig W. Philips(8)	2012	219,296	100,500		791,036	—	—	216,892	1,327,724
Former President	2011	402,000	341,700		1,216,922	—	—	39,634	2,000,256
	2010	402,000	281,400		—	—	—	16,125	699,525

Daniel G. Eramian(9)	2012	275,625	37,800		395,518	—	—	36,424	745,367
Former Executive Vice President	2011	315,000	226,800		649,836	—	—	11,768	1,203,404
Corporate Communications	2010	315,000	220,500		—	—	—	250	535,750

(1)	Please see the Compensation Discussion and Analysis above for a description of the cash incentive program for the named executive officers for fiscal 2012.
(2)	The amounts reported in the “Stock Awards” column of the table above for each fiscal year reflect the grant date fair value of the stock awards granted to the named executive officers during the fiscal year. These values have been determined under generally accepted accounting principles used to calculate the value of equity awards for purposes of our financial statements. For a discussion of the assumptions and methodologies used to calculate the amounts reported above, please see the discussion of equity awards contained in Note 13 (Share-Based Compensation) to our Consolidated Financial Statements, included as part of our 2012 Annual Report.
(3)	The amounts reported in the “Stock Awards” column of the table above for fiscal 2012 for each of the named executive officers (other than Dr. Benner and Dr. Plunkett) include the grant-date fair value of the long-term performance awards granted to these executives in January 2012 based on the probable outcome (as of the grant date) of the performance-based conditions applicable to the awards, as determined under generally accepted accounting principles. The following table presents the aggregate grant-date fair value of these awards included in the “Stock Awards” column for fiscal 2012 for these executives and the aggregate grant-date fair value of these awards assuming that the highest level of performance conditions will be achieved.

	2012 Performance Awards
Name	Aggregate Grant Date Fair Value (Based on Probable Outcome) ($)	Aggregate Grant Date Fair Value (Based on Maximum Performance) ($)
James A. Bianco, M.D.	1,318,393	7,472,740
Louis A. Bianco	536,147	3,061,916
Jack W. Singer, M.D.	536,147	3,061,916
Craig W. Philips	791,036	4,482,488
Daniel G. Eramian	395,518	2,239,669

(4)	The following table provides detail on the amounts reported in the “All Other Compensation” column of the table above for each named executive officer:

Name	Executive Health Benefits ($)	Life Insurance Premiums ($)	401(k) Match ($)	Other Personal Benefits ($)(a)		Severance ($)	Total ($)
James A. Bianco, M.D.	143,688	30,785	—	118,170	(b)	—	292,643
Louis A. Bianco	17,378	9,532	3,750	3,633	(c)	—	34,293
Jack W. Singer, M.D.	30,699	—	3,750	8,130	(d)	—	42,579
Steven E. Benner, M.D.	—	—	3,153	—		—	3,153
Matthew Plunkett, Ph.D.	—	—	—	—		—	—
Craig W. Philips	9,745	—	3,289	5,224	(e)	198,634	216,892
Daniel G. Eramian	2,426	—	—	1,912	(f)	32,086	36,424

(a)	Certain named executive officers were accompanied by spouses or other family members on trips using chartered aircraft where the use of the chartered aircraft was primarily for business purposes. In those cases, there was no incremental cost to us of having additional passengers on the chartered aircraft, and as a result, no amount is reflected in this table with respect to this benefit.
(b)	This amount includes $62,161 for family members’ travel on commercial aircraft, $25,500 for personal travel expenses, $3,245 for tax preparation fees, $4,901 for health club dues, $20,087 for security expenses, $1,122 for residential services and $1,154 for miscellaneous expenses.
(c)	This amount includes $1,860 for tax preparation fees, $1,323 for security expenses, and $450 for miscellaneous expenses.
(d)	This amount includes $4,125 for tax preparation fees, $3,235 for security expenses, and $770 for telecommunications expenses.
(e)	This amount includes $4,906 for automobile allowance and $318 for security expenses.
(f)	This amount includes $765 for tax preparation fees and $1,147 for security expenses.

(5)	Dr. Bianco was appointed our President on July 25, 2012.
(6)	These amounts include a special bonus of $50,000 to each of Mr. Bianco and Dr. Singer in January 2012 to recognize their 20 years of continuous service with us since our inception.
(7)	These amounts include signing and relocation bonuses for Dr. Benner for a total of $85,000 and a signing bonus for Dr. Plunkett of $30,000.
(8)	Mr. Philips resigned as our President on June 16, 2012, effective as of July 16, 2012. Please see “Potential Payments Upon Termination or Change in Control” below for a description of the separation agreement entered into by Mr. Philips and us in connection with his termination.
(9)	Mr. Eramian’s employment with us terminated effective November 15, 2012. Please see “Potential Payments Upon Termination or Change in Control” below for a description of the separation agreement entered into by Mr. Eramian and us in connection with his termination.

Compensation of Named Executive Officers

The Summary Compensation Table above quantifies the value of the different forms of compensation earned by or awarded to our named executive officers for the fiscal years indicated above. The primary elements of each named executive officer’s total compensation reported in the table are base salary, an annual bonus, and long-term equity incentives consisting of awards of restricted stock and restricted stock units. Named executive officers also received the other benefits listed in the “All Other Compensation” column of the Summary Compensation Table, as further described in the footnotes to the table.

The Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow. The Grants of Plan-Based Awards table provides information regarding the incentives awarded to the named executive officers in fiscal 2012. The Outstanding Equity Awards at Fiscal Year-End and Option Exercises and Stock Vested tables provide further information on the named executive officers’ potential realizable value and actual value realized with respect to their equity awards. The “Potential Payments upon Termination or Change in Control” section provides information on the benefits the named executive officers may be entitled to receive in connection with certain terminations of their employment and/or our change in control.

Description of Employment Agreements—Cash Compensation

In March 2011, we entered into an employment agreement with Dr. Bianco that replaced his original employment agreement entered into in 2008. The employment agreement has a two-year term, with automatic one-year renewals unless either party gives notice that the term will not be extended. The agreement provides that Dr. Bianco will receive an initial annualized base salary of $650,000, subject to review by the Compensation Committee. Based on its review, the Compensation Committee may increase (but not reduce) the base salary level. The agreement also provides for annual bonuses for Dr. Bianco with a target annual bonus of at least 50% of his base salary and that his annual bonus may be up to 125% of his base salary if certain “stretch” performance goals established by the Compensation Committee for the applicable year are achieved. The agreement also provides for Dr. Bianco to participate in our usual benefit programs for senior executives, payment by us of disability insurance premiums and premiums for universal life insurance with a coverage amount of not less than $5,000,000 (up to an aggregate annual limit for such premiums of $50,000, subject to adjustment) and certain other personal benefits set forth in the agreement.

In June 2012, we entered into an offer letter with Dr. Benner. The letter does not have a specified term and provides for Dr. Benner to receive an initial annualized base salary of $380,000. Dr. Benner is eligible to receive an annual discretionary bonus, with a target bonus of 30% of base salary and a maximum bonus of 75% of base salary, and to participate in the benefit programs offered by us. The letter also provides for Dr. Benner to receive a signing bonus of $50,000 and a relocation allowance of $35,000, each of which must be repaid to us if Dr. Benner voluntarily terminates his employment within one year after his hire date. In addition, the letter provides for Dr. Benner to receive a grant of restricted shares as described below under “Grants of Plan-Based Awards—Fiscal 2012” and to be eligible for a 2012-2015 Performance Award grant.

In July 2012, we entered into an offer letter with Dr. Plunkett. The letter does not have a specified term and provides for Dr. Plunkett to receive an initial annualized base salary of $325,000. Dr. Plunkett is eligible to receive an annual discretionary bonus, with a target bonus of 30% of base salary and a maximum bonus of 75% of base salary, and to participate in the benefit programs offered by us. The letter also provides for Dr. Plunkett to receive a signing bonus of $30,000, which must be repaid to us if Dr. Plunkett voluntarily terminates his employment within one year after his hire date. In addition, the letter provides for Dr. Plunkett to receive a grant of restricted shares as described below under “Grants of Plan-Based Awards—Fiscal 2012.”

Provisions of each of the foregoing agreements relating to outstanding equity incentive awards and post-termination of employment benefits are discussed below under the applicable sections of this Proxy Statement.

Grants of Plan-Based Awards—Fiscal 2012

The following table presents information regarding the equity awards granted to the named executive officers in fiscal 2012.

Name/Award Type	Approval Date	Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
			Threshold (#)	Target (#)	Maximum (#)
James A. Bianco, M.D.
Performance Award(3)	11/22/11	1/3/12	—	60,920	—	—	—	—	—
Performance Award(4)	11/22/11	1/3/12	—	182,761	—	—	—	—	—
Performance Award(5)	11/22/11	1/3/12	—	34,521	—	—	—	—	—
Performance Award(6)	11/22/11	1/3/12	—	304,601	—	—	—	—	1,318,393
Performance Award(7)	11/22/11	1/3/12	—	121,841	—	—	—	—	—
Performance Award(8)	11/22/11	1/3/12	—	243,681	—	—	—	—	—
Performance Award(9)	11/22/11	1/3/12	—	121,841	—	—	—	—	—
Performance Award(10)	11/22/11	1/3/12	—	50,361	—	—	—	—	—

Louis A. Bianco
Performance Award(3)	11/22/11	1/3/12	—	24,774	—	—	—	—	—
Performance Award(4)	11/22/11	1/3/12	—	73,917	—	—	—	—	—
Performance Award(5)	11/22/11	1/3/12	—	13,809	—	—	—	—	—
Performance Award(6)	11/22/11	1/3/12	—	123,871	—	—	—	—	536,147
Performance Award(7)	11/22/11	1/3/12	—	49,548	—	—	—	—	—
Performance Award(8)	11/22/11	1/3/12	—	98,691	—	—	—	—	—
Performance Award(9)	11/22/11	1/3/12	—	49,548	—	—	—	—	—
Performance Award(10)	11/22/11	1/3/12	—	24,774	—	—	—	—	—

Jack W. Singer
Performance Award(3)	11/22/11	1/3/12	—	24,774	—	—	—	—	—
Performance Award(4)	11/22/11	1/3/12	—	73,917	—	—	—	—	—
Performance Award(5)	11/22/11	1/3/12	—	13,809	—	—	—	—	—
Performance Award(6)	11/22/11	1/3/12	—	123,871	—	—	—	—	536,147
Performance Award(7)	11/22/11	1/3/12	—	49,548	—	—	—	—	—
Performance Award(8)	11/22/11	1/3/12	—	98,691	—	—	—	—	—
Performance Award(9)	11/22/11	1/3/12	—	49,548	—	—	—	—	—
Performance Award(10)	11/22/11	1/3/12	—	24,774	—	—	—	—	—

Steven E. Benner, M.D.
Restricted Stock	6/13/12	6/13/12	—	—	—	100,000	—	—	345,000

Matthew Plunkett, Ph.D.
Restricted Stock	10/16/12	10/16/12	—	—	—	100,000	—	—	153,000

Craig W. Philips
Performance Award(3)	11/22/11	1/3/12	—	36,552	—	—	—	—	—
Performance Award(4)	11/22/11	1/3/12	—	109,656	—	—	—	—	—
Performance Award(5)	11/22/11	1/3/12	—	20,713	—	—	—	—	—
Performance Award(6)	11/22/11	1/3/12	—	182,761	—	—	—	—	791,036
Performance Award(7)	11/22/11	1/3/12	—	73,104	—	—	—	—	—
Performance Award(8)	11/22/11	1/3/12	—	146,209	—	—	—	—	—
Performance Award(9)	11/22/11	1/3/12	—	73,104	—	—	—	—	—
Performance Award(10)	11/22/11	1/3/12	—	30,054	—	—	—	—	—

Daniel G. Eramian
Performance Award(3)	11/22/11	1/3/12	—	18,276	—	—	—	—	—
Performance Award(4)	11/22/11	1/3/12	—	54,828	—	—	—	—	—
Performance Award(5)	11/22/11	1/3/12	—	10,153	—	—	—	—	—
Performance Award(6)	11/22/11	1/3/12	—	91,380	—	—	—	—	395,518
Performance Award(7)	11/22/11	1/3/12	—	36,552	—	—	—	—	—
Performance Award(8)	11/22/11	1/3/12	—	73,104	—	—	—	—	—
Performance Award(9)	11/22/11	1/3/12	—	36,552	—	—	—	—	—
Performance Award(10)	11/22/11	1/3/12	—	15,027	—	—	—	—	—

(1)	This column reflects the 2012-2015 Performance Awards that are subject to achievement by us of certain performance goals (identified in the footnotes below) on or before December 31, 2015. As described in the Compensation Discussion and Analysis above, each of these awards consists of a restricted stock component and a restricted stock unit component, with the number of shares that will vest or be payable in shares of our common stock, as applicable, upon achievement of the related performance goal to be determined by multiplying the payout percentage that has been assigned by the Compensation Committee to that goal for purposes of the named executive officer’s award by the number of shares of our common stock issued and outstanding at the time the Compensation Committee certifies that that particular goal has been achieved. For each award, the “Target” column reflects the number of shares that would vest or be issued under each award upon timely achievement of each performance goal based on the applicable payout percentages and the number of shares of our common stock issued and outstanding on January 3, 2012. The actual number of shares, if any, that will vest or be issued for each award upon timely achievement of the related performance goal may be different from the number reported in the table above depending on the number of shares of our common stock issued and outstanding at the time the Compensation Committee certifies that the goal has been achieved.
(2)	The amounts reported in this column reflect the grant date fair value of these awards as determined under the generally accepted accounting principles used to calculate the value of equity awards for purposes of our financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in this column, please see footnote (2) to the Summary Compensation Table. With respect to equity incentive plan awards, this column reflects the grant date fair value of such awards based on the probable outcome (as of the grant date) of the performance-based conditions applicable to the awards, as determined under generally accepted accounting principles.
(3)	The vesting of these awards was subject to us obtaining MAA approval of PIXUVRI on or before December 31, 2014. As noted in the Compensation Discussion and Analysis above, the Compensation Committee certified on June 27, 2012 that this performance goal had been achieved and that, accordingly, these awards vested as of the date of the Compensation Committee’s certification. The number of shares that vested in connection with the achievement of this goal is included in the “Option Exercises and Stock Vested—Fiscal Year 2012” table below.
(4)	The vesting of these awards was subject to us obtaining NDA approval of PIXUVRI on or before December 31, 2014. As noted in the Compensation Discussion and Analysis above, these awards were cancelled in March 2013.
(5)	The vesting of these awards is subject to us obtaining NDA approval of OPAXIO on or before December 31, 2015.
(6)	The vesting of these awards is subject to our achievement on or before December 31, 2015 of a market capitalization of $1.0 billion or greater (based on the average of the closing prices of our common stock over a period of five consecutive days).
(7)	The vesting of these awards is subject to our achievement of fiscal year sales equal to or greater than $50 million on or before December 31, 2015.
(8)	The vesting of these awards is subject to our achievement of fiscal year sales equal to or greater than $100 million on or before December 31, 2015.
(9)	The vesting of these awards is subject to our achievement of break-even cash flow in any two consecutive fiscal quarters before December 31, 2015.
(10)	The vesting of these awards is subject to our achievement of earnings per share results in any fiscal year equal to or greater than $0.30 per share of our common stock on or before December 31, 2015.

Each of the awards reported in the above table was granted under, and is subject to, the terms of our 2007 Equity Plan. The 2007 Equity Plan is administered by the Compensation Committee. The Compensation Committee has authority to interpret the plan provisions and make all required determinations under the plan. Awards granted under the plan are generally only transferable to a beneficiary of a named executive officer upon his death or, in certain cases, to family members for tax or estate planning purposes.

Under the terms of the 2007 Equity Plan, if there is a change in control of the Company, each named executive officer’s outstanding awards granted under the plan will generally become fully vested and, in the case of options, exercisable, unless the Compensation Committee provides for the substitution, assumption, exchange or other continuation of the outstanding awards. Any options that become vested in connection with a change in control generally must be exercised prior to the change in control, or they will be cancelled in exchange for the right to receive a cash payment in connection with the change in control transaction. If the Compensation Committee provides for awards to be assumed or otherwise continue following the change in control, the award will become fully vested if the holder’s employment is terminated by the successor corporation or one of its affiliates within 12 months following the change in control for any reason other than misconduct.

In addition, each named executive officer may be entitled to accelerated vesting of his outstanding equity-based awards upon certain terminations of his employment with us and/or our change in control. The terms of this accelerated vesting are described in this section and in the “Potential Payments Upon a Termination or Change in Control” section below.

Restricted Stock

The awards granted to Dr. Benner and Dr. Plunkett reported in the table above represent grants of restricted stock to each of these executive officers. The vesting schedules for these awards are described in the footnotes to the Outstanding Equity Awards at Fiscal 2012 Year-End Table below. Prior to the time the shares become vested, the named executive officer generally does not have the right to dispose of the restricted shares, but does have the right to vote and receive dividends (if any) paid by us in respect of the restricted shares.

Performance Awards

The awards granted in January 2012 reported in the table above represent the 2012-2015 Performance Awards. These awards will be payable in fully vested shares of our common stock if we achieve certain financial and operational performance goals by December 31, 2015. See the Compensation Discussion and Analysis above for a description of the performance and other vesting conditions applicable to the awards and the footnotes to the table above for the number of shares that would be payable upon achievement of the related performance goal. The named executive officer does not have the right to vote or dispose of the awards or any other shareholder rights with respect to the awards (except the portions of the awards granted in restricted stock have voting and dividend rights).

Outstanding Equity Awards at Fiscal 2012 Year-End

The following table presents information regarding the outstanding equity awards held by each of our named executive officers as of December 31, 2012, including the vesting dates for the portions of these awards that had not vested as of that date.

		Option Awards				Stock Awards
Name/Award Type	Grant Date	Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested ($)(1)
James A. Bianco, M.D.
CTI Option	12/11/03	103	—	9,720.00	12/11/13	—		—	—	—
CTI Option	12/14/05	208	—	2,832.00	12/14/15	—		—	—	—
CTI Option	1/18/07	200	—	2,040.00	1/18/17	—		—	—	—
CTI Option	12/27/07	333	—	567.00	12/27/17	—		—	—	—
CTI Restricted Stock	11/29/11	—	—	—	—	224,750	(3)	292,175	—	—
CTI Performance Award(4)	1/3/12	—	—	—	—	—		—	494,207	642,469
CTI Performance Award(5)	1/3/12	—	—	—	—	—		—	93,350	121,355
CTI Performance Award(6)	1/3/12	—	—	—	—	—		—	823,678	1,070,782
CTI Performance Award(7)	1/3/12	—	—	—	—	—		—	329,471	428,313
CTI Performance Award(8)	1/3/12	—	—	—	—	—		—	658,942	856,625
CTI Performance Award(9)	1/3/12	—	—	—	—	—		—	329,471	428,313
CTI Performance Award(10)	1/3/12	—	—	—	—	—		—	136,181	177,036

Louis A. Bianco
CTI Option	12/11/03	49	—	9,720.00	12/11/13	—		—	—	—
CTI Option	7/14/05	125	—	3,336.00	7/14/15	—		—	—	—
CTI Option	12/14/05	100	—	2,832.00	12/14/15	—		—	—	—
CTI Option	6/22/06	25	—	1,704.00	6/22/16	—		—	—	—
CTI Option	1/18/07	58	—	2,040.00	1/18/17	—		—	—	—
CTI Option	12/27/07	120	—	567.00	12/27/17	—		—	—	—
CTI Restricted Stock	11/29/11	—	—	—	—	67,424	(3)	87,651	—	—
CTI Performance Award(4)	1/3/12	—	—	—	—	—		—	199,879	259,843
CTI Performance Award(5)	1/3/12	—	—	—	—	—		—	37,340	48,542
CTI Performance Award(6)	1/3/12	—	—	—	—	—		—	334,962	435,451
CTI Performance Award(7)	1/3/12	—	—	—	—	—		—	133,985	174,180
CTI Performance Award(8)	1/3/12	—	—	—	—	—		—	266,872	346,933
CTI Performance Award(9)	1/3/12	—	—	—	—	—		—	133,985	174,180
CTI Performance Award(10)	1/3/12	—	—	—	—	—		—	66,992	87,090
Aequus Restricted Stock	2/11/11	—	—	—		150,000	(11)	19,500	—	—

Jack W. Singer
CTI Option	12/11/03	62	—	9,720.00	12/11/13	—		—	—	—
CTI Option	7/14/05	125	—	3,336.00	7/14/15	—		—	—	—
CTI Option	12/14/05	100	—	2,832.00	12/14/15	—		—	—	—
CTI Option	6/22/06	25	—	1,704.00	6/22/16	—		—	—	—
CTI Option	1/18/07	58	—	2,040.00	1/18/17	—		—	—	—
CTI Option	12/27/07	120	—	567.00	12/27/17	—		—	—	—
CTI Restricted Stock	11/29/11	—	—	—	—	67,424	(3)	87,651	—	—
CTI Performance Award(4)	1/3/12	—	—	—	—	—		—	199,879	259,843
CTI Performance Award(5)	1/3/12	—	—	—	—	—		—	37,340	48,542
CTI Performance Award(6)	1/3/12	—	—	—	—	—		—	334,962	435,451
CTI Performance Award(7)	1/3/12	—	—	—	—	—		—	133,985	174,180
CTI Performance Award(8)	1/3/12	—	—	—	—	—		—	266,872	346,933
CTI Performance Award(9)	1/3/12	—	—	—	—	—		—	133,985	174,180
CTI Performance Award(10)	1/3/12	—	—	—	—	—		—	66,992	87,090

Steven E. Benner, M.D.
CTI Restricted Stock	6/13/12	—	—	—		100,000	(12)	130,000	—	—

Matthew Plunkett, Ph.D.
CTI Restricted Stock	10/16/12	—	—	—		100,000	(13)	130,000	—	—

Craig W. Philips	—	—	—	—		—		—	—	—

Daniel G. Eramian
CTI Option	3/31/06	79	—	2,292.00	2/15/13	—		—	—	—
CTI Option	6/22/06	25	—	1,704.00	2/15/13	—		—	—	—
CTI Option	1/18/07	50	—	2,040.00	2/15/13	—		—	—	—
CTI Option	12/27/07	120	—	567.00	2/15/13	—		—	—	—
CTI Restricted Stock	11/29/11	—	—	—	—	33,712	(14)	43,826	—	—

(1)	The dollar amounts shown in these columns for awards granted by us are determined by multiplying the applicable number of shares or units by $1.30 (the closing price of our common stock on the last trading day of fiscal 2012) or, in the case of the shares granted by Aequus, by multiplying the applicable number of shares by $0.13 (the fair market value of Aequus’ common stock as of December 31, 2012).
(2)	The entries in this column reflect the 2012-2015 Performance Awards that are subject to our achievement of certain performance goals (identified in the footnotes below) on or before December 31, 2015. As described in the Compensation Discussion and Analysis above, each of these awards consists of a restricted stock component and a restricted stock unit component, with the number of shares that will vest or be payable in shares of our common stock, as applicable, upon achievement of the related performance goal to be determined by multiplying the payout percentage that has been assigned by the Compensation Committee to that goal for purposes of the named executive officer’s award by the number of shares of our common stock issued and outstanding at the time the Compensation Committee certifies that particular goal has been achieved. The table above reports the aggregate number of shares that would be vest or be issued under each award upon timely achievement of each performance goal based on the applicable payout percentages and the number of shares of our common stock issued and outstanding on December 31, 2012. The actual number of shares, if any, that will vest or be issued for each award upon timely achievement of the related performance goal may be different from the number reported in the table above depending on the number of shares of our common stock issued and outstanding at the time the Compensation Committee certifies that the goal has been achieved.
(3)	These awards were amended during 2012 to provide that one-half of these shares, which were originally scheduled to vest on November 29, 2012, vested on March 4, 2013. The remaining one-half of these shares are scheduled to vest on May 29, 2013, with vesting in each case being subject to continued service through the applicable vesting date.
(4)	The vesting of these awards is subject to us obtaining NDA approval of PIXUVRI on or before December 31, 2015. As noted in the Compensation Discussion and Analysis above, these awards were cancelled in March 2013.
(5)	The vesting of these awards is subject to us obtaining NDA approval of OPAXIO on or before December 31, 2015.
(6)	The vesting of these awards is subject to our achievement on or before December 31, 2015 of a market capitalization of $1.0 billion or greater (based on the average of the closing prices of our common stock over a period of five consecutive days).
(7)	The vesting of these awards is subject to our achievement of fiscal year sales equal to or greater than $50 million on or before December 31, 2015.
(8)	The vesting of these awards is subject to our achievement of fiscal year sales equal to or greater than $100 million on or before December 31, 2015.
(9)	The vesting of these awards is subject to our achievement of break-even cash flow in any two consecutive fiscal quarters before December 31, 2015.
(10)	The vesting of these awards is subject to our achievement of earnings per share results in any fiscal year equal to or greater than $0.30 per share of our common stock on or before December 31, 2015.
(11)	These shares were granted to Mr. Bianco by Aequus and vest as to one-third of these shares on each of February 11, 2013, February 11, 2014 and February 11, 2015, subject to continued service with Aequus.
(12)	This award was amended during 2012 to provide that one-third of these shares, which were originally scheduled to vest on December 13, 2012, vested on March 4, 2013. The remaining two-thirds of these shares are scheduled to vest on December 13, 2013, with vesting in each case being subject to continued service through the applicable vesting date.
(13)	One-third of these shares will vest on each of September 4, 2013, September 4, 2014 and September 4, 2015, subject to continued service through the applicable vesting date.
(14)	Pursuant to the separation agreement entered into by Mr. Eramian and us in January 2013, these shares became vested on January 12, 2013.

Option Exercises and Stock Vested—Fiscal Year 2012

The following table presents information regarding the vesting during fiscal year 2012 of stock awards we granted to the named executive officers. No executive officer exercised any stock options we granted during fiscal 2012.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
James A. Bianco, M.D.	—	—	228,504	742,430
Louis A. Bianco	—	—	68,160	191,493
Jack W. Singer, M.D.	—	—	68,160	191,493
Steven E. Benner, M.D.	—	—	—	—
Matthew Plunkett, Ph.D.	—	—	—	—
Craig W. Philips	—	—	116,268	308,995
Daniel G. Eramian	—	—	60,218	168,144

(1)	The dollar amounts shown in this column for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of the shares of our common stock on the vesting date.

Potential Payments upon Termination or Change in Control

The following section describes the benefits that may become payable to the named executive officers in connection with a termination of their employment and/or our change in control. In addition, as noted in the “Compensation Discussion and Analysis” above, the 2012-2015 Performance Awards granted to the named executive officers, which were effective as of January 3, 2012, would generally vest if a change in control of the Company occurs (subject to certain limitations with respect to the Market Cap Goal as described above).

James A. Bianco, M.D.

As described above, Dr. Bianco entered into a new employment agreement with us in March 2011. Pursuant to his employment agreement, if Dr. Bianco’s employment is terminated by us without cause or if he resigns for good reason (as the terms “cause” and “good reason” are defined in the agreement), he will receive the following severance benefits: (i) cash severance equal to two years of his base salary, (ii) reimbursement for up to two years by us for COBRA premiums to continue his medical coverage and that of his eligible dependents and (iii) continued payment for up to two years by us of premiums to maintain life insurance paid for by us at the time of his termination. In addition, Dr. Bianco would be entitled to accelerated vesting of all of his then-outstanding and unvested stock-based compensation, and his outstanding stock options would remain exercisable for a period of two years following the severance date. In the event of our change of control, if Dr. Bianco is terminated without cause or resigns for good reason, he will receive cash severance in the form of a lump sum payment equal to two years of his base salary, plus an amount equal to the greater of the average of his three prior years’ bonuses or thirty percent of his base salary, as well as the benefits described in clauses (ii) and (iii) above. Dr. Bianco’s right to receive these severance benefits is conditioned upon his executing a release of claims in favor of us and complying with certain restrictive covenants set forth in the agreement. Further, if we are required to restate financials due to our material noncompliance with any financial reporting requirement under the U.S. securities laws during any period for which Dr. Bianco was our chief executive officer or Dr. Bianco acts in a manner that would have constituted cause for his termination had he been employed at the time of such act, Dr. Bianco will not be entitled to any severance benefits that have not been paid, and will be required to repay any portion of the severance to us that has already been paid. The agreement further provides that if there is a change of control of the Company during Dr. Bianco’s employment with us, all of his then-

outstanding and unvested stock-based compensation will fully vest and all outstanding stock options will remain exercisable for a period of two years following Dr. Bianco’s severance date. As noted above, Dr.  Bianco is not entitled to any tax gross-up payments from us under his new employment agreement.

Other Named Executive Officers

We have entered into severance agreements with each of the named executive officers currently employed with us (other than Dr. Bianco). These agreements provide that in the event the executive is discharged from employment by us without cause (as defined in the agreement) or resigns for good reason (as defined in the agreement, which definition includes a change in control of the Company other than as to Dr. Plunkett’s agreement), he will receive the following severance benefits: (i) cash severance equal to 18 months of his base salary, plus an amount equal to the greater of the average of his three prior years’ bonuses or thirty percent of his base salary, (ii) reimbursement for up to 18 months by us for COBRA premiums to continue his medical coverage and that of his eligible dependents, and (iii) continued payment for up to 18 months by us of premiums to maintain life insurance paid for by us at the time of his termination. In addition, the executive would be entitled to accelerated vesting of all of his then-outstanding and unvested stock-based compensation, and, in the case of Mr. Bianco and Dr. Singer, his outstanding stock options would remain exercisable for a period of 21 months following the severance date. The executive’s right to receive these severance benefits is conditioned upon his executing a release of claims in favor of us and not breaching his inventions and proprietary information agreement with us. Although the severance agreements for Mr. Bianco and Dr. Singer provide for the executive to be reimbursed for any excise tax imposed under Section 280G of the Internal Revenue Code on these benefits, each of these executives has entered into an agreement with us, effective January 3, 2012, that provides he will not be entitled to any such tax reimbursement. These executives’ agreements are included in the award agreement evidencing the executive’s 2012-2015 Performance Award and applies to taxes imposed under Section 280G on any payments or benefits received from us, whether the payment is made pursuant to the executive’s 2012-2015 Performance Award or another Company plan or agreement. The severance agreements for Dr. Benner and Dr. Plunkett do not provide for any tax reimbursements.

Quantification of Severance and Change in Control Benefits

The tables below quantify the benefits that would have been payable to each of the named executive officers if the executive’s employment had terminated under the circumstances described above and/or our change in control had occurred on December 31, 2012. The first table presents the benefits the executive would have received if such a termination had occurred outside of the context of a change in control. The second table presents the benefits the executive would have received if such a termination occurred in connection with a change in control.

Severance Benefits (Outside of Change of Control)

Name	Cash Severance ($)(1)	Continuation of Health/Life Benefits ($)(2)	Equity Acceleration ($)(3)	Totals ($)
James A. Bianco, M.D.	1,300,000	164,220	4,017,067	5,481,287
Louis A. Bianco	724,517	66,588	1,613,872	2,404,977
Jack W. Singer, M.D.	716,500	86,819	1,613,872	2,417,191
Steven E. Benner, M.D.	712,000	38,628	130,000	880,628
Matthew Plunkett, Ph.D.	585,000	34,020	130,000	749,020

(1)	For Dr. Bianco, this amount represents two years of his base salary. For each of the other named executive officers, this amount represents the sum of (i) 18 months of the executive’s base salary, and (ii) the greater of the executive’s average annual bonus for the preceding three years or 30% of the executive’s base salary.
(2)

This amount represents the aggregate estimated cost of the premiums that would be charged to continue health coverage for the applicable period pursuant to COBRA for the executive and his eligible dependents

(to the extent that such dependents were receiving health benefits as of December 31, 2012). For Dr. Bianco, this amount also includes the cost of continued payment by us of his life insurance premiums for two years. For each of the other named executive officers, this amount also includes the cost of continued payment by us of their life insurance premiums for 18 months.
(3)	This amount represents the intrinsic value of the unvested portions of the executive’s awards that would have accelerated on a termination of the executive’s employment as described above. For options, this value is calculated by multiplying the amount (if any) by which $1.30 (the closing price of our common stock on the last trading day of fiscal 2012) exceeds the exercise price of the option by the number of shares subject to the accelerated portion of the option. For restricted stock awards, this value is calculated by multiplying $1.30 (or, in the case of awards granted by Aequus, $0.13, which Aequus determined to be the fair market value of Aequus common stock as of December 31, 2012) by the number of shares subject to the accelerated portion of the award. As noted above, each executive would have been entitled to full acceleration of his then-outstanding equity awards on such a termination. Dr. Bianco’s stock options would also remain exercisable for two years following his termination, subject to earlier termination at the end of the maximum term of the option or in connection with our change in control.

Change of Control Severance Benefits

Name	Cash Severance ($)(1)	Continuation of Health Benefits ($)(2)	Equity Acceleration ($)(3)	Total ($)
James A. Bianco, M.D.	1,935,000	164,220	2,946,286	5,045,506
Louis A. Bianco	724,517	66,588	1,178,421	1,969,526
Jack W. Singer, M.D.	716,500	86,819	1,178,421	1,981,740
Steven E. Benner, M.D.	712,000	38,628	130,000	880,628
Matthew Plunkett, Ph.D.	585,000	34,020	130,000	749,020

(1)	For each of the named executive officers, this amount represents the sum of (i) 18 months of the executive’s base salary (or, in the case of Dr. Bianco, two years of his base salary), and (ii) the greater of the executive’s average annual bonus for the preceding three years or 30% of the executive’s base salary.
(2)	See footnote (2) to the table above.
(3)	See footnote (3) to the table above. Except as expressly provided under the terms of the award, Dr. Bianco would generally be entitled to full acceleration of his outstanding equity awards on a change in control without regard to whether his employment terminates, and each of the other executives would generally be entitled to full acceleration of his outstanding equity awards on a termination of his employment in the circumstances described above. As described in the Compensation Discussion and Analysis above, the long-term incentive awards granted to the named executive officers in January 2012 would generally vest on a change in control, except that the vesting of a portion of these awards was contingent on our market capitalization and, if our change in control occurred, would be determined based on our market capitalization at the time of the change in control (notwithstanding any acceleration provisions of the executive’s employment or severance agreement). If a change in control had occurred on December 31, 2012, the market capitalization goal under the awards would not have been met, and the portion of the award related to market capitalization would have been cancelled on that date. Accordingly, the values reported in this column are lower than the values reported in the corresponding column of the Severance Benefits (Outside of Change of Control) table above.

Former Executives

In October 2012, we entered into a separation agreement with Mr. Philips in connection with the termination of his employment with us effective July 16, 2012. Under the agreement, Mr. Philips is entitled to receive a severance payment of $435,500, with 25% of such amount to be paid within 30 days after the effective date of the agreement and the balance of such amount to be paid in twelve monthly installments thereafter. We will also pay Mr. Philips’ premiums to continue his health coverage for 13 months following his termination. Mr. Philips’

equity awards granted by us and Aequus to the extent then outstanding and unvested, terminated as of July 16, 2012. Pursuant to the agreement, Mr. Philips has agreed to vote his shares of our common stock in a manner consistent with the recommendation of the Board through October 13, 2013. The separation agreement also includes a mutual release of claims by the parties and certain restrictive covenants by Mr. Philips in favor of us.

In January 2013, we entered into a separation agreement with Mr. Eramian in connection with the termination of his employment with us effective November 15, 2012. Under the agreement, Mr. Eramian is entitled to receive total cash severance payments of approximately $567,238. Of the total payments, approximately $252,238 will be paid in May 2013, and the balance will be paid in twelve monthly installments following May 2013. We will also pay the premiums to continue Mr. Eramian’s health coverage and life insurance provided by us for up to 18 months following his termination. In addition, the agreement provides for accelerated vesting of certain equity awards granted to Mr. Eramian by us that were otherwise unvested such that he became vested in 33,712 shares of our common stock. Any rights of Mr. Eramian to other equity awards granted by us, to the extent otherwise unvested, terminated. The agreement also includes a mutual release of claims by the parties and certain restrictive covenants by Mr. Eramian in favor of us.

OTHER INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table provides certain information regarding beneficial ownership of common stock as of April 15, 2013 by (1) each shareholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (2) each of our directors, (3) each of the principal executive officer (the “PEO”), principal financial officer (the “PFO”), and our three most highly compensated executive officers other than the PEO and PFO who served as executive officers during the fiscal year ended December 31, 2012, and (4) all directors and executive officers as a group:

	Common Stock
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Shares Subject to Convertible Securities(2)	Percentage Ownership(1)
5% or More Shareholders:
Entities affiliated with FMR LLC(3)	7,331,357	176,400	6.5%
Directors and named executive officers:(4)
John H. Bauer**(5)	334,389	3,179	*
Steven E. Benner, M.D.(6)	396,705	—	*
James A. Bianco, M.D.**(7)	1,802,858	844	1.6%
Louis A. Bianco(8)	637,924	477	*
Daniel G. Eramian(9)	82,818	—	*
Vartan Gregorian, Ph.D.**(10)	321,180	3,200	*
Richard L. Love**(11)	348,488	3,180	*
Mary O. Mundinger, DrPH**(12)	261,581	3,203	*
Phillip M. Nudelman, Ph.D.**(13)	274,137	3,214	*
Craig W. Philips(14)	414	—	*
Matthew J. Plunkett, Ph.D.(15)	396,705	—	*
Jack W. Singer, M.D.**(16)	711,525	490	*
Frederick W. Telling, Ph.D.**(17)	308,275	3,169	*
Reed V. Tuckson, M.D.**(18)	305,105	1,400	*
All directors and executive officers as a group (14 persons)(19)	6,182,104	22,356	5.49%

*	Less than 1%.
**	Denotes director of the Company.
(1)	Beneficial ownership generally includes voting or investment power with respect to securities and is calculated based on 112,634,635 shares of our common stock outstanding as of April 15, 2013. This table is based upon information supplied by officers, directors and other investors including information from Schedules 13D, 13G and 13F and Forms 3 and 4 filed with the SEC. Shares of common stock subject to options, warrants or other securities convertible into common stock that are currently exercisable or convertible, or exercisable or convertible within sixty (60) days of April 15, 2013, are deemed outstanding for computing the percentage of the person holding the option, warrant or convertible security but are not deemed outstanding for computing the percentage of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of stock beneficially owned.
(2)	Shares subject to convertible securities included in this column reflects all options, warrants and convertible debt held by the holder exercisable within sixty (60) days after April 15, 2013. These shares are also included in the column titled “Number of Shares Beneficially Owned.”
(3)

As reflected in the Schedule 13G/A filed on February 14, 2013 by FMR LLC (“FMR”) and Edward C. Johnson. Fidelity Management & Research Company (“Fidelity Management”), a wholly-owned subsidiary of FMR LLC and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 7,331,357 shares and this amount beneficially owned includes

176,400 shares, as adjusted to reflect our one-for-five reverse stock split that was effective on September 2, 2012, of our common stock issuable upon exercise of warrants. The ownership of one investment company, Fidelity Select Biotechnology Portfolio (“Fidelity Select”) amounted to 6,843,029 of the shares. Mr. Johnson and FMR, through its control of Fidelity Management, and the funds each has sole power to dispose of the shares. Neither FMR nor Mr. Johnson has the sole power to vote or direct the voting of the shares, which power resides with the funds’ Board of Trustees. Fidelity Management carries out the voting of the shares under written guidelines established by the funds’ Board of Trustees. The address of Fidelity Management and Fidelity Select is 82 Devonshire Street, Boston MA 02109.
(4)	The address of our current directors and executive officers listed is 3101 Western Avenue, Suite 600, Seattle, Washington 98121.
(5)	Number of shares beneficially owned includes 58,320 shares of unvested restricted stock, all of which have contingent vesting terms and will vest based on the achievement of certain performance goals as described in footnote (19) below.
(6)	Number of shares beneficially owned includes 363,371 shares of unvested restricted stock and 33,334 shares held in trust.
(7)	Number of shares beneficially owned includes 1,684,609 shares of unvested restricted stock, 583,217 of which have contingent vesting terms and will vest based on the achievement of certain performance goals as described in footnote (19) below.
(8)	Number of shares beneficially owned includes 567,275 shares of unvested restricted stock, 236,858 of which have contingent vesting terms and will vest based on the achievement of certain performance goals as described in footnote (19) below. Includes 37 shares held by Mr. Bianco in trust for his children.
(9)	Mr. Eramian, our former Executive Vice President, Corporate Communications, separated from us effective as of November 15, 2012.
(10)	Number of shares beneficially owned includes 58,320 shares of unvested restricted stock, all of which have contingent vesting terms and will vest based on the achievement of certain performance goals as described in footnote (19) below.
(11)	Number of shares beneficially owned includes 58,320 shares of unvested restricted stock, all of which have contingent vesting terms and will vest based on the achievement of certain performance goals as described in footnote (19) below.
(12)	Number of shares beneficially owned includes 58,320 shares of unvested restricted stock, all of which have contingent vesting terms and will vest based on the achievement of certain performance goals as described in footnote (19) below.
(13)	Number of shares beneficially owned includes 87,481 shares of unvested restricted stock, all of which have contingent vesting terms and will vest based on the achievement of certain performance goals as described in footnote (19) below.
(14)	Mr. Philips resigned as our President on June 16, 2012, effective as of July 16, 2012.
(15)	Number of shares beneficially owned includes 396,705 shares of unvested restricted stock.
(16)	Number of shares beneficially owned includes 567,275 shares of unvested restricted stock, 236,858 of which have contingent vesting terms and will vest based on the achievement of certain performance goals as described in footnote (19) below.
(17)	Number of shares beneficially owned includes 58,320 shares of unvested restricted stock, all of which have contingent vesting terms and will vest based on the achievement of certain performance goals as described in footnote (19) below.
(18)	Number of shares beneficially owned includes 60,720 shares of unvested restricted stock, 58,320 of which have contingent vesting terms and will vest based on the achievement of certain performance goals as described in footnote (19) below.
(19)

Number of shares beneficially owned includes 4,019,036 shares of unvested restricted stock for all directors and executive officers as a group, of which 1,494,334 shares are contingent and would vest as described in the above footnotes. Shares beneficially owned include unvested restricted stock which, as described in the Compensation Discussion and Analysis above, have contingent vesting terms based on the achievement of the following four performance goals, subject to the goal’s achievement before December 31, 2015 and the individual’s continued employment or service with us: Opaxio NDA Approval, Market Cap Goal, $50M

Sales Goal and $100M Sales Goal. In the event that a particular performance goal is achieved prior to December 31, 2015, the following shares of restricted stock would vest as of the date of certification by the Compensation Committee of the achievement of such goal:

Name	Number of Shares of Restricted Stock Granted
	Opaxio NDA Approval	Market Cap Goal	$50M Sales Goal	$100M Sales Goal
James A. Bianco, M.D.	31,741	280,937	112,375	158,164
John H. Bauer	3,174	28,093	11,237	15,816
Louis A. Bianco	12,855	114,248	45,699	64,056
Vartan Gregorian, Ph.D.	3,174	28,093	11,237	15,816
Richard L. Love	3,174	28,093	11,237	15,816
Mary O. Mundinger, DrPH.	3,174	28,093	11,237	15,816
Phillip M. Nudelman, Ph.D.	4,761	42,140	16,856	23,724
Jack W. Singer, M.D.	12,855	114,248	45,699	64,056
Frederick W. Telling, Ph.D.	3,174	28,093	11,237	15,816
Reed V. Tuckson	3,174	28,093	11,237	15,816

Equity Compensation Plan Information

The following table gives information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing compensation plans as of December 31, 2012, including the 2007 Equity Plan, 1994 Equity Incentive Plan and the ESPP.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		(b) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plans Approved by Shareholders	307,329	(1)	$33.72	41,951	(2)
Plan Not Approved by Shareholders	—		—	—
Totals	307,329		$33.72	41,951

(1)	Of these shares, 307,316 were subject to options then outstanding under the 2007 Equity Plan, and 13 were subject to options then outstanding under the 1994 Equity Incentive Plan. As described in the Compensation Discussion and Analysis above, the Compensation Committee approved the 2012-2015 Performance Awards under the 2007 Equity Plan that would be payable in fully-vested shares of our common stock upon satisfaction of the performance and other requirements imposed on the award, with a portion of each such award being granted in the form of restricted shares that would vest upon achievement of the related performance goal and the balance of each such award being granted as a contingent right to receive additional shares upon achievement of the performance goal based on our total outstanding shares at the time such goal is achieved. Columns (a) and (b) of this table are presented without giving effect to the 2012-2015 Performance Awards as (1) the restricted shares subject to these awards were issued and outstanding as of December 31, 2012, and (2) the remaining number of shares that would be issuable in payment of these awards depends on our total issued and outstanding shares at the time of payment and was therefore not determinable as of December 31, 2012.
(2)

Of these shares, no shares were available for issuance under the 2007 Equity Plan, and 41,951 were available for issuance under the ESPP. Our authority to grant new awards under the 1994 Equity Incentive Plan has terminated. This number of shares is presented after giving effect to the 2012-2015 Performance Awards (based on the number of shares of our common stock issued and outstanding as of December 31, 2012 and assuming the performance goals applicable to these awards were achieved). As of December 31,

2012, 2,993,930 shares of our common stock were available for award grant purposes under the 2007 Equity Plan (giving effect only to the portion of the 2012-2015 Performance Awards granted in the form of restricted shares as described in footnote (1) above), and all of these shares would have been used to pay the 2012-2015 Performance Awards if the performance goals applicable to these awards had been achieved. If the 2012-2015 Performance Awards become payable and sufficient shares are not available under the 2007 Equity Plan (after reserving sufficient shares to cover the other awards then outstanding under the 2007 Equity Plan), the number of shares payable with respect to the 2012-2015 Performance Awards will be proportionately reduced such that the share limits of the 2007 Equity Plan will not be exceeded.

Executive Officers

The following table sets forth certain information with respect to our executive officers as of May 1, 2013:

Name	Age	Position
Steven E. Benner, M.D.	53	Executive Vice President, Chief Medical Officer
James A. Bianco, M.D.	56	President and Chief Executive Officer
Louis A. Bianco	60	Executive Vice President, Finance and Administration
Matthew J. Plunkett, Ph.D.	41	Executive Vice President, Corporate Development
Jack W. Singer, M.D.	70	Executive Vice President, Global Medical Affairs and Translational Medicine

For biographical information concerning Dr. James Bianco and Dr. Jack Singer, who are each our directors as well as executive officers, please see the discussion above under Proposal 1.

Dr. Benner assumed his role as our Executive Vice President, Chief Medical Officer on June 13, 2012. Prior to joining us, Dr. Benner was Senior Vice President and Chief Medical Officer of OncoMed Pharmaceuticals from February 2007 to November 2011. From November 2002 to November 2006, Dr. Benner was Senior Vice President and Chief Medical Officer of Protein Design Labs Inc. (later PDL Biopharma). Prior to that, Dr. Benner held a series of positions of increasing responsibility at Bristol-Myers Squibb, where he held leadership roles in clinical oncology, drug development and licensing, culminating in his position as a Vice President in the company’s Pharmaceutical Research Institute. Prior to his work with industry, Dr. Benner held faculty appointments at the University of North Carolina and the University of Texas M.D. Anderson Cancer Center. He received his M.D. from the University of Missouri-Columbia and earned an M.H.S. in Clinical Epidemiology from Johns Hopkins University.

Mr. Bianco is one of our founders and has been our Executive Vice President, Finance and Administration since February 1, 1992. He was also a director from our inception in September 1991 to April 1992 and from April 1993 to April 1995. From January 1989 through January 1992, Mr. Bianco was a Vice President at Deutsche Bank Capital Corporation in charge of risk management. Mr. Bianco is a Certified Public Accountant and received his M.B.A. from New York University. Mr. Bianco and Dr. Bianco are brothers.

Dr. Plunkett assumed his role as our Executive Vice President, Corporate Development in September 2012. Prior to joining us, Dr. Plunkett was the Chief Financial Officer of the California Institute for Regenerative Medicine from November 2011 to August 2012. From July 2009 to April 2011, Dr. Plunkett was the Vice President and Chief Financial Officer of iPerian, Inc. From December 2000 to July 2009, Dr. Plunkett held positions at Oppenheimer & Co. and its U.S. predecessor, CIBC World Markets, including serving as Managing Director, Head of West Coast Biotechnology from December 2008 to July 2009 and Executive Director, Head of West Coast Biotechnology from January 2008 to December 2008. He received his B.S. in chemistry from Harvey Mudd College and a Ph.D. in organic chemistry from the University of California, Berkeley.

Related Party Transactions

Pursuant to our Code of Business Conduct and Ethics and the Amended and Restated Charter for the Audit Committee, any potential related party transaction must be fully disclosed to our Chief Financial Officer. Upon review, if the Chief Financial Officer determines that the transaction is material to us, then the Audit Committee must review and approve in writing in advance such related party transaction. Item 404(a) of Regulation S-K requires us to disclose in this Proxy Statement any transaction involving more than $120,000 in which we are a participant and in which any related person has or will have a direct or indirect material interest. A related person is any executive officer, director, nominee for director, or holder of 5% or more of our common stock, or an immediate family member of any of those persons.

Certain Transactions with Related Persons

In May 2007, we formed Aequus, a majority-owned subsidiary of which our ownership was approximately 61% as of December 31, 2012. We entered into a license agreement with Aequus whereby Aequus gained rights to our Genetic Polymer™ technology that Aequus will continue to develop. The Genetic Polymer technology may speed the manufacture, development, and commercialization of follow-on and novel protein-based therapeutics.

In May 2007, we also entered into an agreement to fund Aequus in exchange for a convertible promissory note that becomes due and payable in five years and earns interest at a rate of 6% per annum. The note can be converted into equity at any time prior to its maturity upon our demand, or upon other triggering events. The number of shares of Aequus equity securities to be issued upon conversion of this note is equal to the quotient obtained by dividing (i) the outstanding balance of the note by (ii) 100% of the price per share of the equity securities. We funded Aequus $0.5 million, $0.6 million and $0.5 million during the years ended December 31, 2012, 2011 and 2010, respectively. In addition, we entered into a services agreement to provide certain administrative and research and development services to Aequus. The amounts charged for these services, if unpaid by Aequus within 30 days, will be considered additional principal advanced under the promissory note. The convertible promissory note balance including accrued interest was approximately $4.0 million and $3.3 million as of December 31, 2012 and 2011, respectively.

Our President and Chief Executive Officer, James A. Bianco, M.D. and our Executive Vice President, Global Medical Affairs and Translational Medicine, Jack W. Singer, M.D. are both minority shareholders of Aequus, each owning approximately 4.3% of the equity in Aequus as of December 31, 2012, and are members of the board of directors of Aequus. Additionally, Frederick W. Telling, Ph.D., a member of the Board, owns approximately 1.3% of Aequus as of December 31, 2012, which includes the restricted shares described in the next sentence, and is also a member of the board of directors of Aequus. In 2011, Dr. Telling was granted an award of 100,000 restricted shares of Aequus common stock with a grant-date fair value (as determined under generally accepted accounting principles) of $13,000 and payment of $2,500 was made by Aequus as partial reimbursement of Dr. Telling’s tax obligations in connection with this award. Of the 100,000 restricted shares of Aequus granted to Dr. Telling, 8,333 shares were unvested as of December 31, 2012. In addition, in 2012, Dr. Telling earned $7,500 in fees for his service on the board of directors of Aequus (of which $5,000 was paid in 2012). Dr. Telling did not receive any other compensation in 2012 for his services to Aequus. Our Executive Vice President, Finance and Administration, Louis A. Bianco provides certain consulting services to Aequus, including financial guidance business development services, for which he received a grant of restricted shares of Aequus common stock during 2011 with a grant date fair value of $26,000 and a cash payment of $5,000 as partial reimbursement for taxes associated with such restricted shares. Prior to his resignation as our President in July 2012, Craig W. Philips provided certain consulting services to Aequus, including strategic planning services, for which he received a grant of restricted shares of Aequus common stock during 2011 with a grant date fair value of $26,000. The size of the grants to each of Mr. Bianco and Mr. Philips was determined by the board of directors of Aequus in its discretion, and each of these grants is subject to a four-year vesting schedule. Upon Mr. Philips resignation, 75% of his grant was forfeited.

We formerly owned a minority interest in DiaKine Therapeutics, Inc. (“DiaKine”). Mr. Bianco and Dr. Singer resigned from the board of directors of DiaKine in August 2010 and December 2009, respectively. In 2005, we entered into a license agreement with DiaKine for the exclusive license of Lisofylline material to DiaKine. In connection with the license agreement, we also entered into a joint representation letter with DiaKine and a law firm for legal services provided by the law firm with respect to the Lisofylline material. Pursuant to the license agreement, DiaKine agreed to pay all fees of legal services provided by the law firm with respect to the Lisofylline material. Pursuant to the joint representation letter, we agreed to be jointly responsible to the law firm with DiaKine for the payment of such fees to the law firm. In 2009, DiaKine failed to pay certain amounts payable to the law firm pursuant to the joint representation letter. In February 2010, we severed the joint representation letter with DiaKine and paid the outstanding third-party payables owed to the law firm in the amount of $206,000. In exchange, DiaKine issued to us an unregistered convertible subordinated note due February 2013 in the amount of $206,000. The note was convertible into equity of DiaKine upon the occurrence of certain events, including certain financings of DiaKine and a sale of DiaKine.

On June 17, 2010, we terminated the license agreement due to the insolvency of DiaKine, and requested that DiaKine arrange for the return of all confidential material, intellectual property, materials and other records and reports. On August 17, 2010, we delivered an additional notice to DiaKine reiterating the termination of the license agreement due to material breach of the provisions of the license agreement by DiaKine. In addition, Mr. Bianco resigned from the board of directors of DiaKine on August 17, 2010.

On August 24, 2010, we received a letter from Brian C. Purcell, Esq., counsel to DiaKine, alleging that the termination of the license agreement pursuant to the June 17, 2010 and August 17, 2010 letters was invalid and that DiaKine remains in full compliance with the license agreement. On December 20, 2010, we delivered a letter to DiaKine confirming the termination but offering to enter into a new license agreement, on substantially the same terms and conditions as the terminated license agreement, for the exclusive license of Lisofylline material to DiaKine in the event that DiaKine were able to either obtain financing or sell the company within 180 days on terms and conditions acceptable to us. On January 10, 2011, we received an additional letter from Mr. Purcell reiterating DiaKine’s contention that the termination of the license agreement pursuant to our June 17, 2010 and August 17, 2010 letters was invalid.

On February 29, 2012, DiaKine and its shareholders, including us, entered into a Share Exchange Agreement pursuant to which DiaKine was acquired by Islet Sciences, Inc. (“Islet”) on March 14, 2012. In connection with the closing of the acquisition, we (i) converted the note into equity of DiaKine, which was exchanged (along with our other equity interests in DiaKine) at the closing of the acquisition for Series C Preferred Shares of Islet and (ii) rescinded the termination of the license agreement. The Series C Preferred Shares of Islet that we owned automatically converted into common shares of Islet on April 26, 2012.

Corey Masten-Legge, a stepson of Dr. Bianco, is employed as a corporate attorney in our legal department. In 2012, Mr. Masten-Legge received $219,503 in base salary and bonus, approximately $3,293 in 401k Plan matching funds, a grant of 6,000 shares of restricted stock and a grant of stock options for 1,600 shares, with grant-date fair values (based on the assumptions used to value equity awards in our financial reporting) of $36,300 and $6,457, respectively.

Section 16(a) Beneficial Ownership Reporting Compliance of the Exchange Act

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC reports of ownership and reports of changes in ownership of common stock and our other equity securities. Executive officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on review of this information or written representations from reporting persons that no other reports were required, we believe that, during the 2012 fiscal year, all Section 16(a) filing requirements applicable to our executive officers, directors and greater than ten percent beneficial owners complied with Section 16(a).

Other Business

As of the date of this Proxy Statement, we know of no other business that will be presented for action at the Annual Meeting.

Where You Can Find Additional Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549, U.S.A. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov, from which interested persons can electronically access our SEC filings.

The SEC allows us to “incorporate by reference” certain information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Proxy Statement, and information that we file later with the SEC will automatically update and supersede previously filed information, including information contained in this document. We are incorporating by reference the following, which include the information required by Item 13(a) of Schedule 14A:

•

sections of our Annual Report on Form 10-K for the year ended December 31, 2012, filed with the SEC on February 28, 2013: “Part II. Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Part II. Item 8—Financial Statements and Supplementary Data,” “Part II. Item 7A—Quantitative and Qualitative Disclosure about Market Risk” and “Part II. Item 9—Changes in and Disagreements with Accountants on Accounting and Financial Disclosure”; and

•

sections of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on May 2, 2013: “Part I. Item 1—Financial Statements,” “Part I. Item 2—Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Part I. Item 3—Quantitative and Qualitative Disclosure about Market Risk.”

In addition, all documents we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and before the date of the Annual Meeting are incorporated by reference into and deemed a part of this Proxy Statement from the date of filing of those documents.

Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of reports, proxy statements or other information concerning us (including the documents incorporated by reference herein) without charge, by written or telephonic request directed to our secretary at 3101 Western Avenue, Suite 600, Seattle, Washington 98121, U.S.A. We undertake to provide required copies by first class mail or other equally prompt means within one business day of receipt of such request. If you would like to request documents, please do so by June 5, 2013, in order to receive them before the Annual Meeting.

By Order of the Board of Directors

Louis A. Bianco Executive Vice President, Finance & Administration

Seattle, Washington

May 13, 2013

APPENDIX A

CELL THERAPEUTICS, INC.

2007 EQUITY INCENTIVE PLAN

Effective as of June 20, 2003 and amended and restated as of April 4, 2013

SECTION 1

BACKGROUND AND PURPOSE

1.1 Background. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units and Cash Awards.

1.2 Purpose of the Plan. The Plan is intended to attract, motivate, and retain (a) employees of the Company and its Affiliates, (b) consultants who provide significant services to the Company and its Affiliates, and (c) directors of the Company who are employees of neither the Company nor any Affiliate. The Plan also is designed to encourage stock ownership by Participants, thereby aligning their interests with those of the Company’s shareholders.

SECTION 2

DEFINITIONS

The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

2.1 “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.2 “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

2.3 “Affiliated SAR” means an SAR that is granted in connection with a related Option, and which automatically will be deemed to be exercised at the same time that the related Option is exercised.

2.4 “Annual Revenue” means the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be excluded or included from the calculation of Annual Revenue with respect to one or more Participants.

2.5 “Award” means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units or Cash Awards.

2.6 “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan.

2.7 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.8 “Cash Award” means the right to receive cash as described in Section 8.

2.9 “Cash Position” means the Company’s level of cash, cash equivalents and securities available-for-sale.

2.10 “Change in Control” means the occurrence of any of the following events:

(a) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d 3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(b) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(c) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(d) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

2.11 “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

2.12 “Committee” means the Board or a committee appointed by the Board (pursuant to Section 3.1) to administer the Plan.

2.13 “Company” means Cell Therapeutics, Inc., a Washington corporation, or any successor thereto. With respect to the definitions of the Performance Goals, the Committee may determine that “Company” means Cell Therapeutics, Inc. and its consolidated subsidiaries.

2.14 “Consultant” means any consultant, independent contractor, or other person who provides significant services to the Company or its Affiliates, but who is neither an Employee nor a Director.

2.15 “Director” means any individual who is a member of the Board of Directors of the Company.

2.16 “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Committee in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Committee from time to time.

2.17 “Earnings Per Share” means as to any Fiscal Year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

2.18 “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan.

2.19 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option.

2.20 “Fair Market Value” means the last quoted per share selling price for Shares on The NASDAQ Capital Market on the relevant date, or if there were no sales on such date, the closing bid on the relevant date. If there are neither bids nor sales on the relevant date, then the Fair Market Value shall mean the arithmetic mean of the highest and lowest quoted selling prices on the last market trading day before the relevant date, as determined by the Committee. In any instance where the relevant date falls on a weekend day, a date The NASDAQ Capital Market is closed for trading or any other non-trading day, Fair Market Value shall mean the last quoted per share selling price on the last market trading day before the relevant date. If there are neither bids nor sales on the last market trading day before the relevant date, then the Fair Market Value shall mean the arithmetic mean of the highest and lowest quoted selling prices on the most recent market trading day before the relevant date. Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, Fair Market Value shall be determined by the Committee (or its delegate) in accordance with uniform and nondiscriminatory standards adopted by it from time to time. If Shares are not traded on any established stock exchange or quoted on a national market system and are not quoted by a recognized securities dealer, the Committee (following guidelines established by the Board or Committee) will determine Fair Market Value in good faith.

2.21 “Fiscal Year” means the fiscal year of the Company.

2.22 “Freestanding SAR” means a SAR that is granted independently of any Option.

2.23 “Grant Date” means, with respect to an Award, the date that the Award was granted.

2.24 “Incentive Stock Option” means an Option to purchase Shares which is designated as an Incentive Stock Option and is intended to meet the requirements of Section 422 of the Code.

2.25 “Individual Objectives” means as to a Participant, the objective and measurable goals set by a “management by objectives” process and approved by the Committee (in its discretion).

2.26 “Misconduct” means, at any time within (a) the term of an Option granted hereunder, (b) within one (1) year after a Participant’s Termination of Service, or (c) within one (1) year after exercise of any portion of an Option granted hereunder, whichever is the latest, the commission of any act in competition with any activity of the Company (or any Affiliate) or any act contrary or harmful to the interests of the Company (or any Affiliate), including, but not limited to: (a) conviction of a felony or crime involving moral turpitude or dishonesty, (b) violation of Company (or any Affiliate) policies, (c) accepting employment with or serving as a consultant, advisor or in any other capacity to an entity that is in competition with or acting against the interests of the Company (or any Affiliate), including employing or recruiting any present, former or future employee of the Company (or any Affiliate), (d) misuse of any trade or business secrets or confidential, secret, privileged, or non-public information relating to the Company’s (or any Affiliate’s) business or breach of the Company’s Confidentiality Agreement, or (e) participating in a hostile takeover attempt of the Company. The foregoing definition shall not be deemed to be inclusive of all acts or omissions that the Company (or any Affiliate) may consider as Misconduct for purposes of the Plan.

2.27 “Net Income” means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles, provided that prior to the Fiscal Year, the Committee shall determine whether any significant item(s) shall be included or excluded from the calculation of Net Income with respect to one or more Participants.

2.28 “Nonemployee Director” means a Director who is an employee of neither the Company nor of any Affiliate.

2.29 “Nonqualified Stock Option” means an option to purchase Shares which is not intended to be an Incentive Stock Option.

2.30 “Operating Cash Flow” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

2.31 “Operating Income” means the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

2.32 “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.33 “Participant” means an Employee, Consultant, or Nonemployee Director who has an outstanding Award.

2.34 “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: Annual Revenue, Cash Position, Earnings Per Share, Individual Objectives, Net Income, Operating Cash Flow, Operating Income, Regulatory Approval, Return on Assets, Return on Equity, Return on Sales, Stock Price and Total Shareholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award.

2.35 “Period of Restriction” means the period during which the transfer of Restricted Stock is subject to restrictions and therefore, the Shares subject to the Restricted Stock grant are subject to a substantial risk of forfeiture. With respect to Restricted Stock granted pursuant to Section 7, such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Committee, in its discretion.

2.36 “Plan” means the Cell Therapeutics, Inc. 2007 Equity Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

2.37 “Regulatory Approval” means the approval, or recommendation to approve, of regulatory agencies in the United States or Europe for such drug candidates as specified by the Plan Administrator for purposes of the Award.

2.38 “Restricted Stock” means an Award granted to a Participant pursuant to Section 7.

2.39 “Restricted Stock Units” means a bookkeeping entry representing an amount equivalent to the Fair Market Value of one Share (or a fraction or multiple of such value), payable in cash, property or Shares. Restricted Stock Units represent an unfunded and unsecured obligation of the Company, except as otherwise provided for by the Committee. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify such vesting, payment and other terms and conditions as the Committee, in its sole discretion, shall determine.

2.40 “Return on Assets” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

2.41 “Return on Equity” means the percentage equal to the Company’s Net Income divided by average shareholder’s equity, determined in accordance with generally accepted accounting principles.

2.42 “Return on Sales” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

2.43 “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.

2.44 “Section 16 Person” means a person who, with respect to the Shares, is subject to Section 16 of the 1934 Act.

2.45 “Shares” means the shares of common stock of the Company.

2.46 “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 6 is designated as an SAR.

2.47 “Stock Price” means the stock price or market value of a share of the Company’s common stock and any amount determined by reference to such stock price or market value.

2.48 “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.49 “Tandem SAR” means an SAR that is granted in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase an equal number of Shares under the related Option (and when a Share is purchased under the Option, the SAR shall be canceled to the same extent).

2.50 “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or an Affiliate; and (c) in the case of a Nonemployee Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability or non-reelection to the Board.

2.51 “Total Shareholder Return” means the total return (change in share price plus reinvestment of any dividends) of a Share.

SECTION 3

ADMINISTRATION

3.1 The Committee. The Plan shall be administered by the Committee. If the Committee is not the Board then the Committee shall consist of not less than two (2) Directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. If the Committee is not the Board, then the Committee shall be comprised solely of Directors who both are (a) “non-employee directors” under Rule 16b-3, and (b) “outside directors” under Section 162(m) of the Code.

3.2 Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees, Consultants and Directors shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate to permit participation in the Plan by Employees and Directors who are foreign nationals or employed outside of the United States, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules.

3.3 Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate (a) all or any part of its authority and powers under the Plan to one or more Directors, and (b) more limited authority and powers under the Plan to one or more officers of the Company; provided, however, that the Committee may not delegate its authority and powers (a) with respect to Section 16 Persons, or (b) in any way which would jeopardize the Plan’s qualification under Section 162(m) of the Code or Rule 16b-3.

3.4 Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

SECTION 4

SHARES SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for issuance under the Plan shall not exceed 21,522,0361 Shares. Shares issued under the Plan may be either authorized but unissued Shares or treasury Shares. In addition, (a) the maximum number of Shares subject to those Options and SARs that are granted during any calendar year to any individual under this Plan shall be 2,700,000 Shares and (b) the maximum number of Shares which may be subject to Awards (other than Options and SARs) intended to qualify as “performance-based compensation” under Section 162(m) of the Code (including Awards payable in Shares and Awards payable in cash where the amount of cash payable upon or following vesting of the Award is determined with reference to the Fair Market Value of a Share at such time) that are granted to any one individual in any one calendar year shall be 2,700,000 Shares.

4.2 Awards Settled in Cash, Reissue of Awards and Shares. If an Award is settled in cash, or is cancelled, terminates, expires, or lapses for any reason (with the exception of the termination of a Tandem SAR upon exercise of the related Option, or the termination of a related Option upon exercise of the corresponding Tandem SAR), any Shares subject to such Award again shall be available for subsequent Awards under the Plan. Shares that are exchanged by a Participant or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any Shares exchanged by a Participant or withheld by the Company or one of its Affiliates to satisfy the tax withholding obligations related to any Award, shall not be available for subsequent Awards under the Plan. To the extent that Shares are delivered pursuant to the exercise of a SAR or Option granted under the Plan, the number of underlying Shares as to which the exercise related shall be counted against the applicable share limits under Section 4.1, as opposed to only counting the Shares issued. (For purposes of clarity, if a SAR relates to 100,000 Shares and is exercised at a time when the payment due to the Participant is 15,000 Shares, 100,000 Shares shall be charged against the applicable Share limits under Section 4.1 with respect to such exercise.)

4.3 Adjustments in Awards and Authorized Shares. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs such that an adjustment is determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall in such manner as it may deem equitable, (a) adjust the number and class of Shares (or other securities) that may be delivered under the Plan under Section 4.1, and the number, class, and price of Shares (or other securities) subject to outstanding Awards or (b) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding Awards or the cash,

[1]	The current aggregate Share limit for the Plan is 9,522,036 Shares. Shareholders are being asked to approve an amendment to the Plan that would increase this aggregate Share limit by an additional 12,000,000 Shares (so that the new aggregate Share limit for the Plan would be 21,522,036 Shares).

securities or property deliverable to the holder of any or all outstanding Awards, based upon the distribution or consideration payable to holders of the Shares upon or in respect of such event. The specific adjustments shall be determined by the Committee. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.

SECTION 5

STOCK OPTIONS

5.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees, Consultants and Directors at any time and from time to time as determined by the Committee in its sole discretion. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof, and the Committee, in its sole discretion, shall determine the number of Shares subject to each Option.

5.2 Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares to which the Option pertains, any conditions to exercise the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

5.3 Exercise Price. Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.

5.3.1 Nonqualified Stock Options. In the case of a Nonqualified Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

5.3.2 Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.

5.3.3 Substitute Options. Notwithstanding the provisions of Sections 5.3.1 and 5.3.2, in the event that the Company or an Affiliate consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Directors or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an exercise price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date.

5.4 Expiration of Options.

5.4.1 Expiration Dates. Each Option shall terminate no later than the first to occur of the following events:

(a) The date for termination of the Option set forth in the written Award Agreement, or

(b) If no date for the termination of the Option is set forth in the written Award Agreement (other than reference to Section 5.4.1(c)), (a) the expiration of twelve (12) months from the date of the Participant’s Termination of Service if such Termination of Service is a result of death or Disability, or (b) three (3) months from the date of the Participant’s Termination of Service for any other reason; or

(c) The expiration of ten (10) years from the Grant Date.

5.4.2 Committee Discretion. Subject to the limits of Section 5.4.1, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options).

5.5 Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion. After an Option is granted, the Committee, in its sole discretion, may accelerate the exercisability of the Option.

5.6 Payment. Options shall be exercised by the Participant’s delivery of a written notice of exercise to the Secretary of the Company (or its designee), setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares, including satisfaction of any applicable withholding taxes.

Upon the exercise of any Option, the Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price (such previously acquired Shares must have been held for the requisite period necessary to avoid a charge to the Company’s earnings for the financial reporting purposes, unless otherwise determined by the Committee), or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan.

As soon as practicable after receipt of a written notification of exercise and full payment for the Shares purchased, including satisfaction of any applicable withholding taxes, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares.

5.7 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.

5.8 Certain Additional Provisions for Incentive Stock Options.

5.8.1 Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000. To the extent that the aggregate Fair Market Value exceeds such $100,000 limit, such options shall be treated as nonqualified stock options. In reducing the number of options treated as Incentive Stock Options to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which Shares are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

5.8.2 Termination of Service. No Incentive Stock Option may be exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and/or (b) the Award Agreement or the Committee permits later exercise. No Incentive Stock Option may be exercised more than one (1) year after the Participant’s Termination of Service on account of death or Disability, unless the Award Agreement or the Committee permit later exercise. Notwithstanding the foregoing, to the extent that the post-termination exercise period exceeds the limitations under Section 422 of the Code, the Option will cease to be treated as an Incentive Stock Option and shall be treated as a Nonqualified Stock Option at such time that the applicable time limit is exceeded.

5.8.3 Company and Subsidiaries Only. Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.

5.8.4 Expiration; Other Terms. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date. There shall be imposed in any Award Agreement relating to Incentive Stock Options such other terms and conditions as from time to time are required in order that the option be an “incentive stock option” as that term is defined in Section 422 of the Code.

SECTION 6

STOCK APPRECIATION RIGHTS

6.1 Grant of SARs. Subject to the terms and conditions of the Plan, an SAR may be granted to Employees, Directors and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion. The Committee may grant Affiliated SARs, Freestanding SARs, Tandem SARs, or any combination thereof.

6.1.1 Number of Shares. The Committee shall have complete discretion to determine the number of SARs granted to any Participant.

6.1.2 Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. However, the exercise price of a Freestanding SAR shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. The exercise price of Tandem or Affiliated SARs shall equal the Exercise Price of the related Option.

6.2 Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. With respect to a Tandem SAR granted in connection with an Incentive Stock Option: (a) the Tandem SAR shall expire no later than the expiration of the underlying Incentive Stock Option; (b) the value of the payout with respect to the Tandem SAR shall be for no more than one hundred percent (100%) of the difference between the Exercise Price of the underlying Incentive Stock Option and the Fair Market Value of the Shares subject to the underlying Incentive Stock Option at the time the Tandem SAR is exercised; and (c) the Tandem SAR shall be exercisable only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

6.3 Exercise of Affiliated SARs. An Affiliated SAR shall be deemed to be exercised upon the exercise of the related Option. The deemed exercise of an Affiliated SAR shall not necessitate a reduction in the number of Shares subject to the related Option.

6.4 Exercise of Freestanding SARs. Freestanding SARs shall be exercisable on such terms and conditions as the Committee, in its sole discretion, shall determine.

6.5 SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine.

6.6 Expiration of SARs. An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARs.

6.7 Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(b) The number of Shares with respect to which the SAR is exercised.

6.8 At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

SECTION 7

RESTRICTED STOCK

7.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Stock to Employees, Directors and Consultants in such amounts as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion shall determine the number of Shares to be granted to each Participant.

7.2 Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the number of Shares granted, purchase price, if any, and such other terms and conditions as the Committee, in its sole discretion, shall determine. Unless the Committee determines otherwise, Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Restricted Stock have lapsed.

7.3 Transferability. Except as provided in this Section 7, Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

7.4 Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4.

7.4.1 General Restrictions. The Committee may set restrictions based upon the achievement of specific performance objectives (Company-wide, divisional, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion.

7.4.2 Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Committee, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals must be established and approved by the Committee during the first 90 days of the performance period (and, in the case of performance periods of less than one year, in no event after 25% or more of the performance period has elapsed) and while performance relating to such target(s) remains substantially uncertain within the meaning of Section 162(m) of the Code. Performance Goals shall be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Committee provides otherwise at the time of establishing the targets. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Committee shall follow such procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals and certifying that the Performance Goals were satisfied). In addition, the Committee will have the discretion to determine the restrictions or other limitations of the individual awards granted under this Section 7.4.2 including the authority to reduce or eliminate Awards, in its sole discretion, if the Committee preserves such authority at the time of grant by language to this effect in its authorizing resolutions or otherwise.

7.4.3 Legend on Certificates. The Committee, in its discretion, may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

7.5 Dividends and Other Distributions. During the Period of Restriction, Participants holding Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were paid. In addition, any dividends as to the unvested portion of a Restricted Stock award that is subject to performance-based vesting requirements (or any dividend equivalents as to the unvested portion of a Restricted Stock Unit award that is subject to performance-based vesting requirements) will be subject to termination and forfeiture to the same extent as the corresponding portion of the Award to which they relate.

7.6 Voting Rights. During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.

7.7 Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under the Plan.

SECTION 8

CASH AWARDS

Cash Awards may be granted either alone, in addition to, or in tandem with other Awards granted under the Plan. After the Administrator determines that it will offer a Cash Award, it shall advise the Participant, by means of an Award Agreement, of the terms, conditions and restrictions related to the Cash Award. The grant or vesting of a Cash Award may be made contingent on the achievement of Performance Goals in accordance with the terms of Section 7.4.2.

SECTION 9

MISCELLANEOUS

9.1 Change in Control.

9.1.1 Generally. In the event of a Change in Control, and except as the Committee (as constituted immediately prior to such Change in Control) may otherwise determine in its sole discretion, (i) all Awards granted hereunder shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable; and (ii) all restrictions and conditions on any Award then outstanding shall lapse as of the date of the Change in Control.

9.1.2 Options and SARs. Notwithstanding Section 9.1.1, the Committee may provide for Options and SARs to be assumed or an equivalent option or right substituted by the successor corporation or a parent or Subsidiary of the successor corporation. In such case:

(a) Options and SARs, to the extent assumed or substituted, shall not become fully exercisable as of the date of the Change in Control. However, in the event that the successor corporation refuses to assume or substitute for the Option or SAR, then the Options and SARs held by such Participant shall become one hundred percent (100%) exercisable. If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change in Control, the Company shall notify the Participant in writing or electronically that the Option or SAR shall be fully vested and exercisable (subject to the consummation of the Change in Control) for a period of fifteen (15) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period.

(b) For the purposes of this Section 9.1.2, the Option or SAR shall be considered assumed if, following the Change in Control, the option or right confers the right to purchase or receive, for each Share subject to the Option or SAR immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its parent, the Committee or the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share subject to the Option or SAR, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares in the Change in Control, as determined on the date of the Change in Control.

(c) With respect to Options and SARs that are assumed or substituted for, if within twelve (12) months following the Change in Control the Participant incurs a Termination of Service due to involuntary termination by the successor corporation or one of its affiliates for a reason other than Misconduct, then the Options and SARs held by such Participant shall become one hundred percent (100%) exercisable.

9.1.3 Restricted Stock. Notwithstanding Section 9.1.1, the Committee may provide for any vesting conditions or Company repurchase or reacquisition right with respect to outstanding Restricted Stock held by the Participant to be assigned to the successor corporation or a parent or Subsidiary of the successor corporation. In such case:

(a) All vesting conditions and Company repurchase or reacquisition rights with respect to outstanding Restricted Stock held by the Participant, to the extent so assigned, shall not lapse as of the date of the Change in Control. However, in the event that the successor corporation or a parent or Subsidiary of the successor corporation refuses to accept the assignment of any such vesting conditions or Company repurchase or reacquisition right, any such vesting conditions and Company repurchase or reacquisition right will lapse and the Participant will become one hundred percent (100%) vested in such Restricted Stock immediately prior to the Change in Control.

(b) If the vesting conditions and Company repurchase or reacquisition right with respect to Restricted Stock is assigned to the successor corporation and, within twelve (12) months following the Change in Control, the Participant incurs a Termination of Service due to involuntary termination by the successor corporation or one of its affiliates for a reason other than Misconduct, then such Participant’s Restricted Stock (or the property for which the Restricted Stock was converted upon the Change in Control) will immediately vest and any Company repurchase or reacquisition right will lapse and the Participant will become one hundred percent (100%) vested in such Restricted Stock (or the property for which the Restricted Stock was converted upon the Change in Control).

9.1.4 Cash Awards. Notwithstanding Section 9.1.1, the Committee may provide for Cash Awards to be assumed or an equivalent cash award substituted by the successor corporation or a parent or Subsidiary of the successor corporation. In such case:

(a) All Company restrictions with respect to outstanding Cash Awards held by the Participant, to the extent so assigned, shall not lapse as of the date of the Change in Control. However, in the event that the successor corporation or a parent or Subsidiary of the successor corporation refuses to accept the assignment of any such Company restrictions, such Company restrictions will lapse and the Participant will become one hundred percent (100%) vested in such Cash Awards immediately prior to the Change in Control.

(b) If the Company restrictions with respect to a Cash Award are assigned to the successor corporation and, within twelve (12) months following the Change in Control, the Participant incurs a Termination of Service due to involuntary termination by the successor corporation or one of its affiliates for a reason other than Misconduct, then such Participant’s Cash Awards will immediately have any Company restrictions lapse and the Participant will become one hundred percent (100%) vested in such Cash Award.

9.2 Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion, including rules and procedures that comply with Code Section 409A and the Guidance (as defined below).

9.3 No Effect on Employment or Service. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only.

9.4 Participation. No Employee or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

9.5 Limitations on Awards. Subject to the provisions of this Section 9.5, no Participant may be granted Cash Awards intended to qualify as “qualified performance-based compensation” under Code Section 162(m) in any one fiscal year in an aggregate amount of more than $650,000, considered without regard to any Options, SARs or Restricted Stock that may have been granted or awarded to such Participant during the applicable fiscal year. Nothing in this Section 9.5 shall prevent the Committee from making any type of Award authorized for grant under the Plan outside of the Plan. In addition, nothing in this Section 9.5 shall prevent the Committee from granting Awards under the Plan that are not intended to qualify as “qualified performance-based compensation” under Code Section 162(m).

9.6 Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Second Amended and Restated Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

9.7 Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

9.8 Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.

9.9 Limited Transferability of Awards. Subject to Section 7.3, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 9.8. All rights with respect to an Award granted to a Participant shall be available during his or her lifetime only to the Participant. Notwithstanding the foregoing, the Participant may, in a manner specified by the Committee, (a) transfer a Nonqualified Stock Option to a Participant’s spouse, former spouse or dependent pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights, and (b) transfer a Nonqualified Stock Option by bona fide gift and not for any consideration, to (i) a member or members of the Participant’s immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant’s immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant’s immediate family, or (iv) a foundation in which the Participant and/or member(s) of the Participant’s immediate family control the management of the foundation’s assets.

9.10 No Rights as Shareholder. Except to the limited extent provided in Sections 7.6 and 7.7 no Participant (nor any beneficiary) shall have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).

9.11 Tax Matters. Notwithstanding anything to the contrary contained herein, to the extent that the Committee determines that any Award granted under the Plan is subject to Code Section 409A and unless otherwise specified in the applicable Award Agreement, the Award Agreement evidencing such Award shall incorporate the terms and conditions necessary for such Award to avoid the consequences described in Code Section 409A(a)(1), and to the maximum extent permitted under applicable law (and unless otherwise stated in the applicable Award Agreement), the Plan and the Award Agreements shall be interpreted in a manner that results in their conforming to the requirements of Code Section 409A(a)(2), (3) and (4) and any Department of Treasury or Internal Revenue Service regulations or other interpretive guidance issued under Section 409A (whenever issued, the “Guidance”).

SECTION 10

AMENDMENT, TERMINATION, AND DURATION

10.1 Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award already granted to such Participant; provided that such consent shall not be required if the Board determines, in its sole and absolute discretion, that the amendment, suspension or termination: (a) is required or advisable in order for the Company, the Plan or the Award to satisfy applicable law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any transaction or event described in Section 9.1, is in the best interests of the Company or its shareholders. The Board may, but need not, take the tax or accounting consequences to affected Participants into consideration in acting under the preceding sentence. No Award may be granted during any period of suspension or after termination of the Plan. The Company shall obtain shareholder approval if necessary or desirable to comply with applicable laws, rules and regulations, including of any governmental agencies and national securities exchanges. Decisions of the Board shall be final, binding and conclusive. For Awards to continue to be eligible to qualify as “performance-based compensation” under Code Section 162(m), the Company’s shareholders must re-approve the material terms of the Performance Goals included in the Plan by the date of the first shareholder meeting that occurs in the fifth year following the year in which the shareholders most recently approved the Plan under Code Section 162(m).

10.2 Duration of the Plan. The Plan shall be effective as of June 20, 2003, and subject to Section 10.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect thereafter. However, no

Incentive Stock Option may be granted under the Plan after ten years from the latest date the Company’s shareholders approve the Plan, including any subsequent amendment or restatement of the Plan approved by the Company’s shareholders.

10.3 Prohibition on Repricing. Notwithstanding the foregoing and except for an adjustment pursuant to Section 4.3 or a repricing approved by shareholders, in no case may the Committee (1) amend an outstanding Option or SAR to reduce the exercise price of the Award, (2) cancel, exchange, or surrender an outstanding Option or SAR in exchange for cash or other Awards for the purpose of repricing the Award, or (3) cancel, exchange, or surrender an outstanding Option or SAR in exchange for an option or SAR with an exercise that is less than the exercise of the original Award.

SECTION 11

TAX WITHHOLDING

11.1 Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

11.2 Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (a) electing to have the Company withhold otherwise deliverable Shares, or (b) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum amount required to be withheld. If the Committee permits Award Shares to be withheld from the Award to satisfy applicable withholding obligations, the Fair Market Value of the Award Shares withheld, as determined as of the date of withholding, shall not exceed the amount determined by the applicable minimum statutory withholding rates to the extent the Committee determines such limit is necessary or advisable in light of generally accepted accounting principles.

11.3 Liability for Applicable Taxes. Regardless of any action the Company or the Participant’s employer (the “Employer”) takes with respect to any or all income tax, social security, payroll tax, payment on account, other tax-related withholding or information reporting (“Tax-Related Items”), the Participant acknowledges and agrees that the ultimate liability for all Tax-Related Items legally due by Participant is and remains the Participant’s responsibility and that the Company and or the Employer (a) make no representations nor undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of an Award; and (b) do not commit to structure the terms or any aspect of any Award granted hereunder to reduce or eliminate the Participant’s liability for Tax-Related Items. The Participant shall pay the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to deliver any benefit under the Plan if the Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

SECTION 12

LEGAL CONSTRUCTION

12.1 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

12.2 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

12.3 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

12.4 Securities Law Compliance. With respect to Section 16 Persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b 3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

12.5 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Washington.

12.6 Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

[PROXY CARD (face)]

Cell Therapeutics, Inc.

Annual Meeting of the Shareholders

June 26, 2013

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned shareholder(s) hereby appoint(s) James A. Bianco, M.D. and Phillip M. Nudelman, Ph.D., or either of them, as proxies, with full power of substitution, to represent and vote for, and on behalf of, the shareholder(s), the number of shares of common stock of Cell Therapeutics, Inc. that the shareholder(s) would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on June 26, 2013, or at any adjournment or postponement thereof (the “2013 Annual Meeting”).

This proxy, when properly executed, will be voted in the manner directed herein by the shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL ITEMS, and, in the proxies’ discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

The shareholder(s) direct(s) that this proxy be voted as follows:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The Board of Directors recommends you vote FOR the following:

(1)	Election of three Class I directors to our Board, each to serve until the 2016 Annual Meeting: 01) John H. Bauer, 02) Phillip M. Nudelman, Ph.D. and 03) Reed V. Tuckson, M.D.	FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below:

The Board of Directors recommends you vote FOR the following proposals:

(2)	Approval of an amendment to our amended and restated articles of incorporation to increase the total number of authorized shares from 150,333,333 to 215,333,333 and the total number of authorized shares of common stock from 150,000,000 to 215,000,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)	Approval of an amendment to our 2007 Equity Incentive Plan, as amended and restated (the “2007 Equity Plan”), to increase the number of shares available for issuance under the 2007 Equity Plan by 12,000,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4)	Ratification of the selection of Marcum LLP as our independent auditors for the year ending December 31, 2013.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(5)	Approval of the adjournment of the 2013 Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the 2013 Annual Meeting to adopt any of Proposals 1 through 4.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Transact such other business as may properly come before the 2013 Annual Meeting and all adjournments and postponements thereof.

Please sign exactly as your name(s) appear(s) on the stock certificate(s). When shares are held jointly, each person must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.

SIGNATURE (PLEASE SIGN WITHIN BOX)                      DATE

SIGNATURE (JOINT OWNERS)                      DATE

CELL THERAPEUTICS, INC.

3101 WESTERN AVENUE

SUITE 600

SEATTLE, WA 98121

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: Our Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

[ITALIAN PROXY CARD]

DELEGA DI VOTO

Cell Therapeutics, Inc.

Assemblea Annuale degli Azionisti

26 giugno 2013

La presente delega è proposta per conto del Consiglio di Amministrazione

L’/Gli azionista/i il/i cui nominativo/i compare/compaiono sull’allegata certificazione di partecipazione al sistema di gestione accentrata di Monte Titoli S.p.A., rilasciata dall’intermediario ai sensi degli articoli 21 e ss. del Regolamento adottato dalla Banca d’Italia e dalla Consob in data 22 febbraio 2008, delega/delegano con la presente James A. Bianco, M.D. e Phillip M. Nudelman, Ph.D., e ciascuno con il potere di nominare propri sostituti, a rappresentarlo/li nell’Assemblea Annuale degli Azionisti di Cell Therapeutics Inc. che si terrà il 26 giugno 2013 ed in ogni successiva convocazione o rinvio della stessa, nonché ad esercitare i diritti di voto connessi alle azioni ordinarie di Cell Therapeutics, Inc. rispetto alle quali il/i sottoscritto/i avrebbe/avrebbero il potere di votare qualora fosse/fossero personalmente presente/i nell’Assemblea Annuale.

La presente delega, debitamente sottoscritta ed inviata congiuntamente alla certificazione rilasciata dall’intermediario ai sensi degli articoli 21 e ss. del Regolamento adottato dalla Banca d’Italia e dalla Consob in data 22 febbraio 2008, conferisce il potere di votare conformemente alle seguenti istruzioni ricevute dal/i socio/i. NEL CASO IN CUI NON SIA CONTENUTA ALCUNA ISTRUZIONE, LA PRESENTE DELEGA CONFERISCE IL POTERE DI VOTARE “A FAVORE” DI TUTTE LE PROPOSTE e, a discrezione dei soggetti delegati, in ogni altra materia che dovesse essere propriamente presentata in Assemblea o in ogni successiva convocazione o rinvio della stessa.

L’/Gli Azionista/i fornisce/forniscono le seguenti istruzioni di voto:

LA PRESENTE DELEGA DI VOTO È VALIDA UNICAMENTE SE SOTTOSCRITTA E DATATA

Il Consiglio di Amministrazione raccomanda di votare A FAVORE DI TUTTI relativamente alla seguente proposta:

(1)	Nomina di tre amministratori di Classe I per il Consiglio di Amministrazione della Società, ognuno dei quali rimarrà in carica fino all’Assemblea Annuale del 2016: 01) John H. Bauer, 02) Phillip M. Nudelman, Ph.D. e 03) Reed V. Tuckson, M.D.	A FAVORE DI TUTTI ☐	NEGO LA DELEGA PER TUTTI ☐	A FAVORE DI TUTTI ECCETTO ☐
Al fine di negare il conferimento della delega di voto in relazione ad uno o più candidati, si prega di segnare “A favore di tutti eccetto” e indicare il/i numero/i del/i candidato/i sulla linea sottostante:

Il Consiglio di Amministrazione raccomanda di votare A FAVORE relativamente alle seguenti proposte:

(2)	Approvazione di una modifica dell’Atto Costitutivo della Società, come modificato e riconfermato, al fine di aumentare il numero totale delle azioni autorizzate (authorized shares) da 150.333.333 a 215.333.333 e di aumentare il numero totale delle azioni autorizzate ordinarie (authorized shares of common stock) da 150.000.000 a 215.000.000.	A FAVORE ☐	CONTRO ☐	ASTENUTO ☐

(3)	Approvazione di una modifica al Piano di Incentivo Azionario 2007 della Società, come modificato e riconfermato (il “Piano Azionario 2007”), al fine di aumentare di 12.000.000 il numero di azioni emettibili ai sensi di tale Piano Azionario 2007.	A FAVORE ☐	CONTRO ☐	ASTENUTO ☐

(4)	Ratifica della nomina di Marcum LLP quale società di revisione indipendente della Società per l’esercizio che si concluderà il 31 dicembre 2013.	A FAVORE ☐	CONTRO ☐	ASTENUTO ☐

(5)	Approvazione dell’aggiornamento dell’Assemblea Annuale 2013, se necessario o appropriato, al fine di sollecitare ulteriori deleghe qualora vi siano voti insufficienti nel momento in cui l’Assemblea Annuale 2013 sia chiamata a deliberare su alcuna delle Proposte da 1 a 4.	A FAVORE ☐	CONTRO ☐	ASTENUTO ☐

Trattazione di qualsiasi altra questione che possa validamente essere proposta all’esame dell’Assemblea Annuale 2013 e in occasione di tutti i relativi aggiornamenti e rinvii.

ISTRUZIONI DI VOTO

(a)	Firmare e datare la presente delega nell’apposito spazio qui sotto.

(b)	Trasmettere SIA la delega firmata SIA la certificazione rilasciata dall’intermediario ai sensi degli articoli 21 e ss. del Regolamento adottato dalla Banca d’Italia e dalla Consob in data 22 febbraio 2008 (o una copia integrale della stessa) al seguente indirizzo, o per posta o via fax:

Cell Therapeutics, Inc.

Attn: Corporate Secretary

3101 Western Ave., Suite 600

Seattle, WA 98121

FAX: +1 (206) 284-6206

(c)	È NECESSARIO allegare alla presente delega la certificazione rilasciata dall’intermediario ai sensi degli articoli 21 e ss. del Regolamento adottato dalla Banca d’Italia e dalla Consob in data 22 febbraio 2008 (o una copia integrale della stessa) perché il proprio voto venga computato.

(d)	Scadenza: la delega dovrà essere ricevuta al suddetto indirizzo (per posta o per fax) non più tardi del 25 giugno 2013. Qualora provvediate all’invio della documentazione per posta successivamente al 18 giugno 2013, si consiglia vivamente di inviare la stessa anche via fax al suddetto numero.

Tutte le altre deleghe di voto precedentemente conferite dal sottoscritto in relazione alle azioni ordinarie di Cell Therapeutics, Inc., in base alle quali il sottoscritto avrebbe il potere di votare nell’Assemblea Annuale o in ogni sua ulteriore convocazione o rinvio sono espressamente revocate.

Siete pregati di sottoscrivere la presente delega in modo leggibile, indicando il Vostro nominativo, corrispondente a quello riportato nella certificazione rilasciata dall’intermediario ai sensi degli articoli 21 e ss. del Regolamento adottato dalla Banca d’Italia e dalla Consob in data 22 febbraio 2008. Qualora l’azione sia cointestata, ciascuno dei cointestatari dovrà sottoscrivere la presente delega. Se si sottoscrive in qualità di procuratore, esecutore, curatore, fiduciario o tutore occorre specificare tale titolo. Le società di capitali, società di persone e associazioni sottoscrivono tramite un legale rappresentante che dovrà indicare tale titolo.

FIRMA (si prega di firmare nell’apposito spazio)                      DATA

FIRMA (COINTESTATARI)                      DATA                      ]

[ITALIAN PROXY CARD (English translation)]

Cell Therapeutics, Inc.

Annual Meeting of the Shareholders

June 26, 2013

This Proxy is Solicited on Behalf of the Board of Directors

The shareholder(s) whose name(s) appear(s) on the enclosed certifications(s) of participation in the Central Depository System of Monte Titoli S.p.A., issued by authorized intermediaries pursuant to Section 21 (and the following sections) of the Regulation enacted by the Bank of Italy and CONSOB on February 22, 2008, hereby appoint(s) James A. Bianco, M.D. and Phillip M. Nudelman, Ph.D., and each of them, as proxies, with full power of substitution, to represent and vote for, and on behalf of, the shareholder(s), the number of shares of common stock of Cell Therapeutics, Inc. that the shareholder(s) would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on June 26, 2013, or at any adjournment or postponement thereof.

This proxy, when properly executed and submitted together with your certification issued by the authorized intermediaries pursuant to Section 21 (and the following sections) of the Regulation enacted by the Bank of Italy and CONSOB on February 22, 2008, will be voted in the manner directed herein by the shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ALL ITEMS and, in the proxies’ discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

The shareholder(s) direct(s) that this proxy be voted as follows:

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The Board of Directors recommends you vote FOR the following:

(1)	Election of three Class I directors to the Company’s Board, each to serve until the 2016 Annual Meeting: 01) John H. Bauer, 02) Phillip M. Nudelman, Ph.D. and 03) Reed V. Tuckson, M.D.	FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below:

The Board of Directors recommends you vote FOR the following proposals:

(2)	Approval of an amendment to the Company’s amended and restated articles of incorporation to increase the total number of authorized shares from 150,333,333 to 215,333,333 and the total number of authorized shares of common stock from 150,000,000 to 215,000,000.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)	Approval of an amendment to the Company’s 2007 Equity Incentive Plan, as amended and restated (the “2007 Equity Plan”), to increase the number of shares available for issuance under the 2007 Equity Plan by 12,000,000 shares.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(4)	Ratification of the selection of Marcum LLP as the Company’s independent auditors for the year ending December 31, 2013.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(5)	Approval of the adjournment of the 2013 Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the 2013 Annual Meeting to adopt any of Proposals 1 through 4.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Transact such other business as may properly come before the 2013 Annual Meeting and all adjournments and postponements thereof.

VOTING INSTRUCTIONS

(a)	Please sign and date this card in the space provided below.

(b)	Please submit BOTH this signed proxy card AND the certification issued by the authorized intermediaries pursuant to Section 21 (and the following sections) of the Regulation enacted by the Bank of Italy and CONSOB on February 22, 2008 (or a complete copy) to the following address either by mail or by fax:

Cell Therapeutics, Inc.

Attn: Corporate Secretary

3101 Western Ave., Suite 600

Seattle, WA 98121

FAX: 00 +1 (206) 284-6206

(c)	You MUST include the certification issued by the authorized intermediaries pursuant to Section 21 (and the following sections) of the Regulation enacted by the Bank of Italy and CONSOB on February 22, 2008 (or a complete copy) together with this proxy card for your vote to be counted.

(d)	Deadline: Your proxy card must be received at the above address (by mail or fax) no later than June 25, 2013. If you are depositing your vote in the mail after June 18, 2013, we recommend that you also submit the papers by fax to the above number.

All other proxies heretofore given by the undersigned to vote shares of stock of Cell Therapeutics Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting or any adjournment or postponement thereof, are hereby expressly revoked.

Please sign exactly as your name(s) appear(s) on the stock certifications(s) issued by the authorized intermediaries pursuant to Section 21 (and the following sections) of the Regulation enacted by the Bank of Italy and CONSOB on February 22, 2008. When shares are held jointly, each person must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.

SIGNATURE (PLEASE SIGN WITHIN BOX)                  DATE

SIGNATURE (JOINT OWNERS)                  DATE